Exhibit 10.1

Final Execution Copy

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 20, 2012 (this “Amendment”), is by and among MEDIA GENERAL, INC., a Virginia corporation (the “Borrower”), certain Lenders (as defined below) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders party to that certain Second Amended and Restated Credit Agreement, dated February 12, 2010 as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of February 8, 2012 (as further amended, supplemented, and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the lending institutions party thereto (the “Lenders”) and the Administrative Agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower has requested amendments to certain provisions of the Credit Agreement; and

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to (a) amendments to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment, and (b) a limited waiver of certain provisions of the Credit Agreement, in each case subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

§1. Amendments to Credit Agreement. The Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Annex I.

§2. Amendment to Exhibit A to Credit Agreement. Exhibit A to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Exhibit A to Annex II.

§3. Amendment to Exhibit E to Credit Agreement. Exhibit E to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Exhibit E to Annex II.

§4. Intentionally Omitted.

§5. Amendment to Schedule 10.02 to Credit Agreement. Schedule 10.02 to the Credit Agreement is hereby amended in its entirety and replaced with the document attached hereto as Schedule 10.02 to Annex II.

§6. Amendment to Add a New Schedule 6.23 to Credit Agreement. A new Schedule 6.23 to the Credit Agreement is hereby added in the form attached hereto as Schedule 6.23 to Annex II.

§7. Amendment to Add a New Exhibit I to Credit Agreement. A new Exhibit I to the Credit Agreement is hereby added in the form attached hereto as Exhibit I to Annex II.

§8. Amendment to Add a New Exhibit J-1 to Credit Agreement. A new Exhibit J-1 to the Credit Agreement is hereby added in the form attached hereto as Exhibit J-1 to Annex II.

§9. Amendment to Add a New Exhibit J-2 to Credit Agreement. A new Exhibit J-2 to the Credit Agreement is hereby added in the form attached hereto as Exhibit J-2 to Annex II.

§10. Amendment to Add a New Exhibit J-3 to Credit Agreement. A new Exhibit J-3 to the Credit Agreement is hereby added in the form attached hereto as Exhibit J-3 to Annex II.

§11. Amendment to Add a New Exhibit J-4 to Credit Agreement. A new Exhibit J-4 to the Credit Agreement is hereby added in the form attached hereto as Exhibit J-4 to Annex II.

§12. Limited Waiver. Subject to the conditions of effectiveness set forth in §13 hereof, the Administrative Agent and the Lenders hereby agree, on a one-time only basis, to waive (a) each Default or Event of Default arising from (i) the non-disclosure of the COLI Policies on the schedules to the Security Agreement prior to the First Amendment Effective Date, (ii) the non-disclosure of the existence of the COLI Loans on Schedule 7.03 to the Credit Agreement (and no provision therefor under the terms of Section 7.03) prior to the First Amendment Effective Date and (iii) the non-disclosure of the existence of Liens against the COLI Policies securing the COLI Loans on Schedule 5.08(b) and/or Schedule 7.01 (and no provision therefor under the terms of Section 7.01) prior to the First Amendment Effective Date. This Waiver is limited to the events occurring prior to the First Amendment Effective Date and shall not, by implication or otherwise, constitute a waiver of any events not particularly described in this paragraph or consent to not comply with any other provision of the Credit Agreement or any other Loan Document.

§13. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a) no Default has occurred and is continuing after giving effect to §12, and no Default will result from the execution, delivery and performance by the Borrower of this Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein;

(b) the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower, each Guarantor, each other Loan Party and each Lender;

(c) the Administrative Agent shall have received amended and restated Committed Loan Notes executed by the Borrower in favor of each Revolver Lender requesting any such Note;

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(d) (i) the Administrative Agent shall have received, on behalf of the Lenders in accordance with their ratable outstandings, a prepayment of Committed Loans (with a corresponding termination and reduction of the Commitments with respect to prepayments applied to the outstanding Committed Loans) so that the Aggregate Commitments does not exceed $45,000,000 and (ii) to the extent requested by the Administrative Agent, Lenders shall have entered into agreements among the Lenders (including, without limitation, assignment and assumption agreements), in each case, in a manner such that after the application of prepayments, the Commitment of each Revolver Lender shall be reduced to an amount equal to such Revolver Lender’s Revolver Applicable Percentage of $45,000,000.

(e) the Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent, and the Lenders an executed Compliance Certificate in the form attached to Annex II as Exhibit E, computed as of the Second Amendment Effective Date (as defined in Annex I) (using actual 2011 fiscal year-end EBITDA in the amount of $89,384.474.01) and demonstrating compliance with the terms of the Credit Agreement as amended hereby;

(f) the Borrower shall have paid (i) all invoiced fees and expenses of (x) the Administrative Agent’s counsel, Winstead PC and (y) Capstone, (ii) all fees and expenses of Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) all other costs and expenses of the Administrative Agent;

(g) the Administrative Agent shall have received, in form and substance reasonably acceptable to it, a certificate of each Loan Party dated as of the Second Amendment Effective Date signed by a Responsible Officer of such Loan Party (x) certifying and attaching the authorizing resolutions adopted by such Loan Parties, and (y) in the case of the Borrower, certifying that, before and after giving effect to this Amendment, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Second Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and the representations and warranties contained in Sections 5.08(b), (c), (d), (e) and (f) and Section 5.13 shall be deemed to refer to the schedules referenced therein as updated according to the terms of the Credit Agreement, (B) after giving effect to this Amendment, the Borrower is in compliance with each of the financial covenants contained in Section 7.11 of the Credit Agreement and (C) no Default or Event of Default shall have occurred and be continuing;

(h) the Administrative Agent and the Lenders shall have received a legal opinion of counsel to the Loan Parties, which shall be in form, scope and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(i) the representations and warranties set forth in this Amendment shall be true and correct as of the date of this Amendment (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date);

(j) the Administrative Agent shall have received such financial and other information requested by the Administrative Agent, Capstone, any Lender or counsel to the Administrative Agent or any Lender;

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(k) the Administrative Agent shall have received, for the pro rata account of the Lenders (including Bank of America and its Affiliates, in each case in its role as a Lender as applicable) timely executing and delivering a signature page to this Amendment, an amendment fee equal to one hundred basis points (1.00%) of the Commitment (after taking into account the reduction of the Aggregate Commitments on the Second Amendment Effective Date) of, and outstanding principal amount of the Term Loans held by, each such Lender; and

(l) the Administrative Agent shall have received such additional information regarding the Loan Parties and/or their assets and properties as reasonably requested by the Administrative Agent or any Lender, and confirmations, affirmations or amendments to any of the Loan Documents by the applicable Loan Parties, in each case reasonably acceptable to the Administrative Agent and the Required Total Lenders.

§14. Affirmation of Borrower. The Borrower hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party, and hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due under the Credit Agreement (as amended hereby) and the other Loan Documents.

§15. Representations and Warranties. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date of this Amendment:

(a) (i) the Borrower has full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower, and (iii) this Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) constitute the legal, valid and binding obligations of the Borrower and each of the other Loan Parties, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors’ rights generally);

(b) the execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate proceedings;

(c) (i) no Default or Event of Default has occurred and is continuing after giving effect to §12, and no Default or Event of Default will result from the execution, delivery and performance by the Borrower or any other Loan Party of this Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein and (ii) the execution, delivery and performance by the Borrower or any other Loan Party of this Amendment shall not result in a Default (as defined in the Intercreditor Agreement) under the Indenture;

(d) each of the representations and warranties set forth in the Credit Agreement as amended hereby and other Loan Documents are true and correct on the date hereof both before and after giving effect to this Amendment, except that any representations and warranties made

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as of a specific date are true and correct as of such date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(e) the Credit Agreement, as amended hereby, and the other Loan Documents remain in full force and effect;

(f) neither the execution, delivery and performance of this Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) any Law, (ii) Organization Documents of the Borrower or any other Loan Party, (iii) the Loan Documents, (iv) the Indenture Documentation, (v) the Intercreditor Agreement, or (vi) any indenture, agreement or other instrument to which the Borrower or any of its property is subject;

(g) (i) none of the amendments to the Credit Agreement set forth herein or the amendments, restatements and substitutions of the other Loan Documents in connection with this Amendment, requires the consent, approval or authorization of, or filing with or notice to, any Noteholder Secured Party or the Applicable Authorized Representative (as those terms are defined in the Intercreditor Agreement) and (ii) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained on or before the date hereof is required for the execution, delivery or performance by the Borrower of this Amendment or the other Loan Documents;

(h) no report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Amendment or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when read in conjunction with the latest audited financial statements delivered to the Lenders under Section 6.01(a), not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time;

(i) neither the Borrower nor any other Loan Party has any claim, offset, counterclaim, or defense with respect to (i) the payment of the Obligations; (ii) the payment of any other sums due under the Loan Documents; (iii) the performance of the Borrower’s or such Loan Party’s obligations under the Loan Documents; or (iv) any liability of the Borrower or any other Loan Party under any of the Loan Documents;

(j) neither the Administrative Agent nor any Lender (including all of their respective predecessors) has breached any duty to the Borrower or any other Loan Party in connection with the Loan Documents;

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(k) the Administrative Agent and each Lender (including all of their respective predecessors) has fully performed all obligations it may have had or now has to the Borrower and/or any other Loan Party; and

(l) all interest or other fees or charges which have been imposed, accrued or collected by the Administrative Agent and the Lenders (including all of their respective predecessors) under the Loan Documents or in connection with the Obligations through the date of this Amendment, and the method of computing the same, were and are proper and agreed to by the Borrower, and were properly computed and collected.

§16. No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms, provisions, conditions and covenants of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Loan Party or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§17. Further Assurances. The Borrower and each other Loan Party shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Administrative Agent, as the Administrative Agent or any Lender may deem necessary or appropriate in connection with this Amendment.

§18. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) in accordance with Section 10.04 of the Credit Agreement.

§19. Release Provision. As a material part of the consideration for the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each other Loan Party signing this Amendment (collectively, “Releasor”) agree as follows (the “Release Provision”):

(a) Releasor hereby releases and forever discharges the Administrative Agent, the L/C Issuer, each Lender, the Collateral Agent and each of the Administrative Agent’s, L/C Issuer’s, Collateral Agent’s and Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, advisors, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Released Lender Parties”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever occurring prior to the date hereof, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in

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equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted (“Claims”), which Releasor may have or claim to have against any of the Released Lender Parties.

(b) Releasor agrees not to sue any of the Released Lender Parties or in any way assist any other Person or entity in suing any of the Released Lender Parties with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c) Releasor acknowledges, warrants, and represents to the Released Lender Parties that:

(i) Releasor has read and understands the effect of the Release Provision. Releasor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasor has read and considered the Release Provision and advised Releasor to execute the same. Before execution of this Amendment, Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) Releasor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Releasor acknowledges that none of the Released Lender Parties has made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) Releasor has executed this Amendment and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

(d) Releasor understands that the Release Provision was a material consideration in the agreement of the Administrative Agent, the L/C Issuer and the Lenders to enter into this Amendment.

(e) It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Released Lender Parties so as to foreclose forever the assertion by Releasor of any claims released hereby against any Released Lender Parties.

(f) If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

§20. Acknowledgement of the Borrower. THE BORROWER ACKNOWLEDGES AND AGREES THAT EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT EXECUTING THIS AMENDMENT HAVE DONE SO IN THEIR SOLE DISCRETION, AND WITHOUT ANY

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OBLIGATION, EXPRESS OR IMPLIED, TO EXTEND OR RENEW THE LOAN DOCUMENTS UPON MATURITY, AND WITHOUT ANY OBLIGATION TO AGREE TO ANY FORBEARANCE OR WAIVER.

§21. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§22. Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

§23. Severability. Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

§24. Governing Law; Jurisdiction, Etc.

(a) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON THE SCHEDULE TO THE CREDIT AGREEMENT OR ON ITS ADMINISTRATIVE QUESTIONNAIRE, AS APPLICABLE, OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

§25. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

§26. Reference to Credit Agreement. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in any Note and in any other agreement, document or other instrument executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

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§27. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties hereto and the successors and assigns of the Administrative Agent and the Lenders. Notwithstanding the foregoing, the Borrower shall not assign its rights or duties hereunder without the consent of the Administrative Agent and the Lenders.

§28. Interpretation. This Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

§29. Loan Document. This Amendment is a Loan Document under the terms of the Credit Agreement and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim. Any breach of any provision of this Amendment shall be an Event of Default under the Credit Agreement (as applicable).

§30. Miscellaneous. The parties hereto acknowledge and agree that this Amendment is subject to the terms of the Intercreditor Agreement.

§31. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature block on the following page.]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

The Borrower:

MEDIA GENERAL, INC.

By:	/s/ James F. Woodward
Name:	James F. Woodward
Title:	Vice President/Finance Chief Financial Officer

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

The Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Aamir Saleem
Name:	Aamir Saleem
Vice President

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

The Lenders:

Bank of America, N.A., as a Lender

By:	/s/ Kevin M. Behan
Name:	Kevin M. Behan
Title:	Managing Director

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

The Lenders:

ADVANCED SERIES TRUST - AST HIGH YIELD PORTFOLIO, as a Lender

By:	/s/ James P Shanahan
Name:	James P Shanahan
Title:	Managing Director

The Lenders:

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Mark Vigil
Name:	Mark Vigil
Title:	Managing Director

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

The Lenders:

BERRYSBURG INC., as a Lender

By:	/s/ James P Shanahan
Name:	James P Shanahan
Title:	Managing Director

The Lenders:

CFIM HYBRID TRI-ASSET FUND, as a Lender

By:	/s/ James P Shanahan
Name:	James P Shanahan
Title:	Managing Director

The Lenders:

COMMINGLED PENSION TRUST FUND (DISTRESSES DEBT OPPORTUNITIES) OF JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James P Shanahan
Name:	James P Shanahan
Title:	Managing Director

The Lenders:

CONSUMER PROGRAM ADMINISTRATORS INC, as a Lender

By:	/s/ James P Shanahan
Name:	James P Shanahan
Title:	Managing Director

The Lenders:

Corre Opportunities Fund, LP, as a Lender

By:	/s/ John Barrett
Name:	John Barrett
Title:	Partner

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

The Lenders:

Franklin Templeton Series II Fund-Franklin Floating Rate II Fund, as a Lender

By:	/s/ Richard Hsu
Name: Richard Hsu
Title: Vice President

The Lenders:

Franklin Floating Rate Master Series, as a Lender

By:	/s/ Richard Hsu
Name: Richard Hsu
Title: Vice President

The Lenders:

Franklin Investors Securities Trust – Franklin Floating Rate Daily Access Fund, as a Lender

By:	/s/ Richard Hsu
Name: Richard Hsu
Title: Vice President

The Lenders:

Harbour View CLO 2006-1, as a Lender By: Brown Brothers Harriman & Co. acting as agent for OppenheimerFunds, Inc.

By:	/s/ Paul Snogren
Name: Paul Snogren
Title: AVP

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

The Lenders: HEWITT ENNISKNUPP, INC., as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders: JPMORGAN CHASE BANK NA AS TRUSTEE OF THE JPMORGAN CHASE RETIREMENT PLAN, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders: JPMORGAN CORE PLUS BOND FUND, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders: JPMORGAN DISTRESSED DEBT OPPORTUNITIES MASTER FUND, LTD., as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders: JPMORGAN FLOATING RATE INCOME FUND, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

The Lenders: JPMORGAN HIGH YIELD FUND, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders: JPMORGAN INCOME BUILDER FUND, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders: JPMORGAN LEVERAGED LOANS MASTER FUND LP, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders: JPMORGAN STRATEGIC INCOME OPPORTUNITIES FUND – DISTRESSED, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

The Lenders:

JPMORGAN TAX AWARE HIGH INCOME FUND, as a Lender

By:	/s/ James P Shanahan
Name:	James P Shanahan
Title:	Managing Director

The Lenders:

Merrill Lynch Credit Products, LLC, as a Lender

By:	/s/ Erik S. Grossman
Name:	Erik S. Grossman
Title:	Vice President

The Lenders:

NATIONAL RAILROAD RETIREMENT INVESTMENT TRUST, as a Lender

By:	/s/ James P Shanahan
Name:	James P Shanahan
Title:	Managing Director

The Lenders:

Oppenheimer Master Loan Fund, LLC, as a Lender

By: Brown Brothers Harriman & Co. acting as agent for Oppenheimer Funds, Inc.

By:	/s/ Paul Snogren
Name:	Paul Snogren
Title:	AVP

The Lenders:

Oppenheimer Senior Floating Rate Fund, as a Lender

By: Brown Brothers Harriman & Co. acting as agent for Oppenheimer Funds, Inc.

By:	/s/ Paul Snogren
Name:	Paul Snogren
Title:	AVP

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

The Lenders:

PACHOLDER HIGH YIELD FUND, INC, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders:

PRESIDENTIAL LIFE INSURANCE COMPANY, as a Lender

By:	/s/ James P Shanahan
Name: James P Shanahan
Title: Managing Director

The Lenders:

Prospect Harbor Credit Partners, L.P., as a Lender

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

The Lenders:

REGIONS BANK, as a Lender

By:	/s/ Douglas E. Smith
Name: Douglas E. Smith
Title: Vice President

The Lenders:

Ridgeworth Funds – Seix Floating Rate High Income Fund

By:	Seix Investment Advisors LLC, as Subadvisor

Rochdale Fixed Income Opportunities Portfolio

By:	Seix Investment Advisors LLC, as Subadvisor

As Lenders

By:	/s/ George Goudelias
Name: George Goudelias
Title: Managing Director

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

The Lenders:

The Royal Bank of Scotland plc, as a Lender

By:	/s/ Gauri Ketcher
Name: Gauri Ketcher
Title: Managing Director

The Lenders:

Sankaty Credit Opportunities III, L.P., as a Lender

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

The Lenders:

Sankaty Credit Opportunities IV, L.P., as a Lender

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

The Lenders:

Sankaty Credit Opportunities (Offshore Master) IV, L.P., as a Lender

By:	/s/ Andrew S. Viens
Name: Andrew S. Viens
Title: Sr. Vice President of Operations

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

The Lenders:

Scotiabanc Inc., as a Lender

By:	/s/ J.F. Todd

Name:	J.F. Todd
Title:	Managing Director

The Lenders:

SunTrust Bank, as a Lender

By:	/s/ Janet R. Naifeh

Name:	Janet R. Naifeh
Title:	Senior Vice President

The Lenders:

Thirdpoint Loan LLC, as a Lender

By:	/s/ Josh Torgoff

Name:	Josh Torgoff
Title:	COO, GC

The Lenders:

UNIPENSION INVEST F.M.B.A., HIGH YIELD OBLIGATIONER II, as a Lender

By:	/s/ James P Shanahan

Name:	James P Shanahan
Title:	Managing Director

The Lenders:

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Russell J. Lyons

Name:	Russell J. Lyons
Title:	Senior Vice President

[Signature Page to First Amendment to

Second Amended and Restated Credit Agreement]

RATIFICATION OF LOAN PARTIES AND GUARANTORS

Each of the undersigned Guarantors and other Loan Parties hereby (a) acknowledges and consents to the foregoing Amendment and the Borrower’s execution thereof; (b) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement; (d) acknowledges and confirms that the liens and security interests granted by such Loan Party pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Liens permitted under Section 7.01 of the Credit Agreement) that secure all of the Obligations on and after the date hereof; (e) acknowledges and agrees that such Loan Party does not have any claim or cause of action against the Administrative Agent, the Lenders, the L/C Issuer, any of their respective Affiliates or subsidiaries or any of their respective officers, servants, employees, agents, attorneys, principals, directors or shareholders, or their respective heirs, legal representatives, successors and assigns; (f) acknowledges, affirms and agrees that such Loan Party does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent or any Lender and (g) acknowledges, affirms and agrees with each term of the Amendment, including, without limitation, the Section entitled “Release Provision”.

The Guarantors and Loan Parties:

BIRMINGHAM BROADCASTING CO., INC.
BIRMINGHAM BROADCASTING (WVTM-TV), LLC
BLOCKDOT, INC.
DEALTAKER, INC.
MEDIA GENERAL COMMUNICATIONS HOLDINGS, INC.
MEDIA GENERAL COMMUNICATIONS, INC.
MEDIA GENERAL OPERATIONS, INC.
NES II, INC.
PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
VIRGINIA PAPER MANUFACTURING CORP.

By:	/s/ James F. Woodward

Name: James F. Woodward
Title: Treasurer

ANNEX I

[SEE ATTACHED].

ANNEX II

[SEE ATTACHED].

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

MEDIA GENERAL, INC.:

333 East Franklin Street

Richmond, Virginia 23219

Attention: Chief Financial Officer

Telephone: 804-649-6328

Facsimile: 804-649-6524

Electronic Mail:                     @mediageneral.com

Website Address: www.mediageneral.com

Attention: Andrew C. Carington

Telephone: (804) 649-6957

Facsimile (804) 819-5565

acarington@mediageneral.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Street Address: 901 Main Street

Mail Code: Tx1 492-14-12

City, State ZIP Code: Dallas, TX 75202

Attention: Nita Hickson

Telephone: (214) 209-9126

Telecopier: (214) 290-9478

Electronic Mail: nita.hickson@baml.com

Account No.: 192000883

Ref: Media General, Inc.

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Street Address: 335 Madison Ave

Mail Code: NY1-503-05-06

City, State ZIP Code: New York, NY 10017

Attention: Kevin Behan

Telephone: (646) 556-0787

Telecopier: (704) 602-3609

Electronic Mail: Kevin.m.behan@bankofamerica.com

Bank of America, N.A.

Agency Management

Street Address: 1455 Market Street, 5th Floor

Mail Code: CA50701-05-19

City, State ZIP Code: San Francisco, CA 95103

Attention: Aamir Saleem

Telephone: (415) 436-2769

Telecopier: (415) 503-5089

Electronic Mail: aamir.saleem@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations: Scranton

Street Address: 1 Fleet Way, Scranton, PA 18507

Mail Code: PA6-580-02-30

City, State ZIP Code: Scranton, PA 18507

Attention: Mary Cooper, Assistant Vice President

Telephone: (570) 496-9564

Telecopier: (800) 755-8743

Electronic Mail: mary.j.cooper@baml.com

SCHEDULE 6.23

PROPERTIES CURRENTLY MORTGAGED

Site #	Location and County or Other Relevant Jurisdiction	Owner
1	1732 Valley View Drive, Birmingham, AL Jefferson County	Media General Operations, Inc.
2	555 Broadcast Drive, Mobile, AL Mobile County	Media General Operations, Inc.
3	11400 Austin Lane, Spanish Fort, AL Baldwin County	Media General Operations, Inc.
5	202 S. Parker Street, Tampa, FL Hillsborough County	Media General Operations, Inc.
10	202 Pine Log Road, Beech Island, SC Aiken County	Media General Operations, Inc.
11	1350 13th Avenue, Columbus, GA Muscogee County	Media General Operations, Inc.
13	1430 East Victory Drive, Savannah, GA Chatham County	Media General Operations, Inc.
14	00 Little Neck Road, Savannah, GA Chatham County	Media General Operations, Inc.
15	1820 TV Road, Jackson, MS Hinds County	Media General Operations, Inc.
16	42 Paul Roberts Road, Petal, MS Forrest County	Media General Operations, Inc.
17	1445 County Farm Road, Raymond, MS Hinds County	Media General Operations, Inc.
18	3221 South Evans Street, Greenville, NC Pitt County	Media General Operations, Inc.
19	3165 Olentangy Road, Columbus, OH Franklin County	Media General Operations, Inc.
20	23 Kenney Drive, Cranston, RI Providence County	Media General Operations, Inc.
21	89 Pine Street, Rehoboth, MA Bristol County	Media General Operations, Inc.
22	3430 North TV Road, Florence, SC Florence County	Media General Operations, Inc.

23	9738 Pee Dee Church Road, Dillon, SC Dillon County	Media General Operations, Inc.
24	210 West Coleman Blvd., Mt. Pleasant, SC Charleston County	Media General Operations, Inc.
25	5404 Seewee Road, Awendaw, SC Charleston County	Media General Operations, Inc.
26	101 McDonald Court, Myrtle Beach, SC Horry County	Media General Operations, Inc.
27	250 International Drive, Spartanburg, SC Spartanburg County	Media General Operations, Inc.
28	598 Vaughns Gap Road Greenville County, South Carolina	Media General Operations, Inc.
29	338 East Main Street, Johnson City, TN Washington County	Media General Operations, Inc.
30	111 N. 4th Street, Richmond, VA City of Richmond	Media General, Inc.
31	401 3rd Street SW, Roanoke, VA City of Roanoke	Media General Operations, Inc.
32	8143-8190 Media Way, Bent Mountain, VA County of Roanoke	Media General Operations, Inc.
33	246 North Oates Street, Dothan, AL Houston County	Media General Operations, Inc.
34	227 North Oates Street, Dothan, AL Houston County	Media General Operations, Inc.
35	106 N. Edwards Street, Enterprise, AL Coffee County	Media General Operations, Inc.
36	514 East Barbour Street, Eufaula, AL Barbour County	Media General Operations, Inc.
38	2901 Society Hill Road, Opelika, AL Lee County	Media General Operations, Inc.
40	15009 Cortez Blvd., Brooksville, FL Hernando County	Media General Operations, Inc.
41	4403 Constitution Lane, Marianna, FL Jackson County	Media General Operations, Inc.
42	6214 U.S. 19, New Port Richey, FL Pasco County	Media General Operations, Inc.
44	205 West Brorein Street, Tampa, FL Hillsborough County	Media General Operations, Inc.

45	205 Grand Central Avenue, Tampa, FL Hillsborough County	Media General Operations, Inc.
46	200 S. Parker Street, Tampa, FL Hillsborough County	Media General Operations, Inc.
47	804 Washington Street, Eden, NC Rockingham County	Media General Operations, Inc.
48	1100 Park Place, Hickory, NC Catawba County	Media General Operations, Inc.
49	208 West Murphy Street, Madison, NC Rockingham County	Media General Operations, Inc.
50	26 N. Logan Street, Marion, NC McDowell County	Media General Operations, Inc.
51	137 East Center Street, Mooresville, NC Iredell County	Media General Operations, Inc.
52	301 Collett Street, Morganton, NC Burke County	Media General Operations, Inc.
53	1921 Vance Street, Reidsville, NC Rockingham County	Media General Operations, Inc.
54	222 East Broad Street, Statesville, NC Iredell County	Media General Operations, Inc.
55	205 South Tradd Street, Statesville, NC Iredell County	Media General Operations, Inc.
56	2051 Fifth Street, Winston-Salem, NC Forsyth County	Media General Operations, Inc.
57	418 N. Marshall Street, Winston-Salem, NC Forsyth County	Media General Operations, Inc.
58	310 S. Dargan Street, Florence, SC Florence County	Media General Operations, Inc.
59	1803 Range Way, Florence, SC Florence County	Media General Operations, Inc.
60	108 North Main Street, Hemingway, SC Williamsburg County	Media General Operations, Inc.
61	107 North Acline Street, Lake City, SC Florence County	Media General Operations, Inc.
62	211 Railroad Avenue, Marion, SC Marion County	Media General Operations, Inc.

63	2120 Tech Lane, Bristol TN Sullivan County	The Industrial Development Board of the City of Bristol, Tennessee *
66	134 2nd Street, Amherst, VA Amherst County	Media General Operations, Inc.
67	320 Bob Morrison Blvd., Bristol, VA City of Bristol	Media General Operations, Inc.
68	685 W. Rio Road, Charlottesville, VA County of Albemarle	Media General Operations, Inc.
69	122 W. Spencer Street, Culpeper, VA Culpeper County	Media General Operations, Inc.
70	717 Monument Street, Danville, VA City of Danville	Media General Operations, Inc.
71	700 Monument Street, Danville, VA City of Danville	Media General Operations, Inc.
72	710 East Main Street, Floyd, VA Floyd County	Media General Operations, Inc.
73	101 Wyndale Drive, Lynchburg, VA City of Lynchburg	Media General Operations, Inc.
74	139 Cherry Street, Marion, VA Smyth County	Media General Operations, Inc.
75	9009 Church Street, Manassas, VA County of Prince William	Media General Operations, Inc.
76	8460 Times Dispatch Blvd., Mechanicsville, VA Hanover County	Media General Operations, Inc.
77	Atlee Station, Mechanicsville, VA Hanover County	Media General, Inc.
78	300 East Franklin Street, Richmond, VA City of Richmond	Media General Operations, Inc.
79	333 East Franklin Street, Richmond, VA City of Richmond	Media General, Inc.
81	460 W. Main Street, Wytheville, VA Wythe County	Media General Operations, Inc.
82	210 N. Main Street, Madison, VA Madison County	Media General Operations, Inc.
**	1205 Front Street, Raleigh, NC Wake County	Media General Operations, Inc.

**	933 Chad Lane, Tampa, FL Hillsborough County	Media General Operations, Inc.

*	Site 63 is subject to a real property tax abatement arrangement between Media General Operations, Inc. (“MGO”) and The Industrial Development Board of the City of Bristol, Tennessee (the “Board”). MGO conveyed the real property to the Board by quitclaim deed and the Board leased the property back to MGO which has the option to purchase the property at any time for a nominal amount. For the five year lease term, MGO pays real estate taxes calculated on the value of the unimproved real estate. MGO effectively owns all economic interest in the property.
**	Leased property.

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 12, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Media General, Inc., a Virginia corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned hereby requests (select one or both):

☐ A Borrowing of Committed Loans            ☐ A conversion or continuation of Committed Loans

1. On                              (a Business Day).

2. In the amount of $            .

3. Comprised of                             .

[Type of Committed Loan requested]

4. For Eurodollar Rate Loans: with an Interest Period of              months or              days.

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement. The Borrower hereby certifies that (i) it is in compliance with all provisions of Section 4.02 of the Agreement, and (ii) each provision of Section 4.02 of the Agreement is true and correct, including without limitation Section 4.02(e) thereof, as set forth in detail on Schedule 1 attached hereto.

MEDIA GENERAL, INC.

By:
Name:
Title:

SCHEDULE 1 TO COMMITTED LOAN NOTICE

Certificate of Media General, Inc.

Delivered in Connection with

Committed Loan Notice

Compliance with Section 4.02(e)

Date:

Section 7.11 (a) – Maximum Leverage Ratio.

A.	Indebtedness on Borrowing Date:	$

B.	Net obligations under Swap Contracts not currently due and payable:	$

C.	Borrowings to be borrowed under Committed Loan Notice delivered concurrently herewith:	$

D.	All other borrowings to be made on the date hereof:	$

E.	Total Indebtedness (Line A minus Line B, plus Line C, plus Line D):	$

F.	Consolidated EBITDA on the most recently submitted Compliance Certificate:	$

G.	Leverage Ratio (Line E divided by Line F):

Maximum permitted:

Period	Maximum Leverage Ratio

December 26, 2011 through March 23, 2012	7.60 to 1.00
March 24, 2012 through June 24, 2012	7.40 to 1.00
June 25, 2012 through September 23, 2012	7.50 to 1.00
September 24, 2012 through December 30, 2012	7.50 to 1.00
December 31, 2012 through March 31, 2013	7.10 to 1.00
April 1, 2013 through June 30, 2013	7.70 to 1.00
July 1, 2013 through September 29, 2013	8.20 to 1.00
September 30, 2013 through December 29, 2013	9.00 to 1.00
December 30, 2013 through March 30, 2014	9.50 to 1.00
March 31, 2014 through June 29, 2014	9.00 to 1.00
June 30, 2014 through September 28, 2014	8.10 to 1.00
September 29, 2014 through December 28, 2014	7.70 to 1.00
December 29, 2014 and thereafter	7.10 to 1.00

Notwithstanding any provision herein to the contrary, for purposes of calculating the Leverage Ratio at any time during the period of December 26, 2011 through March 23, 2012 only, (i) EBITDA used in such calculation shall be $89,384,474.01 and (ii) on each such date of determination, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be the sum of (A) Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such date as determined in accordance with clause (a) of the definition of “Leverage Ratio” in this Agreement plus (B) the aggregate amount of Disposition Repayments.

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 12, 2010, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of February 8, 2012 (such agreements, together with all other amendments and restatements, the “Agreement;” the terms defined therein being used herein as therein defined), among Media General, Inc., a Virginia corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the                              Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

E – 1

Form of Compliance Certificate

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned during such fiscal period, (a) the Borrower performed and observed in all material respects each covenant and condition of the Loan Documents applicable to it, and (b) the undersigned has no knowledge that any Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

5. During the fiscal quarter period of the Parent ended as of the above date, the Borrower was in compliance with Section 2.04(b)(vi) of the Agreement. The following prepayments were made in accordance with Section 2.04(b)(vi) during the most recently completed fiscal quarter of the Borrower:

Date(s) and Amount(s) of prepayment(s):

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,     .

MEDIA GENERAL, INC.

By:

Name:

Title:

E – 2

Form of Compliance Certificate

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Maximum Leverage Ratio.

	A.	Indebtedness on a consolidated basis at Statement Date: (detailed by Borrower and its Subsidiaries for each component of Indebtedness as set forth on the attached “Indebtedness Schedule”)		$

	B.	Net obligations under Swap Contracts not currently due and payable:		$

	C.	EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

		1.	Net Income for the Subject Period:	$

		2.	EBITDA add-backs for the Subject Period set forth on Schedule 1 attached hereto:	$

		3.	To the extent included in calculating such Net Income, benefits for Federal, state, local and foreign income taxes accrued with respect to the Borrower and its Subsidiaries during the Subject Period:	$

		4.	To the extent included in calculating such Net Income, non-cash items increasing Net Income during the Subject Period:	$

		5.	To the extent included in calculating such Net Income, cash payments made with respect to non-cash charges added back during the Subject Period (if otherwise excluded):	$

		6.	EBITDA (Lines I.C.1 + 2 - 3 - 4 - 5):	$

	D.	Leverage Ratio [(Line I.A - Line I.B) ÷ Line C.6]:		to 1.00

Period	Maximum Leverage Ratio

December 26, 2011 through March 23, 2012	7.60 to 1.00
March 24, 2012 through June 24, 2012	7.40 to 1.00
June 25, 2012 through September 23, 2012	7.50 to 1.00
September 24, 2012 through December 30, 2012	7.50 to 1.00
December 31, 2012 through March 31, 2013	7.10 to 1.00
April 1, 2013 through June 30, 2013	7.70 to 1.00
July 1, 2013 through September 29, 2013	8.20 to 1.00
September 30, 2013 through December 29, 2013	9.00 to 1.00
December 30, 2013 through March 30, 2014	9.50 to 1.00
March 31, 2014 through June 29, 2014	9.00 to 1.00
June 30, 2014 through September 28, 2014	8.10 to 1.00
September 29, 2014 through December 28, 2014	7.70 to 1.00
December 29, 2014 and thereafter	7.10 to 1.00

Notwithstanding any provision herein to the contrary, for purposes of calculating the Leverage Ratio at any time during the period of December 26, 2011 through March 23, 2012 only, (i) EBITDA used in such calculation shall be $89,384,474.01 and (ii) on each such date of determination, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be the sum of (A) Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such date as determined in accordance with clause (a) of the definition of “Leverage Ratio” in this Agreement plus (B) the aggregate amount of Disposition Repayments.

II.	Section 7.11(b) – Consolidated Interest Coverage Ratio.

	A.	EBITDA during the Subject Period (Line I.C.6 above):		$

	B.	Cash Consolidated Interest Charges during the Subject Period:

		1.	all interest, premium payments, debt discount, fees, charges and related expenses during the Subject Period in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP	$

		2.	all interest paid or payable during the Subject Period with respect to discontinued operations	$

		3.	the portion of Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis during the Subject Period	$

		4.	to the extent included in Consolidated Interest Charges during the Subject Period, one-time transaction fees, underwriting fees, amendment fees and all professional legal and advisory fees, each paid in cash in connection with the Second Amendment and the issuance of the New Notes (if any) (including original issue discounts)	$

		5.	Consolidated Interest Charges during the Subject Period (Line II.B.1 + II.B.2 + II.B.3 – II.B.4)	$

	C.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B):		to 1.00

Period	Minimum Consolidated Interest Coverage Ratio

December 26, 2011 through March 23, 2012	1.50 to 1.00

March 24, 2012 through June 23, 2012	1.50 to 1.00

June 24, 2012 through September 22, 2012	1.50 to 1.00

September 23, 2012 through December 29, 2012	1.50 to 1.00

December 30, 2012 through March 30, 2013	1.50 to 1.00

March 31, 2013 through June 29, 2013	1.30 to 1.00

June 30, 2013 through September 28, 2013	1.20 to 1.00

September 29, 2013 through December 28, 2013	1.10 to 1.00

December 29, 2013 through March 29, 2014	1.00 to 1.00

March 30, 2014 through June 28, 2014	1.00 to 1.00

June 29, 2014 through September 27, 2014	1.10 to 1.00

September 28, 2014 through December 27, 2014	1.20 to 1.00

December 28, 2014 and thereafter	1.30 to 1.00

III.	Section 7.11(c) – Capital Expenditures.

	A.	Aggregate Capital Expenditures made during fiscal year through Statement Date:	$

	B.	Maximum permitted:

Fiscal Year	Amount
2009	$25,000,000
2010	$35,000,000
2011	$35,000,000
2012	$20,000,000
2013	$25,000,000
2014	$25,000,000

	C.	Carryover from prior fiscal year (if applicable):	$

	D.	Maximum Capital Expenditures permitted (applicable amount from Line III.B + Line III.C):	$

IV.	Section 7.11(d) – Contribution to any Pension Plan.

	A.	Pension plan contributions made during fiscal year through Statement Date:	$

B.	Maximum permitted:

Fiscal Year	Amount

2010	$20,000,000

2011	Minimum contribution in accordance with § 7.11(d)(ii) of the Agreement

2012 and thereafter	Minimum contribution in accordance with § 7.11(d)(iii) of the Agreement

V.	Section 2.04(b)(i) - Excess Cash Flow.

	A. EBITDA during fiscal year through Statement Date (Line I.C.6 above plus EBITDA from previous Subject Periods, as applicable)	$

	B. Tax refunds received by the Loan Parties in cash during fiscal year through Statement Date	$

	C. Excess Cash Flow subtract-outs for the Subject Period set forth on Schedule 2 attached hereto	$

	D. Excess Cash Flow (Line V.A + B – C), to the extent the result is a positive number:	$

         With respect to amount of prepayment due in accordance with Section 2.04(b)(i):

Prepayment amount required:

If Line I.D is equal to or less than 5.00 to 1.00, 50% of Line V.D.

If Line I.D is greater than 5.00 to 1.00, 100% of Line V.D.

$

VI.	Section 2.04(b)(vi) – Cash and Cash Equivalents.

	A. Sum of cash (other than cash in the form of uncollected funds) and Cash Equivalents as of the Statement Date subject to the prepayment obligation:	$

Maximum Permitted (before prepayment is required): $15,000,000. Any excess shall be paid in accordance with Section 2.04(b)(vi).

	D. Amount of prepayment required in accordance with Section 2.04(b)(vi):	$

Schedule of Detailed Indebtedness of Media General and its Subsidiaries

As of                     , 20

Indebtedness

A.	All obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

	Term Loans	$
	Revolver Outstandings	$
	Senior Notes	$
	Capital Leases	$
	Letters of Credit	$
	Guarantees	$
	Other: (describe)	$

	TOTAL:		$

B.	All direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;		$

C.	Net obligations of such Person under any Swap Contract;		$

D.	All obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);		$

E.	Indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that, if such Indebtedness is nonrecourse, the amount of such Indebtedness for purposes hereof shall be limited to the lesser of the principal amount of such Indebtedness and the fair market value of the property subject to such Lien);		$

F.	Capital Lease Obligations and Synthetic Lease Obligations;		$

G.	All obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and	$

H.	All Guarantees of such Person in respect of any of the foregoing determined in accordance with GAAP.	$

Schedule1

EBITDA add-backs of Media General and its Subsidiaries

As of                     , 20

A.	To the extent deducted in calculating Net Income, Interest Expense during the Subject Period	$
B.	To the extent deducted in calculating Net Income, provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries during the Subject Period	$
C.	To the extent deducted in calculating Net Income, depreciation expenses during the Subject Period	$
D.	To the extent deducted in calculating Net Income, amortization expenses during the Subject Period	$
E.	To the extent deducted in calculating Net Income, all film amortization charges during the Subject Period, less any film cash payments during the Subject Period	$
F.	To the extent deducted in calculating Net Income, other non-recurring expenses of the Borrower and its Subsidiaries during the Subject Period which do not represent a cash item in such period or any future period	$
G.

To the extent deducted in calculating Net Income, actual one-time employment severance costs expensed during the Subject Period, provided that

(A) severance costs were customary and incurred in accordance with the Borrower’s past practices,

(B) the aggregate amount of all such cash employment severance costs expensed during the period from the Second Amendment Effective Date through the end of the Subject Period does not exceed $15,000,000 (excluding from such limitation all such cash employment severance costs incurred in connection with the sale of any of the Borrower’s publishing assets), and

(C) the aggregate amount of all such cash employment severance costs arising from the sale of any of the Borrower’s publishing assets expensed during the period from the Second Amendment Effective Date through the end of the Subject Period does not exceed $15,000,000

$
H.	To the extent deducted in calculating Net Income, cash receipts during the Subject Period in respect of non-cash increases deducted from EBITDA previously	$

I.

To the extent deducted in calculating Net Income, actual shut-down expenses expensed during the Subject Period, provided that

(A) such shut-down expenses were customary and incurred in accordance with the Borrower’s past practices,

(B) the aggregate amount of all such actual shut-down expenses expensed during the period from the Second Amendment Effective Date through the end of the Subject Period does not exceed $40,000,000 (excluding from such limitation all such shut-down expenses incurred in connection with the sale of any of the Borrower’s publishing assets), and

(C) the aggregate amount of all such actual shut-down expenses expensed in connection with the sale of any of the Borrower’s publishing assets during the period from the Second Amendment Effective Date through the end of the Subject Period does not exceed $15,000,000

$
J.	To the extent deducted in calculating Net Income, actual costs expensed for any appraisals required pursuant to the Agreement during the Subject Period	$
K.	To the extent deducted in calculating Net Income, actual expense reimbursement payments expensed by the Borrower during the Subject Period with respect to any advisor engaged on behalf of the Administrative Agent	$

L.

To the extent deducted in calculating Net Income, actual payments and fees to the extent incurred and expensed after November 10, 2011 by the Borrower in each case solely in connection with the actual cash payment of:

(A) for Subject Periods during the Borrower’s fiscal year 2012, all financial and legal advisors engaged on behalf of the Borrower in connection with the First Amendment, the Second Amendment, any divestiture of all or any portion of the Borrower’s and its Subsidiaries’ publishing assets and the issuance of the New Notes; and

(B) for Subject Periods during any fiscal year after the end of the Borrower’s fiscal year 2012, one financial advisor and one legal advisor at any one time engaged on behalf of the Borrower;

provided that, notwithstanding the foregoing, the aggregate amount of all addbacks to EBITDA pursuant to subsection (a)(xi) in the Agreement’s definition of EBITDA and otherwise with respect to all financial and legal advisors engaged on behalf of the Borrower

(I) during the period from the First Amendment Effective Date through the end of the Borrower’s fiscal year ending 2012, does not exceed $16,000,000,

(II) during the period from the First Amendment Effective Date through the end of the Borrower’s fiscal year ending 2013, does not exceed $17,500,000, and

(III) during the period from the First Amendment Effective Date through the end of the Borrower’s fiscal year ending 2014 and each year thereafter, does not exceed $18,250,000

$
M.	To the extent deducted in calculating Net Income, transaction fees and losses expensed in the Subject Period arising from (A) the Disposition of assets or (B) the termination of any lease of real or personal property	$
N.	To the extent deducted in calculating Net Income, fees (including reimbursements) to the Administrative Agent (and its Affiliates) and the Lenders payable or paid in connection with the First Amendment, the Second Amendment and the issuance of the New Notes, and in each case expensed by the Borrower during the Subject Period	$

O.	To the extent deducted in calculating Net Income, non-cash expenses for the Subject Period in respect of fees paid in connection with financing transactions in prior periods	$
P.	To the extent deducted in calculating Net Income, fees (including reimbursements) constituting legal fees for counsel to the underwriter, mortgage filing fees, other filing fees and printing costs in each case in connection with the issuance of the New Notes and expensed by the Borrower during the Subject Period	$

EBITDA add-backs for the Subject Period = A + B + C + D + E + F + G + H + I + J + K + L + M + N + O + P =		$

Schedule2

Excess Cash Flow subtract-outs of Media General and its Subsidiaries

As of                     , 20

A.	To the extent not already deducted from EBITDA, Consolidated Interest Charges actually paid in cash by the Borrower and its Subsidiaries during fiscal year through Statement Date	$
B.	To the extent not already deducted from EBITDA, scheduled principal repayments, to the extent actually made, of Term Loans and voluntary prepayments of Loans actually made (except those voluntary prepayments that do not reduce the Aggregate Commitments) during fiscal year through Statement Date	$
C.	To the extent not already deducted from EBITDA, all income taxes actually paid in cash by the Borrower and its Subsidiaries during fiscal year through Statement Date	$
D.	To the extent not already deducted from EBITDA, Adjusted Working Capital of such Person as determined on the last day of such year minus Adjusted Working Capital as determined on the first day of such year (in each case excluding working capital accounts of any of the Borrower’s or its Subsidiaries’ publishing assets Disposed of during such year), plus all Restricted Payments made during such year (except Restricted Payments made to any Loan Party)	$
E.	To the extent not already deducted from EBITDA, Capital Expenditures actually paid by the Borrower and its Subsidiaries during fiscal year through Statement Date	$
F.	To the extent not already deducted from EBITDA, Investments made during fiscal year through Statement Date that were permitted by Section 7.02(d) of the Agreement	$
G.	To the extent added back to EBITDA in accordance with the terms of subsection (a)(vi) of the definition of EBITDA in the Agreement, actual one-time cash employment severance costs expensed during fiscal year through Statement Date	$
H.	To the extent added back to EBITDA in accordance with the terms of subsection (a)(viiii) of the definition of EBITDA in the Agreement, actual shut-down expenses expensed during fiscal year through Statement Date	$
I.	To the extent added back to EBITDA in accordance with the terms of subsection (a)(ix) of the definition of EBITDA in the Agreement, actual costs expensed for (or reimbursements with respect to) any appraisals required pursuant to the Agreement during fiscal year through Statement Date	$

J.	To the extent added back to EBITDA in accordance with the terms of subsection (a)(x) of the definition of EBITDA in the Agreement, actual reimbursement payments expensed by the Borrower with respect to any advisor engaged on behalf of the Administrative Agent	$
K.	To the extent included in the calculation of EBITDA and the calculation of Excess Cash Flow only, cash tax refunds actually received in cash by the Borrower in an aggregate amount up to $28,500,000 during the 2010 fiscal year (applicable to Excess Cash Flow requirement for fiscal year 2010 only)	$
L.	To the extent not accounted for in the calculation of EBITDA and not already adjusted for in the determination of Adjusted Working Capital set forth in line D above, cash contributions made during fiscal year through Statement Date to any Pension Plan of the Borrower in accordance with the terms of Section 7.11(d) of the Agreement	$
M.	to the extent added back to EBITDA in accordance with the terms of subsection (a)(xi) of the definition of EBITDA in the Agreement, actual reimbursement payments and fees expensed by the Borrower with respect to any advisor engaged on behalf of the Borrower during fiscal year through Statement Date	$
N.	to the extent added back to EBITDA in accordance with the terms of subsection (a)(xii) of the definition of EBITDA in the Agreement, cash transaction fees and cash losses arising from the Disposition of assets or the termination of any lease of real or personal property during fiscal year through Statement Date	$
O.	to the extent added back to EBITDA in accordance with the terms of subsection (a)(xiii) of the definition of EBITDA in the Agreement, fees payable or paid during fiscal year through Statement Date in connection with the First Amendment, the Second Amendment and the issuance of the New Notes	$
P.	to the extent added back to EBITDA in accordance with the terms of subsection (a)(xv) of the definition of EBITDA in the Agreement, fees (including reimbursements) during fiscal year through Statement Date constituting legal fees for counsel to the underwriter, mortgage filing fees, other filing fees and printing costs in each case in connection with the issuance of new Notes	$

Excess Cash Flow subtract-outs for the Subject Period = A + B + C + D + E + F + G + H + I + J + K + L + M + N + O + P =		$

EXHIBIT I

FORM OF REQUEST FOR LIQUIDITY ACCOUNT DRAW

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of February 12, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Media General, Inc., a Virginia corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned hereby requests a drawing from the Liquidity Account:

1.	On (a Business Day).

2.	In the amount of $ .

The Borrower hereby certifies that (i) it is in compliance with all provisions of Section 2.17 of the Agreement, and (ii) each provision of Section 2.17 of the Agreement is true and correct, including without limitation Section 2.17(f) thereof, as set forth in detail on Schedule 1 attached hereto.

MEDIA GENERAL, INC.

By:
Name:
Title:

SCHEDULE 1 TO REQUEST FOR LIQUIDITY ACCOUNT DRAW

Certificate of Media General, Inc.

Delivered in Connection with

Request For Liquidity Account Draw

Compliance with Section 2.17(f)

Date:

Section 7.11 (a) – Maximum Leverage Ratio.

A.	Indebtedness on Borrowing Date:	$

B.	Net obligations under Swap Contracts not currently due and payable:	$

C.	Borrowings to be borrowed under Committed Loan Notice delivered concurrently herewith:	$

D.	All other borrowings to be made on the date hereof:	$

E.	Total Indebtedness (Line A minus Line B, plus Line C, plus Line D):	$

F.	Consolidated EBITDA on the most recently submitted Compliance Certificate:	$

G.	Leverage Ratio (Line E divided by Line F):

Maximum permitted:

Period	Maximum Leverage Ratio

December 26, 2011 through March 23, 2012	7.60 to 1.00
March 24, 2012 through June 24, 2012	7.40 to 1.00
June 25, 2012 through September 23, 2012	7.50 to 1.00
September 24, 2012 through December 30, 2012	7.50 to 1.00
December 31, 2012 through March 31, 2013	7.10 to 1.00
April 1, 2013 through June 30, 2013	7.70 to 1.00
July 1, 2013 through September 29, 2013	8.20 to 1.00
September 30, 2013 through December 29, 2013	9.00 to 1.00
December 30, 2013 through March 30, 2014	9.50 to 1.00
March 31, 2014 through June 29, 2014	9.00 to 1.00
June 30, 2014 through September 28, 2014	8.10 to 1.00
September 29, 2014 through December 28, 2014	7.70 to 1.00
December 29, 2014 and thereafter	7.10 to 1.00

Notwithstanding any provision herein to the contrary, for purposes of calculating the Leverage Ratio at any time during the period of December 26, 2011 through March 23, 2012 only, (i) EBITDA used in such calculation shall be $89,384,474.01 and (ii) on each such date of determination, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be the sum of (A) Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such date as determined in accordance with clause (a) of the definition of “Leverage Ratio” in this Agreement plus (B) the aggregate amount of Disposition Repayments.

EXHIBIT J-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of February 12, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Media General, Inc., a Virginia corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:	, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT J-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of February 12, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Media General, Inc., a Virginia corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:	, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT J-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of February 12, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Media General, Inc., a Virginia corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:	, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT J-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of February 12, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Media General, Inc., a Virginia corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:	, 20[ ]

U.S. Tax Compliance Certificate

[FINAL EXECUTION COPY]

Annex I to Second Amendment

Published CUSIP Number:

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 12, 2010

among

MEDIA GENERAL, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent

and

L/C Issuer,

SUNTRUST BANK

and

THE BANK OF TOKYO-MITSUBISHI UFJ LTD., NEW YORK BRANCH,

as Co-Syndication Agents,

THE BANK OF NOVA SCOTIA and THE ROYAL BANK OF SCOTLAND PLC,

as Co-Documentation Agents

and

The Other Lenders Party Hereto

with

THE BANK OF TOKYO-MITSUBISHI UFJ LTD., NEW YORK BRANCH,

SUNTRUST ROBINSON HUMPHREY, INC.

and

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arrangers

and

BANC OF AMERICA SECURITIES LLC,

as Sole Book Manager

i

ARTICLE V. REPRESENTATIONS AND WARRANTIES		91
5.01	Existence, Qualification and Power	91
5.02	Authorization; No Contravention	91
5.03	Governmental Authorization; Other Consents	91
5.04	Binding Effect	91
5.05	Financial Statements; No Material Adverse Effect; No Internal Control Event	92
5.06	Litigation	92
5.07	No Default	93
5.08	Ownership of Property; Liens	93
5.09	Environmental Compliance	93
5.10	Insurance	94
5.11	Taxes	95
5.12	ERISA Compliance	95
5.13	Subsidiaries; Equity Interests	95
5.14	Margin Regulations; Investment Company Act	96
5.15	Disclosure	96
5.16	Compliance with Laws	96
5.17	Intellectual Property; Licenses, Etc.	97
5.18	Solvency	97
5.19	Labor Matters	97
5.20	Collateral Documents	97
5.21	COLI Policies and COLI Loans	98
5.22	Proposed Dispositions	98
5.23	Certain Representations	98

ARTICLE VI. AFFIRMATIVE COVENANTS		98
6.01	Financial Statements	98
6.02	Certificates; Other Information	99
6.03	Notices	102
6.04	Payment of Obligations	103
6.05	Preservation of Existence, Etc.	104
6.06	Maintenance of Properties	104
6.07	Maintenance of Insurance	104
6.08	Compliance with Laws	104
6.09	Books and Records	104
6.10	Inspection Rights	105
6.11	Use of Proceeds	105
6.12	Post-Closing Date Collateral Requirements	105
6.13	Covenant to Guarantee Obligations and Give Security	109
6.14	Lien Searches	112
6.15	Deposit, Securities and Investment Accounts, Cash Management and Swap Contracts	112
6.16	Further Assurances	113
6.17	Compliance with Environmental Laws	113
6.18	Environmental Indemnity Agreements; Preparation of Environmental Reports and Appraisals	113

6.19	Taxpayer Identification Number	114
6.20	Designation as Senior Debt	114
6.21	COLI Policies and COLI Assignments	114
6.22	Cash Flow Reporting	115
6.23	Post-Second Amendment Effective Date Collateral Requirements	116
6.24	Retention of Financial Advisor	117

ARTICLE VII. NEGATIVE COVENANTS		117
7.01	Liens	117
7.02	Investments	119
7.03	Indebtedness	120
7.04	Fundamental Changes	123
7.05	Dispositions	123
7.06	Restricted Payments; Equity Interests	125
7.07	Change in Nature of Business	126
7.08	Transactions with Affiliates	126
7.09	Burdensome Agreements	126
7.10	Use of Proceeds	127
7.11	Financial Covenants	127
7.12	Sale and Leaseback	129
7.13	Subsidiaries	129
7.14	Debt Repurchases	129
7.15	Senior Secured Notes and New Notes	129
7.16	COLI Policies and COLI Loans	130

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		131
8.01	Events of Default	131
8.02	Remedies Upon Event of Default	133
8.03	Application of Funds	134

ARTICLE IX. ADMINISTRATIVE AGENT		135
9.01	Appointment and Authority	135
9.02	Rights as a Lender	136
9.03	Exculpatory Provisions	136
9.04	Reliance by Administrative Agent	137
9.05	Delegation of Duties	138
9.06	Resignation of Administrative Agent	138
9.07	Non-Reliance on Administrative Agent and Other Lenders	139
9.08	No Other Duties, Etc.	140
9.09	Administrative Agent May File Proofs of Claim	140
9.10	Collateral and Guaranty Matters	140
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	141
9.12	Intercreditor Agreement	142

ARTICLE X. MISCELLANEOUS		143
10.01	Amendments, Etc.	143

10.02	Notices; Effectiveness; Electronic Communication	145
10.03	No Waiver; Cumulative Remedies	148
10.04	Expenses; Indemnity; Damage Waiver	148
10.05	Payments Set Aside	150
10.06	Successors and Assigns	151
10.07	Treatment of Certain Information; Confidentiality	156
10.08	Right of Setoff	157
10.09	Interest Rate Limitation	158
10.10	Counterparts; Integration; Effectiveness	158
10.11	Survival of Representations and Warranties	159
10.12	Severability	159
10.13	Replacement of Lenders	159
10.14	Governing Law; Jurisdiction; Etc.	160
10.15	Waiver of Jury Trial	161
10.16	No Advisory or Fiduciary Responsibility	161
10.17	USA PATRIOT Act	162
10.18	Amendment, Restatement, Extension, Renewal and Consolidation of Existing Agreements	162
10.19	Release of Collateral	162
10.20	Release	163
10.21	Time of the Essence	163
10.22	ENTIRE AGREEMENT	163

SCHEDULES

1.01	Existing Letters of Credit
1.01(a)	Summary Description of Senior Secured Notes
2.01(a)	Commitments, Term Loan Amounts and Applicable Percentages
5.08(b)	Existing Liens
5.08(c)	Description of all Real Property
5.08(d)	List of all Real Property Leases where Loan Party is Lessee
5.08(e)	List of all Real Property Leases where Loan Party is Lessor
5.08(f)	Existing Investments
5.09(b)	Environmental Compliance
5.11	Tax Sharing Agreements
5.13	Subsidiaries; Other Equity Investments
6.12	Property and Collateral Schedule
6.23	List of Owned and Leased Real Property as of Second Amendment Effective Date
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of
A	Committed Loan Notice
B	Term Loan Notice
C	Term Loan Note
D	Committed Loan Note
E	Compliance Certificate
F	Assignment and Assumption
G	Guaranty
H	Intercreditor Agreement
I	Request for Liquidity Account Draw
J	Tax Certificates

v

MEDIA GENERAL, INC.

$470,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of February 12, 2010, among MEDIA GENERAL, INC., a Virginia corporation, each lender from time to time party hereto, SUNTRUST BANK and THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as Co-Syndication Agents, THE BANK OF NOVA SCOTIA and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

The Borrower is a party to that certain Credit Agreement dated as of June 29, 2001, among each lender party thereto, SunTrust Bank, as the documentation agent, Fleet Securities, Inc., Wachovia Bank, N.A., The Bank of Nova Scotia, and Mizuho Financial Group, as the co-syndication agents, and Bank of America, N.A., as the administrative agent, as amended and restated by that certain Amended and Restated Credit Agreement, dated as of March 14, 2005, among each lender party thereto (those lenders that are parties thereto on the date hereof being referred to herein as the “Existing Revolving Loan Lenders”), SunTrust Bank and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Syndication Agents, The Bank of Nova Scotia and The Royal Bank of Scotland plc, as Co-Documentation Agents and Bank of America, N.A., as Administrative Agent and L/C Issuer, as amended through the date hereof (the “Existing Credit Agreement”).

The Borrower is also a party to that certain Credit Agreement, dated as of August 8, 2006, among each lender party thereto (those lenders that are parties thereto on the date hereof being referred to herein as the “Existing Term Loan Lenders”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and SunTrust Capital Markets, Inc., as co-lead arrangers, The Bank of Nova Scotia and The Royal Bank of Scotland plc, as co-documentation agents and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, as amended through the date hereof (the “Existing Term Loan Agreement”).

The Existing Credit Agreement and the Existing Term Loan Agreement are herein collectively referred to as the “Existing Agreements.”

The Borrower has requested that the Existing Revolving Loan Lenders and the Existing Term Loan Lenders consolidate, amend and restate the Existing Agreements into this Second Amended and Restated Credit Agreement, and the Existing Revolving Loan Lenders and the Existing Term Loan Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that when the conditions set forth in Section 4.01 hereof are satisfied, the Existing Agreements shall be consolidated, amended and restated to read in full as hereinbefore set forth and follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

“Adjusted Working Capital” means for any Person, (a) the current assets of such Person (excluding cash and Cash Equivalents) minus (ii) the current liabilities of such Person (excluding the current portion of any long-term Indebtedness (including Capital Lease Obligations), and excluding deferred income tax liabilities of, such Person), each as determined on a consolidated basis.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents.

“Aggregate Commitment Minimum” means $10,000,000.

“Aggregate Commitments” means the aggregate Commitments of all the Revolver Lenders. Notwithstanding anything herein or in any other Loan Document to the contrary, on the Second Amendment Effective Date, the Aggregate Commitments shall be in an aggregate amount for all Revolver Lenders not to exceed $45,000,000.

“Agreement” means this Second Amended and Restated Credit Agreement.

“Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

A. At all times, unless the pricing grid in Section B below is in effect:

Applicable Rate
Pricing Level	Leverage Ratio	Commitment Fee	Eurodollar Rate + Letters of Credit	Base Rate
5	≥6.50:1	2.500%	7.000%	7.000%
4	<6.50:1 but ≥5.50:1	2.500%	6.750%	6.750%
3	<5.50:1 but ≥5.00:1	2.500%	6.500%	6.500%
2	<5.00:1 but ≥4.00:1	2.250%	6.250%	6.250%
1	<4.00:1	2.250%	6.000%	6.000%

B. After the occurrence of the Extension Event if the New Notes are Junior to the Obligations or the Liens securing the New Notes are Junior to the Liens securing the Obligations:

Applicable Rate
Pricing Level	Leverage Ratio	Commitment Fee	Eurodollar Rate + Letters of Credit	Base Rate
5	≥6.50:1	2.500%	6.000%	6.000%
4	<6.50:1 but ≥5.50:1	2.500%	5.750%	5.750%
3	<5.50:1 but ≥5.00:1	2.500%	5.500%	5.500%
2	<5.00:1 but ≥4.00:1	2.250%	5.250%	5.250%
1	<4.00:1	2.250%	5.000%	5.000%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered, until the first Business Day after the date on which such Compliance Certificate is delivered. Any decrease in the Applicable Rate as a result of the occurrence of the Extension Event shall become effective as of the first Business Day immediately following the date all conditions for such Extension Event are satisfied pursuant to Section 2.18. Notwithstanding the foregoing, the Applicable Rates in effect on the Closing Date and thereafter shall, subject to the provisions of Section 2.09(b), be the rates set forth above based upon the most recently delivered Compliance Certificate.

“Appropriate Lender” means, at any time, (a) with respect to the Committed Loans and the Term Loan, a Revolver Lender that has a Commitment with respect to the Committed Loans or a Term Loan Lender that holds any portion of the Term Loan, respectively, at such time, and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolver Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Non-Defaulting Lender, (b) an Affiliate of a Non-Defaulting Lender or (c) an entity or an Affiliate of an entity that administers or manages a Non-Defaulting Lender.

“Arrangers” means Banc of America Securities LLC, The Bank of Tokyo-Mitsubishi UFJ Ltd., New York Branch and SunTrust Robinson Humphrey, Inc., in their capacity as joint lead arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 28, 2008, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes and schedules thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolver Lender to make Committed Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the sum of 1/2 of 1.00% plus the Federal Funds Rate for such day, (b) the Prime Rate for such day and (c) except during a Eurodollar Unavailability Period, the sum of (i) 1.00% plus (ii) the Eurodollar Rate (for an Interest Period of one month, determined in accordance with subclause (b) of the definition of Eurodollar Rate).

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” means Media General, Inc., a Virginia corporation.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Term Loan Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Cafeteria Plan Flex Account” means the bank deposit account (or if more than one, the aggregate of all such accounts) established and maintained by the Borrower from time to time to serve as collateral for stored value card transactions under the health and/or dependent care flexible spending account components of the Borrower’s cafeteria plan for employees, as such plan exists now or may be amended in the future, but in each case only to the extent such accounts are established and maintained in accordance with applicable Laws and qualify under Section 125 of the Code.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are charged to current operations in accordance with GAAP). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

“Cash Collateralize” means (a) with respect to Sections 2.03, 2.14 and 8.02(c), to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolver Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders) and (b) with respect to Section 2.04, pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolver Lenders, as collateral for Revolver Credit Facility, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders) . Derivatives of such term have corresponding meanings

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least Prime-1 (or the then equivalent grade) by Moody’s or at least A-1 (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means Bank of America and its Affiliates and any other Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) of the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) the descendents of D. Tennant Bryan and their respective estates, lineal descendants, adoptive children, heirs, executors, personal representatives, administrators and trusts for any of their benefit or the benefit of their respective spouses, estates, lineal descendants, adoptive children or heirs) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, 50% or more of the outstanding shares of the Class B voting stock of the Borrower; or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) a “change of control” or any comparable term under, and as defined in, any Indenture Documentation or New Notes Indenture Documentation (if any) shall have occurred.

“Closing Date” means the first date all the conditions precedent in Sections 4.01, 4.02 and 4.03 are satisfied or waived by each Lender.

“Code” means the Internal Revenue Code of 1986.

“Co-Documentation Agents” means The Bank of Nova Scotia and The Royal Bank of Scotland plc.

“COLI Loan” means any “policy loan” or “premium loan” (as they may be defined in the COLI Policies) incurred or created by the Borrower or its Subsidiaries with respect to any of the COLI Policies (or any other similar or like arrangement whereby the Borrower or any of its Subsidiaries is able to access the cash value of any of the COLI Policies), and “COLI Loans” means all such loans and arrangements.

“COLI Policies” means all company-owned life insurance policies (or similar insurance policies), including those listed on Schedule 1.01(b).

“Collateral” means all of the collateral and mortgaged property described in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents or Loan Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, including, without limitation, all cash, assets, real estate and other properties of the Borrower and its Subsidiaries, but excluding certain assets (i) not required to be subject to Liens securing the Obligations by the terms of this Agreement or any Loan Document or (ii) immaterial to the Borrower and its Subsidiaries.

“Collateral Agent” means Bank of America, N.A., or any such successor collateral agent in accordance with the terms of the Intercreditor Agreement.

“Collateral Documents” means, collectively, the Security Agreements, the Security Agreement Joinders, the Pledge Agreements, the Pledge Agreement Joinders, the Mortgages, the Intercreditor Agreement, and each of the other agreements, instruments or documents that creates, evidences or provides notice of, or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, in a form acceptable to the Administrative Agent.

“Commitment” means, as to each Revolver Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01(a) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolver Lender’s name on Schedule 2.01(a) as its Commitment under the Revolver Credit Facility, or in the Assignment and Assumption pursuant to which such Revolver Lender becomes a party hereto, as applicable, as such amount may be reduced from time to time in accordance with this Agreement. Notwithstanding anything herein or in any other Loan Document to the contrary, commencing on the Second Amendment Effective Date, the Commitment of each Revolver Lender shall be reduced to an amount equal to such Revolver Lender’s Revolver Applicable Percentage of $45,000,000.

“Committed Borrowing” means a borrowing, continuation or conversion consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Revolver Lenders pursuant to Section 2.01(a).

“Committed Loan” has the meaning specified in Section 2.01(a).

“Committed Loan Note” means a promissory note made by the Borrower in favor of a Revolver Lender evidencing Committed Loans made by such Revolver Lender, substantially in the form of Exhibit D.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or in such other form acceptable to the Administrative Agent.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E, or in such other form acceptable to the Administrative Agent.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination for the Borrower and its Subsidiaries in each case for the period of four fiscal quarters most recently ended for which financial statements have been delivered in accordance with the terms of Section 6.01(a) or Section 6.01(b), as applicable, the ratio of (a) EBITDA minus the aggregate amount of all Capital Expenditures paid, to (b) the sum of (i) cash Interest Expense, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, (iii) Restricted Payments paid in cash and (iv) the aggregate amount of Federal, state, local and foreign income taxes paid in cash (without giving credit to any tax refunds).

“Consolidated Interest Charges” means, for any period of determination, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for such period of determination minus, to the extent included in Consolidated Interest Charges, (d) one-time transaction fees, underwriting fees, amendment fees and all professional legal and advisory fees, each paid in cash in connection with the Second Amendment and the issuance of the New Notes (if any) (including original issue discounts).

“Consolidated Interest Coverage Ratio” means, at any date of determination for the Borrower and its Subsidiaries in each case for the period of four fiscal quarters most recently ended for which financial statements have been delivered in accordance with the terms of Section 6.01(a) or Section 6.01(b), as applicable, the ratio of (a) EBITDA to (b) Cash Consolidated Interest Charges.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agents” means SunTrust Bank and The Bank of Tokyo-Mitsubishi UFJ Ltd., New York Branch.

“Credit Extension” means each of the following: (a) a Loan (including any Committed Loans and/or Term Loans) and (b) an L/C Credit Extension.

“Cross Ownership Rules” means the rules of the FCC regarding multiple ownership of media assets within a market area set forth in Amendment of Sections 73.34, 73.240 and 73.636 of the Commissions Rules Relating to Multiple Ownership of Standard, FM, and Televisions Broadcast Stations, 50 F.C.C. 2d 1046 (1975) or any successor FCC rules.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder

(provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer and each other Lender promptly following such determination.

“Deferred Prepayments” has the meaning specified in Section 5.23(b).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including, without limitation, dispositions of or pursuant to Local Marketing Agreements, Joint Sales Agreement or Shared Services Agreements or pursuant to any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Repayments” means, for the period commencing February 1, 2012 and ending on any date of determination, the aggregate amount of all proceeds of Dispositions consummated by the Borrower or any Subsidiary consummated during such period, which such proceeds were used to reduce Total Outstandings.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means, for any period (the “Determination Period”), for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Net Income for the Determination Period plus the sum of:

(a) the following (but in each case only to the extent deducted in calculating Net Income for the Determination Period), and in each case without duplication:

(i) Interest Expense for the Determination Period,

(ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for the Determination Period,

(iii) depreciation and amortization expense for the Determination Period,

(iv) all film amortization charges, less any film cash payments for the Determination Period,

(v) other non-recurring expenses of the Borrower and its Subsidiaries for the Determination Period reducing such Net Income which do not represent a cash item in the Determination Period or any future period,

(vi) actual one-time employment severance costs expensed during the Determination Period, provided that, (A) such severance costs were customary and incurred in accordance with the Borrower’s past practices, (B) the aggregate amount of all such cash employment severance costs expensed during the period from the Second Amendment Effective Date through the end of the Determination Period does not exceed $15,000,000 (excluding from such limitation all such cash employment severance costs incurred in connection with the sale of any of the Borrower’s publishing assets, and (C) the aggregate amount of all such cash employment severance costs arising from the sale of any of the Borrower’s publishing assets expensed during the period from the Second Amendment Effective Date through the end of the Determination Period does not exceed $15,000,000,

(vii) cash receipts during the Determination Period in respect of non-cash increases deducted from EBITDA previously,

(viii) actual shut-down expenses expensed during the Determination Period, provided that, (A) such shut-down expenses were customary and incurred in accordance with the Borrower’s past practices, (B) the aggregate amount of all such actual shut-down expenses expensed during the period from the Second Amendment Effective Date through the end of the Determination Period does not exceed $40,000,000 (excluding from such limitation all such shut-down expenses incurred in connection with the sale of any of the Borrower’s publishing assets), and (C) the aggregate amount of all such actual shut-down expenses expensed in connection with the sale of any of the Borrower’s publishing assets during the period from the Second Amendment Effective Date through the end of the Determination Period does not exceed $15,000,000,

(ix) actual costs expensed for any appraisals required pursuant to this Agreement during the Determination Period,

(x) actual expense reimbursement payments expensed by the Borrower during the Determination Period with respect to any advisor engaged on behalf of the Administrative Agent,

(xi) actual payments and fees to the extent incurred and expensed after November 10, 2011 by the Borrower in each case solely in connection with the actual cash payment of:

(A) for Determination Periods during the Borrower’s fiscal year 2012, all financial and legal advisors engaged on behalf of the Borrower in connection with the First Amendment, the Second Amendment, any divestiture of all or any portion of the Borrower’s and its Subsidiaries’ publishing assets and the issuance of the New Notes; and

(B) For Determination Periods during any fiscal year after the end of the Borrower’s fiscal year 2012, one financial advisor and one legal advisor at any one time engaged on behalf of the Borrower;

provided that, notwithstanding the foregoing, the aggregate amount of all addbacks to EBITDA pursuant to this subsection (xi) and otherwise pursuant to this definition of EBITDA with respect to all financial and legal advisors engaged on behalf of the Borrower

(I) during the period from the First Amendment Effective Date through the end of the Borrower’s fiscal year ending 2012, does not exceed $16,000,000,

(II) during the period from the First Amendment Effective Date through the end of the Borrower’s fiscal year ending 2013, does not exceed $17,500,000, and

(III) during the period from the First Amendment Effective Date through the end of the Borrower’s fiscal year ending 2014 and each year thereafter, does not exceed $18,250,000,

(xii) transaction fees and losses expensed in the Determination Period arising from (A) the Disposition of assets or (B) the termination of any lease of real or personal property,

(xiii) fees (including reimbursements) to the Administrative Agent (and its Affiliates) and the Lenders payable or paid in connection with the First Amendment, the Second Amendment and the issuance of the New Notes, and in each case expensed by the Borrower during the Determination Period,

(xiv) non-cash expenses for the Determination Period in respect of fees paid in connection with financing transactions in prior periods; and

(xv) fees (including reimbursements) constituting legal fees for counsel to the underwriter, mortgage filing fees, other filing fees and printing costs in each case in connection with the issuance of the New Notes and expensed by the Borrower during the Determination Period;

minus the sum of

(b) the following (but only to the extent deducted in calculating such Net Income for such period), and in each case without duplication:

(i) any benefit for Federal, state, local and foreign income taxes accrued with respect to the Borrower and its Subsidiaries for the Determination Period, plus

(ii) all non-cash items increasing Net Income for the Determination Period, plus

(iii) cash payments made during the Determination Period with respect to non-cash charges added back during previous periods if otherwise excluded;

provided that for the purposes of determination of the Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio or the Consolidated Interest Coverage Ratio, EBITDA shall be determined as if any Subsidiary that has become or ceased to be a Subsidiary during the fiscal quarter then ending or the immediately preceding three fiscal quarters, was (or, in the case of a Subsidiary that has ceased to be a Subsidiary, was not) a Subsidiary at all times during such period.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to the consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (A) the British Bankers Association LIBOR Rate, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) (“BBA LIBOR”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (B) if such published rate is not available at such time for any reason, then the Eurodollar Rate for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

(b) For any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time two Business Days prior to the date of determination (provided that if such day is not a London Business Day, the next preceding London Business Day) for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

Notwithstanding the foregoing, in respect of any Loans that are (i) Eurodollar Rate Loans or (ii) Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the Eurodollar Rate shall be at all times not less than 1.50%.

“Eurodollar Rate Committed Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a Eurodollar Rate Term Loan.

“Eurodollar Rate Term Loan” means a Term Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Unavailability Period” means any period of time during which a notice delivered to the Borrower in accordance with Section 3.03(a) shall remain in force and effect.

“Event of Default” has the meaning specified in Section 8.01.

“Exception Accounts” means those certain deposit accounts of Loan Parties with institutions that are not Lenders or Affiliates of Lenders, but only if (a) such accounts are maintained at an institution other than a Lender or an Affiliate of a Lender in accordance with the terms of this Agreement, including without limitation, Section 6.15, and (b) the aggregate amount in any such account at any one time does not exceed $25,000.

“Excess Cash Flow” means, for any fiscal year of the Borrower, the excess (if any and to the extent it is a positive number) of:

(a) the sum of (i) EBITDA for such fiscal year plus (ii) tax refunds received by the Loan Parties in cash during such fiscal year;

less (to the extent not already deducted, and without duplication):

(b) the sum (in each case, for such fiscal year) of

(i) Consolidated Interest Charges actually paid in cash by the Borrower and its Subsidiaries,

(ii) scheduled principal repayments, to the extent actually made, of Term Loans and voluntary prepayments of Loans actually made (except those voluntary prepayments that do not reduce the Aggregate Commitments),

(iii) all income taxes actually paid in cash by the Borrower and its Subsidiaries,

(iv) Adjusted Working Capital of such Person as determined on the last day of such year minus Adjusted Working Capital as determined on the first day of such year (in each case excluding working capital accounts of any of the Borrower’s or its Subsidiaries’ publishing assets Disposed of during such year), plus all Restricted Payments made during such year (except Restricted Payments made to any Loan Party),

(v) Capital Expenditures actually paid by the Borrower and its Subsidiaries in such fiscal year,

(vi) without duplication, Investments made during such year that were permitted by Section 7.02(d),

(vii) to the extent added back to EBITDA during such period in accordance with the terms of subsection (a)(vi) of the definition of EBITDA, actual one-time cash employment severance costs expensed during such period,

(viii) to the extent added back to EBITDA during such period in accordance with the terms of subsection (a)(viii) of the definition of EBITDA, actual shut-down expenses expensed during such period,

(ix) to the extent added back to EBITDA during such period in accordance with the terms of subsection (a)(ix) of the definition of EBITDA, actual costs expensed for (or reimbursements with respect to), any appraisals required pursuant to this Agreement from time to time,

(x) to the extent added back to EBITDA during such period in accordance with the terms of subsection (a)(x) of the definition of EBITDA, actual reimbursement payments expensed by the Borrower with respect to any advisor engaged on behalf of the Administrative Agent,

(xi) to the extent included in the calculation of EBITDA only, with respect to the Excess Cash Flow required prepayment for the 2010 fiscal year only, cash tax refunds actually received in cash by the Borrower during the Borrower’s fiscal year of 2010 in an aggregate amount up to $28,500,000, but only to the extent such cash tax refund was included in the calculation of Excess Cash Flow,

(xii) to the extent not accounted for in the calculation of EBITDA and not already adjusted for in the determination of Adjusted Working Capital set forth in subclause (iv) above, cash contributions made during such year to any Pension Plan of the Borrower in accordance with the terms of Section 7.11(d),

(xiii) to the extent added back to EBITDA during such period in accordance with the terms of subsection (a)(xi) of the definition of EBITDA, actual reimbursement payments and fees expensed by the Borrower with respect to any advisor engaged on behalf of the Borrower,

(xiv) to the extent added back to EBITDA during such period in accordance with the terms of subsection (a)(xii) of the definition of EBITDA, cash transaction fees and cash losses arising from the Disposition of assets or the termination of any lease of real or personal property,

(xv) to the extent added back to EBITDA during such period in accordance with the terms of subsection (a)(xiii) of the definition of EBITDA, fees payable or paid in connection with the First Amendment, the Second Amendment and the issuance of the New Notes, and

(xvi) to the extent added back to EBITDA during such period in accordance with the terms of subsection (a)(xv) of the definition of EBITDA, fees (including reimbursements) constituting legal fees for counsel to the underwriter, mortgage filing fees, other filing fees and printing costs in each case in connection with the issuance of new Notes.

“Exchange Notes” means those certain senior secured notes issued by the Borrower in exchange for the Original Senior Secured Notes pursuant to the terms and conditions of that certain Registration Rights Agreement, to be entered into between the Borrower, the Guarantors and the initial purchasers of the Original Senior Secured Notes, in a principal amount not more than the original principal amount of the Original Senior Secured Notes, and on the terms and conditions as set forth on Schedule 1.01(a), and on such other terms and conditions, and subject to documentation, acceptable to each of the Arrangers.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Agreements” has the meaning specified in the opening paragraphs of this Agreement.

“Existing Credit Agreement” has the meaning specified in the opening paragraphs of this Agreement.

“Existing Letters of Credit” means those letters of credit listed on Schedule 1.01.

“Existing Mortgages” means the Mortgages executed and delivered pursuant to the Existing Agreements prior to the Closing Date.

“Existing Mortgage Policies” means the (a) Mortgage Policies issued prior to the Closing Date with respect to the Existing Mortgages and (b) without duplication, Mortgage Policies issued prior to the Second Amendment Effective Date with respect to the Mortgages.

“Existing Term Loan Agreement” has the meaning specified in the opening paragraphs of this Agreement.

“Extension Event” means the satisfaction of each of the conditions set forth in Section 2.18.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (including the COLIs but not including proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility” means the Term Loan Facility and/or the Revolver Credit Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCC” means the Federal Communications Commission and any successor thereto.

“FCC Cross Ownership Issues” means (i) the Cross Ownership Rules are in effect and (ii) the Borrower and its Subsidiaries’ ownership of media assets is Permitted Cross Ownership.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (a) that certain Fee Letter, dated as of February 5, 2010, between Bank of America, N.A. and the Borrower (the “BANA Fee Letter”), (b) any other fee letter, engagement letter, commitment letter, agreement, or other letter or arrangement entered into by the Borrower and/or any Loan Party and the Administrative Agent in connection with this Agreement, or any amendment hereto providing for the payment of any fees to any Lender and (c) any other fee letter, engagement letter, commitment letter, agreement, or other letter or arrangement entered into by the Borrower and any other Person in connection with this Agreement, or any amendment hereto providing for the payment of any fees to any Lender.

“First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of February 8, 2012, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means the date that all conditions of effectiveness set forth in §6 of the First Amendment are satisfied.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, that Defaulting Lender’s Revolver Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which (a) the Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.15(a)(iv), or (b) Cash Collateral or other credit support acceptable to the L/C Issuer has been provided in accordance with Section 2.03 or 2.15.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.06(h).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the primary obligor) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien) limited to the lesser of such Indebtedness or the value of the assets securing such Lien; provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. For the purposes of Section 7.03, Guarantee obligations by the Borrower or any of its Subsidiaries in respect of Indebtedness shall be calculated without duplication of any other Indebtedness. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each Subsidiary which executes and delivers to the Administrative Agent the Guaranty or a Guaranty Joinder, for so long as such Subsidiary is obligated under such Guaranty or Guaranty Joinder.

“Guaranty” means the Second Restated Guaranty made by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G and all Guaranty Joinders executed and delivered in connection therewith.

“Guaranty Joinder” means each Guaranty Joinder in the form of Exhibit A attached to the Guaranty, including, without limitation, those Guaranty Joinders to be executed and delivered by each Subsidiary acquired or created after the Closing Date.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means (a) any Person that, at the time it entered into an interest rate Swap Contract permitted under Article VI or VII, was a Lender or an Affiliate of a Lender and (b) the Administrative Agent and each of its Affiliates party to a Swap Contract, in its capacity as a party to such Swap Contract.

“HY Trigger Event” means that date upon which the aggregate outstanding principal amount of the Senior Secured Notes is less than $200,000,000 (or would have been less than $200,000,000 but for the holders of the Senior Secured Notes declining a Disposition mandatory prepayment).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that, if such Indebtedness is non-recourse, the amount of such Indebtedness for purposes hereof shall be limited to the lesser of the principal amount of such Indebtedness and the fair market value of the property subject to such Lien);

(f) Capital Lease Obligations and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing determined in accordance with GAAP.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (provided that, if such Indebtedness is partially recourse and partially non-recourse, only the amount of such recourse Indebtedness shall be included). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For all purposes hereof, the Indebtedness of any Person shall not, to the extent applicable, include any COLI Loans of such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indenture” means that certain Indenture among the Borrower, the Guarantors and the Trustee executed in connection with the Senior Secured Notes, and any supplement or amendment thereto, on the terms and conditions as set forth on Schedule 1.01(a) and on such other terms and conditions, and subject to documentation, acceptable to each of the Arrangers.

“Indenture Documentation” means the Senior Secured Notes, the Indenture, and all agreements and instruments executed by the Borrower or any of the other Loan Parties in connection with the Senior Secured Notes and the Indenture, including without limitation, all agreements and instruments granting any Lien to secure any of the Senior Secured Notes, in each case on the terms and conditions as set forth on Schedule 1.01(a) and on such other terms and conditions, and subject to documentation, acceptable to each of the Arrangers.

“Information” has the meaning specified in Section 10.07.

“Intercreditor Agreement” means that certain Intercreditor Agreement executed as of the Closing Date between the Administrative Agent, the Trustee and the Borrower, substantially in the form of Exhibit H with such changes thereto as are acceptable to the Administrative Agent.

“Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or the period commencing on the date any existing

Loan is converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or Term Loan Notice, as the case may be, or, such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Investment” means, as to any Person, any direct or indirect Acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of all or any portion of the capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joint Sales Agreement” means an agreement for the sale of commercial or advertising time or any similar arrangement pursuant to which a Person obtains the right to (i) sell at least a majority of the time for commercial spot announcements, and/or resell to advertisers such time on, (ii) provide the sales staff for the sale of the advertising time or the collection of accounts receivable with respect to commercial advertisements broadcast on, (iii) set the rates for advertising on and/or (iv) provide the advertising material for broadcast on, a television broadcast station the FCC License of which is held by a Person other than an Affiliate of such Person.

“Junior” means, with respect to (i) any issuance of Indebtedness of the Borrower or any of its Subsidiaries, junior in priority to the Obligations pursuant to a subordination agreement subordinating the Indebtedness, and (ii) Liens on the assets, properties and Equity Interests of the Borrower or any of its Subsidiaries, junior in priority to the Liens securing the Obligations pursuant to a subordination agreement subordinating the Liens, in each case on terms and conditions, and pursuant to documentation acceptable to the Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolver Lender, such Revolver Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolver Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Cash Collateral” means any cash that is held by Bank of America as Cash Collateral for any L/C Obligations in accordance with Section 2.03 or Section 2.14.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each lender from time to time party hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Leverage Ratio” means, on any date of determination, the ratio of (a) Indebtedness of the Borrower and its Subsidiaries on a consolidated basis on such date of determination minus any Indebtedness of the type described in subsection (c) of the definition of “Indebtedness” that is not currently due and payable, to (b) EBITDA for the period of the four fiscal quarters most recently ended for which financial statements have been delivered in accordance with the terms of Section 6.01(a) or Section 6.01(b), as applicable.

“License” means, as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Account” has the meaning specified in Section 2.16.

“Liquidity Account Drawing” means a drawing of funds from the Liquidity Account pursuant to Section 2.17.

“Liquidity Account Maximum” means $50,000,000, provided that, notwithstanding the foregoing, on and after the issuance date of the New Notes (if any), the Liquidity Account Maximum will be the sum of (a) $50,000,000 plus (b) (if any) the Outstanding Amount of the Committed Loans immediately prior to the issuance of the New Notes that were repaid with the proceeds of the issuance of the New Notes in accordance with the terms of Section 2.04(b)(iv)(2.).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Term Loan.

“Loan Allocation Amount” means, on any date of determination, an amount equal to the sum of (a) the greater of (i) the Aggregate Commitments and (ii) the Outstanding Amount of the Committed Loans, as of such date, plus (b) the Outstanding Amount of Term Loans as of such date.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Collateral Document, the Fee Letters, the Guaranty, each Guaranty Joinder, each Compliance Certificate delivered to the Administrative Agent and signed by a Responsible Officer of the Borrower, and each other document or agreement executed by any Loan Party in connection with this Agreement from time to time, except Swap Contracts.

“Loan Parties” means, collectively, the Borrower and each Subsidiary and “Loan Party” means any of them, as applicable in the context in which it is used.

“Local Marketing Agreement” means a local marketing arrangement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time during more than fifteen percent (15%) of the air time of a television broadcast station licensed to another Person.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Borrower or the Borrower and the other Loan Parties, taken as a whole, to perform its or their obligations under the Loan Documents; or (c) the rights or remedies of the Administrative Agent or the Lenders (or any of their permitted agents or designees) under this Agreement or any of the other Loan Documents.

“Maturity Date” means (x) prior to the occurrence of the Extension Event, March 29, 2013 and (y) on and after the occurrence of the Extension Event, March 30, 2015.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means (in each case as same may be amended or amended and restated) a deed of trust, trust deed, deed to secure debt, mortgage, leasehold deed of trust, leasehold trust deed, leasehold deed to secure debt, or leasehold mortgage, together with the assignments of leases and rents referred to therein or executed in connection therewith, in each case in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders and securing the obligations described therein (including the Secured Obligations) and in form and substance acceptable to the Administrative Agent. The term “Mortgages” includes without limitation the Existing Mortgages together with the Mortgage Amendments, Mortgages delivered pursuant to Section 6.12, and Mortgages delivered pursuant to Section 6.13. Each Mortgage executed after the Closing Date shall be in form and substance substantially the same as the Existing Mortgages, as amended by the Mortgage Amendments contemplated by Section 6.12(a), with such changes as may be reasonably acceptable to the Administrative Agent (including, without limitation, such changes as may be reasonably satisfactory to the Administrative Agent and its counsel to account for matters of Law, whether local or otherwise).

“Mortgage Amendment” means (a) an amendment to an Existing Mortgage or an amendment and restatement of an Existing Mortgage, or (b) an amendment to a Mortgage or an amendment and restatement of a Mortgage, as applicable, in each case in form and substance acceptable to the Administrative Agent.

“Mortgage Policy” means a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgage in question to be valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, filed mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted under the Loan Documents, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by the Borrower or any other Loan Party, or any Extraordinary Receipt received or paid to the account of the Borrower or any other Loan Party, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable, customary and documented out-of-pocket expenses incurred by the Borrower or such other Loan Party in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or Extraordinary Receipt, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b) with respect to the sale or issuance of any Equity Interest by the Borrower or any other Loan Party, or the incurrence or issuance of any Indebtedness by the Borrower or any other Loan Party, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable, customary and documented out-of-pocket expenses, incurred by the Borrower or such other Loan Party in connection therewith.

“Net Income” means as applied to the Borrower and its Subsidiaries on a consolidated basis for any period, the aggregate amount of net income of such Person, after taxes (but before extraordinary items), for such period, as determined in accordance with GAAP.

“New Noteholders” means, on any date of determination, those holders of any of the New Notes on such date.

“New Notes” means the Indebtedness issued by the Borrower in accordance with Section 7.03(i) provided that the Net Cash Proceeds thereof are applied to prepay the Loans in accordance with the terms of Section 2.04(b)(iv)(2.) and reduce the Aggregate Commitments in accordance with the terms of Section 2.05(b)(i).

“New Notes Indenture” means (a) any supplement or amendment to the Indenture executed in connection with the Senior Secured Notes or (b) any indenture among the Borrower or any of the other Loan Parties and any trustee executed in connection with the New Notes.

“New Notes Indenture Documentation” means the New Notes, the New Notes Indenture, and all agreement and instruments executed by the Borrower or any other Loan Parties in connection with the New Notes and the New Notes Indenture, including, without limitation, all agreements and instruments granting any Lien to secure any of the New Notes, in each case pursuant to documentation (including, without limitation, documentation with respect to any collateral to secure the New Notes) no less favorable to the Borrower and its Subsidiaries and the Lenders than the terms, conditions and documentation of the Senior Secured Notes, except with respect to pricing terms.

“New Notes Intercreditor Agreement” has the meaning specified in Section 7.03(i).

“New Notes Yield to Maturity” means the per annum rate of return (determined as of the date of issuance of the New Notes) that a New Noteholder will earn if such New Note is held to maturity.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Total Lenders.

“Non-Defaulting Lender” means a Lender other than a Defaulting Lender.

“Note” means any of the Committed Loan Notes or Term Loan Notes, and “Notes” means all of the Committed Loan Notes and Term Loan Notes.

“Noteholders” means, on any date of determination, those holders of any of the Senior Secured Notes on such date.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, or otherwise with respect to any Loan or Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation, all indemnification obligations, yield protection obligations and other obligations arising under the Loan Documents, and including interest and fees with respect to any of the foregoing that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Senior Secured Notes” means those certain senior secured notes to be issued by the Borrower in connection with the effectiveness of this Agreement in accordance with the terms hereof and pursuant to the terms of the Indenture, on the terms and conditions as set forth on Schedule 1.01(a) and on such other terms and conditions acceptable to each of the Arrangers.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date; (ii) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of Term Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Cross Ownership” means the common ownership by the Borrower and its Subsidiaries of a television station and a daily newspaper in the same market where (i) the ownership of such media assets is permitted by or grandfathered under the Cross Ownership Rules (the Borrower’s Tampa operations are grandfathered under the Cross Ownership Rules), (ii) the Borrower and its Subsidiaries have a waiver in respect of their ownership of such media assets under the Cross Ownership Rules, or (iii) if the ownership of such media assets does not satisfy either clause (i) or (ii), (A) the only consequence the FCC imposes on the Borrower or its Subsidiaries is the divestiture of such assets and (B) the Borrower (x) is in the process of complying with any FCC order or ruling regarding the divestiture of such assets or (y) is contesting such FCC order or ruling regarding divestiture in good faith by appropriate proceedings diligently conducted; provided that, with respect to the activities described in (x) and (y), such FCC order or ruling regarding divestiture does not constitute a final non-appealable order or ruling to divest all or substantially all of the assets of the Borrower.

“Permitted Line of Business” means any business related to those currently conducted by the Borrower and its Subsidiaries or businesses related to the communications or media businesses.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning specified in Section 2.07(d).

“PIK Rate” means 1.50% per annum; provided, however, if the New Notes Yield to Maturity as of the date of the issuance of such New Notes exceeds 13%, the PIK Rate will automatically and permanently increase, effective as of the date of the issuance of such New Notes, by the amount of the excess of the New Notes Yield to Maturity above 13%.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means those certain First Restated Pledge Agreements made by the Borrower and its Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, substantially in the form delivered in connection with the Existing Agreements, with such changes thereto as are acceptable to the Administrative Agent, and all Pledge Agreement Joinders from time to time executed and delivered in connection therewith.

“Pledge Agreement Joinders” means any joinder executed in connection with any Pledge Agreement.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis” means, for any period or date, for each Loan Party with respect to any Disposition, Acquisition, Investment, merger, dissolution, liquidation, consolidation, or Restricted Payment (including any related assumption, incurrence or issuance of Indebtedness in connection with any such transaction or event), that any calculation or projection required to be made hereunder shall be calculated after giving effect on a pro forma basis to any such transaction or event, and that such transaction or event shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction or event for which the Borrower has delivered financial statements in accordance with the terms of Section 6.01(a) or Section 6.01(b), as applicable. In connection with the foregoing, (i) with respect to any Disposition (A) income statement and cash flow statement items (whether positive or negative) attributable to the Person or assets disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction or event and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) with respect to any Acquisition (A) income statement items (whether positive or negative) attributable to the Person or assets acquired shall be included to the extent relating to any period applicable in such calculations to the extent (I) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any of the defined terms included in any calculation pursuant to this Agreement and (II) such items are supported by audited financial statements or other information reasonably satisfactory to the Administrative Agent and (B) any Indebtedness incurred, assumed or issued by the Borrower or any other Loan Party (including the Person or assets acquired) in connection with such transaction or event and any Indebtedness of the Person or assets acquired which is not retired in connection with such transaction or event (I) shall be deemed to have been incurred as of the first day of the applicable period and (II) shall be deemed to bear interest at (x) the rate applicable thereto, in the case of fixed rate Indebtedness or (y) the rates which would be applicable thereto as of the date of determination, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while the same was actually outstanding during the relevant period shall be calculated using the actual rates applicable thereto while the same was actually outstanding).

“Proposed Dispositions” means those Dispositions which are pending or contemplated to be consummated prior to March 23, 2012, in each case only to the extent that such Dispositions are expected to generate, in any one transaction or in any series of related transactions, gross cash proceeds in excess of $75,000.

“Public Lender” has the meaning specified in Section 6.02.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reduction Amount” has the meaning specified in Section 2.04(b)(ix).

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Released Lender Parties” has the meaning given in Section 10.20.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to the initial Credit Extension hereunder or a conversion or continuation of Term Loans, a Term Loan Notice and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Request for Liquidity Account Draw” means notice of a drawing of funds from the Liquidity Account, pursuant to Section 2.17, which, if in writing, shall be substantially in the form of Exhibit I or in such other form acceptable to the Administrative Agent.

“Required Revolver Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the Aggregate Commitments (or, if the commitment of each Revolver Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions has been terminated pursuant to Section 8.02 or expired, Lenders holding in the aggregate more than 50% of the Revolver Outstandings, with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed to be held by such Lender for purposes of this definition), provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolver Lenders.

“Required Term Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the Outstanding Amount of Term Loans; provided that the Outstanding Amount of Term Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Required Total Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the Aggregate Commitments (or, if the commitment of each Revolver Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions has been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Revolver Outstandings, with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed to be held by such Lender for purposes of this definition), plus (b) the Outstanding Amount of Term Loans; provided that, in each case of subsections (a) and (b) preceding, the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Total Lenders.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolver Applicable Percentage” means with respect to any Revolver Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Revolver Lender’s Commitment at such time. If the commitment of each Revolver Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Revolver Applicable Percentage of each Revolver Lender shall be determined based on the Revolver Applicable Percentage of such Revolver Lender most recently in effect, giving effect to any subsequent assignments. The initial Revolver Applicable Percentage of each Revolver Lender is set forth opposite the name of such Revolver Lender on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Revolver Lender becomes a party hereto, as applicable.

“Revolver Credit Facility” means, at any time, the revolving loan facility described in Section 2.01(a) and the other applicable provisions of this Agreement and the Loan Documents.

“Revolver Lender” means, on any date of determination, each Lender that has either or both of the following characteristics on such date: (a) a Revolver Applicable Percentage that is more than zero or (b) such Lender is owed any portion of the outstanding amount of the Committed Loans.

“Revolver Outstandings” means the aggregate Outstanding Amount of all Committed Loans and all L/C Obligations.

“Revolving Sharing Percentage” means 16%.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of March 20, 2012, among the Borrower, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means the date that all conditions of effectiveness set forth in §12 of the Second Amendment are satisfied.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means (a) any interest rate Swap Contract permitted under Article VI or VII that was entered into by and between any Loan Party and any Hedge Bank prior to December 19, 2008, and (b) any Swap Contract entered into by and between any Loan Party and Bank of America or any Affiliate of Bank of America prior to December 19, 2008.

“Secured Obligations” means (a) the Obligations and (b) the “Notes” and “Guarantees”, as each such term is defined in the Indenture.

“Secured Parties” means, collectively, Collateral Agent, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or, to the extent approved by the SEC, the Public Company Accounting Oversight Board (United States), as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means those certain First Restated Security Agreements made by the Borrower and its Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, substantially in the form delivered in connection with the Existing Agreements, with such changes thereto as are acceptable to the Administrative Agent, and all Security Agreement Joinders from time to time executed and delivered in connection therewith.

“Security Agreement Joinder” means any joinder executed in connection with any Security Agreement.

“Senior Secured Debt Rating” means the Borrower’s senior secured debt rating as announced by either S&P or Moody’s (or both).

“Senior Secured Notes” means, as applicable, the Original Senior Secured Notes and, if issued and upon the issuance of the same, the Exchange Notes.

“Shared Services Agreement” means a shared services arrangement or other similar arrangement pursuant to which two Persons owning separate television broadcast stations agree to share the costs of certain services and procurements which they individually require in connection with the ownership and operation of one television broadcast station, whether through the form of joint or cooperative buying arrangements or the performance of certain functions relating to the operation of one television broadcast station by employees of the owner and operator of the other television broadcast station, including, but not limited to, the co-location of the studio, non-managerial administrative and/or master control and technical facilities of such television broadcast station and/or the sharing of maintenance, security and other services relating to such facilities.

“Sharing Percentages” means (i) with respect to prepayments of the Committed Loans, the Revolver Sharing Percentage and (ii) with respect to prepayments of the Term Loans, the Term Sharing Percentage.

“Significant Subsidiary” means any Subsidiary of the Borrower whose TTM EBITDA was greater than ten percent of the TTM EBITDA of the Borrower and its Subsidiaries, on a consolidated basis, for the period of four fiscal quarters ended on the last day of the fiscal quarter most recently ended, or whose assets comprised more than ten percent of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the last day of the fiscal quarter most recently ended.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair value” or “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the fair value or present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) unliquidated, contingent, disputed and unmatured claims shall be valued at the amount that can be reasonably expected to be actual and matured.

“SPC” has the meaning specified in Section 10.06(h).

“Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Survey” means an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid, certified to the Administrative Agent and the issuer of the applicable Mortgage Policy in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the State in which the property described in such survey is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the existence of any encroachments, either by such improvements or on to such property, and other matters that would be disclosed by an accurate survey complying with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and the National Society of Professional Surveyors in 2005.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement,

or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning specified in Section 2.01(b).

“Term Loan Amount” means, as to each Term Loan Lender, its obligation to make a Term Loan on the Closing Date to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name as the Term Loan Amount on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be reduced from time to time in accordance with this Agreement. On the Closing Date, the aggregate amount of all Term Loan Amounts for all Term Loan Lenders shall not be more than $400,000,000.

“Term Loan Applicable Percentage” means with respect to any Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by the principal amount of such Term Loan Lender’s Term Loans at such time. The initial Term Loan Applicable Percentage of each Term Loan Lender is set forth opposite the name of such Term Loan Lender on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable.

“Term Loan Borrowing” means the initial borrowing of Term Loans or the continuation or conversion of Term Loans, in each case consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Term Loans, having the same Interest Period made by each of the Term Loan Lenders pursuant to Section 2.01(b).

“Term Loan Facility” means, at any time, the term loan facility described in Section 2.01(b) and the other applicable provisions of this Agreement and the Loan Documents.

“Term Loan Lender” means, on any date of determination, any Lender that is owed any portion of the Term Loans on such date.

“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing Term Loans made by such Term Loan Lender, substantially in the form of Exhibit C, and any replacements, extensions, renewals or amendments thereto.

“Term Loan Notice” means the notice of the initial Borrowing of Term Loans or the notice of conversion or continuation of a Term Loan, substantially in the form of Exhibit B or in such other form acceptable to the Administrative Agent.

“Term Sharing Percentage” means 84%.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trustee” means The Bank of New York Mellon, as trustee under the Indenture, and any other Person serving as successor Trustee under the Indenture.

“TTM EBITDA” means, at any date of determination, EBITDA for the most recently completed four fiscal quarter period for which financial statements have been delivered in accordance with the terms of Section 6.01(a) or Section 6.01(b), as applicable.

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Wholly-Owned Subsidiary” means, as to any Person, any other Person 100% of the Equity Interests of which (other than directors’ qualifying shares required by law) is owned by such Person directly or indirectly through one or more other Wholly-Owned Subsidiaries.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase without limitation. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) References in this Agreement or any other Loan Document to knowledge by the Borrower or any Subsidiary of events or circumstances shall be deemed to refer to events or circumstances of which any Responsible Officer of any Loan Party has actual knowledge or reasonably should have knowledge.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Total Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Total Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) upon the request of the Administrative Agent, the Borrower shall assist the Administrative Agent and the Lenders in reconciling the financial statements of the Borrower and the calculations of such ratios or requirements made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein, but each such variable interest entity shall not be considered a Subsidiary for any other purpose hereunder.

(d) Financial Statements. References in this Agreement or any other Loan Document to financial statements shall be deemed to include all related schedules and notes thereto.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) Committed Loans. Subject to the terms and conditions set forth herein, each Revolver Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolver Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Revolver Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Revolver Lender, plus such Lender’s Revolver Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment. Within the limits of each Revolver Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01(a). Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Term Loans. On the Closing Date and subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a term loan (each such loan, a “Term Loan”) to the Borrower in an aggregate amount on the Closing Date not to exceed the amount of such Term Loan Lender’s Term Loan Amount. Amounts borrowed under this Section 2.01(b) on the Closing Date and thereafter repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing of Committed Loans and the initial Borrowing of Term Loans, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of Eurodollar Rate Committed Loans, or conversion to or continuation of any Base Rate Loans to Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period more than six months in duration, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice or Term Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of Eurodollar Rate Committed Loans and each conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.02(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice or Term Loan Notice, as applicable, (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, a continuation of Eurodollar Rate Committed Loans, a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Term Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued or the principal amount of Term Loans to be converted or continued, (iv) the Type of Committed Loans to be borrowed or the Type to which existing Committed Loans or Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice or Term Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice or Term Loan Notice, the Administrative Agent shall promptly notify (i) each Revolver Lender of the amount of its Revolver Applicable Percentage of the applicable Committed Loans, and (ii) each Term Loan Lender of the Term Loan Applicable Percentage of the applicable Term Loans being continued or converted, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Revolver Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, with respect to the initial Credit Extension, the Borrowing of Term Loans and Committed Loans on such date, satisfaction of the applicable conditions set forth in Sections 4.01 and 4.03), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Total Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the applicable Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans and Term Loans from one Type to the other, and all continuations of Committed Loans and Term Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolver Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolver Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Revolver Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Revolver Lender, plus such Revolver Lender’s Revolver Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolver Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolver Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolver Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any

Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) a default of any Revolver Lender’s obligations to fund under Section 2.03(c) exists or any Revolver Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral in accordance with Section 2.14, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolver Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure with respect to such Revolver Lender as to either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which the L/C Issuer has such actual or potential Fronting Exposure, as it may elect in its sole discretion, provided that the Borrower and the L/C Issuer agree that cash valued at not more than 125% of each such Letter of Credit that is L/C Cash Collateral for each such Letter of Credit shall constitute satisfactory arrangements.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolver Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer

Documents pertaining to such Letters of Credit as fully as if the term Administrative Agent as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolver Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each

Letter of Credit, each Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolver Lender’s Revolver Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolver Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolver Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolver Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall first, draw funds from the Liquidity Account to fully reimburse the L/C Issuer in an amount equal to the amount of such drawing and second, if there are insufficient funds in the Liquidity Account, promptly notify each Revolver Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolver Lender’s Revolver Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolver Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolver Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolver Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolver Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolver Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolver Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolver Lender’s Revolver Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolver Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolver Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolver Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Revolver Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolver Lender such Revolver Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of L/C Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolver Lender its Revolver Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolver Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolver Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolver Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolver Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolver Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the

Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolver Lenders or the Required Total Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) L/C Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver L/C Cash Collateral hereunder. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolver Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. L/C Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Term Loan Lenders recognize and agree that all cash collateral at any time held by or for the benefit of Administrative Agent, L/C Issuer or Revolver Lenders to secure performance of L/C Borrowings, Unreimbursed Amounts, L/C Obligations and all other obligations of each Loan Party with respect to Letters of Credit and obligations of any Defaulting Lender pursuant to Section 2.14 or Section 2.15 (including Fronting Exposure) is intended to serve primarily as collateral for such obligations and that only upon full and final payment of all principal of, interest on, expenses related to and fees related to all Unreimbursed Amounts and L/C Borrowings and expiration of all Letters of Credit will any balance of such cash collateral be available for application to the other Obligations pursuant to Section 8.03.

(h) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolver Lender in accordance with its Revolver Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolver Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letters, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Prepayments.

(a) Voluntary; In General. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. So long as there exists no Event of Default and unless the Borrower otherwise directs, voluntary prepayments shall be applied by the Administrative Agent to reduce the Revolver Outstandings (which such voluntary prepayments shall not reduce the Aggregate Commitment unless there exists an Event of Default at such time). Each such prepayment shall be applied to reduce the Committed Loans of the Revolver Lenders in accordance with their Revolver Applicable Percentages. Upon an Event of Default and during the continuance thereof, voluntary prepayments shall be applied ratably among the Lenders based on each Lender’s percentage of the Total Outstandings (with amounts required to be applied to reduce the Committed Loans resulting in a corresponding reduction in the Aggregate Commitments, regardless of whether there exist Revolver Outstandings at such time).

(b) Mandatory.

(i) Beginning with the fiscal year ending December 26, 2010, within five Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) and the related Compliance Certificate is required to be delivered pursuant to Section 6.02(b) for each fiscal year, the Borrower shall prepay an aggregate principal amount of Loans equal to (A) 50% of Excess Cash Flow for such fiscal year, if the Leverage Ratio is equal to or less than 5.00 to 1.00 on such Compliance Certificate and on the date of such prepayment and (B) 100% of Excess Cash Flow for such fiscal year, if the Leverage Ratio is greater than 5.00 to 1.00 on such Compliance Certificate or on the date of such prepayment (each such prepayment to be applied as set forth in clauses (vii) and (ix) below).

(ii) If the Borrower or any other Loan Party Disposes of any property (except (x) any Disposition of any property permitted by Section 7.05(c), but only to the extent that the Disposition under Section 7.05(c) is a like asset exchange or credit, Section 7.05(b), (d) and (g) and (y) any Disposition, or series of Dispositions with the same buyer, with respect to which the aggregate gross proceeds are less than $200,000) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay immediately upon receipt thereof as follows:

(A) to the amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Intercreditor Agreement;

(B) 100% of the first $25,000,000 of aggregate Net Cash Proceeds (in excess of the amounts paid pursuant to Section 2.04(b)(ii)(A) above) from all such Dispositions made by any Loan Party after the Closing Date shall, after the Second Amendment Effective Date, be allocated between the outstanding Term Loans and the outstanding Committed Loans (with amounts allocated to the Committed Loans resulting in a corresponding reduction in the Aggregate Commitments, regardless of whether there exist Revolver Outstandings at such time but in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any such Disposition proceeds unless there exists an Event of Default) pro rata in accordance with the applicable Sharing Percentage. Amounts allocated to the Term Loan will reduce the Outstanding Amount of the Term Loans, and amounts allocated to the Committed Loans will be applied as set forth in subclauses (D) and (E) below (as applicable), and

(C) 100% of any Net Cash Proceeds from all such Dispositions made by any Loan Party in excess of (x) the amounts paid pursuant to Section 2.04(b)(ii)(A) above and (y) the $25,000,000 of such Net Cash Proceeds set forth in Section 2.04(b)(ii)(B) above, shall be allocated among (i) Term Loans, (ii) Committed Loans, (iii) Senior Secured Notes and (iv) to the extent permitted by the Intercreditor Agreement, the New Notes (but only to the extent that such New Notes are pari passu in priority with the Obligations and the Senior Secured Notes) pro rata based on (aa) with respect to the Loans, the Loan Allocation Amount as of the date such prepayment is made, (bb) the unpaid principal balance of the Senior Secured Notes as of the date such prepayment is made and (cc) to the extent permitted by the Intercreditor Agreement, the unpaid principal balance of the New Notes as of the date such prepayment is made; provided, however, if any of the Noteholders or New Noteholders elect not to require a mandatory prepayment of the Senior Secured Notes (or New Notes, as applicable) in accordance with the terms and provisions of the Indenture Documentation or the New Notes Indenture Documentation, the portion of the Net Cash Proceeds that would have been applied to reduce the Senior Secured Notes or the New Notes (as applicable) held by such declining Noteholders or declining New Noteholders (as applicable) shall instead be applied to reduce the Loans pro rata in accordance with the applicable Sharing Percentages (with amounts required to be applied to reduce the Committed Loans resulting in a corresponding reduction in the Aggregate Commitments, regardless of whether there exist Revolver Outstandings at such time, but in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any such Disposition proceeds unless there exists an Event of Default). The Loan Allocation Amount of the Loans will be allocated between the outstanding Term Loans and the outstanding Committed Loans (with amounts allocated to the Committed Loans resulting in a corresponding reduction in the Aggregate Commitments, regardless of whether there exist Revolver Outstandings at such time but in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any such Disposition proceeds unless there exists an Event of Default) pro rata in accordance with the applicable Sharing Percentage. Amounts allocated to the Term Loan will reduce the Outstanding Amount of the Term Loans, and amounts allocated to the Committed Loans will be applied as set forth in subclauses (D) and (E) below (as applicable).

(D) So long as the Aggregate Commitments exceed the Aggregate Commitment Minimum Amount, proceeds of Dispositions allocated to the Committed Loans pursuant to this Section 2.04(b)(ii) shall be applied by the Administrative Agent in the following order (in each case subject to the Defaulting Lender provisions):

first, to reduce the L/C Borrowings to zero,

second, ratably among the Revolver Lenders to reduce the outstanding Committed Loans to zero,

third, if the Liquidity Account has been established in accordance with the terms of Section 2.16, deposited into the Liquidity Account to replenish the Liquidity Account up to the Liquidity Account Maximum, and

fourth, used by the Administrative Agent to reduce the outstanding Term Loans;

(E) From and at all times after the date that the amount of the Aggregate Commitments is equal to (or less than) the Aggregate Commitment Minimum, proceeds of Dispositions allocated to the Committed Loans pursuant to this Section 2.04(b)(ii) shall be applied by the Administrative Agent in the following order (in each case subject to the Defaulting Lender provisions):

first, to reduce the L/C Borrowings to zero,

second, ratably among the Revolver Lenders to reduce the outstanding Committed Loans to zero,

third, to Cash Collateralize the Revolver Credit Facility in an amount up to the Aggregate Commitment Minimum,

fourth, if the Liquidity Account has been established in accordance with the terms of Section 2.16, deposited into the Liquidity Account to replenish the Liquidity Account up to the Liquidity Account Maximum, and

fifth, used by the Administrative Agent to reduce the outstanding Term Loans.

(F) Any prepayment of a Loan under this Section 2.04(b)(ii) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(iii) Upon the sale or issuance by the Borrower or any other Loan Party of any of its Equity Interests (other than any sales or issuances of Equity Interests to another Loan Party), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such other Loan Party. The Borrower shall prepay immediately upon receipt thereof as follows:

(A) to the amounts owing to the Collateral Agent in its capacity as such;

(B) 100% of the remaining aggregate Net Cash Proceeds (in excess of the amounts paid pursuant to Section 2.04(b)(iii)(A) above) from all such issuances of Equity Interests made by any Loan Party after the Second Amendment Effective Date, shall be allocated between the outstanding Term Loans and the outstanding Committed Loans (with amounts allocated to the Committed Loans resulting in a corresponding reduction in the Aggregate Commitments, regardless of whether there exist Revolver Outstandings at such time but in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any such issuances of Equity Interests unless there exists an Event of Default) pro rata in accordance with the applicable Sharing Percentage. Amounts allocated to the Term Loan will reduce the Outstanding Amount of the Term Loans, and amounts allocated to the Committed Loans will be applied as set forth in subclauses (C) and (D) below (as applicable).

(C) So long as the Aggregate Commitments exceed the Aggregate Commitment Minimum Amount, proceeds of issuances of Equity Interests allocated to the Committed Loans pursuant to this Section 2.04(b)(iii) shall be applied by the Administrative Agent in the following order (in each case subject to the Defaulting Lender provisions):

first, to reduce the L/C Borrowings to zero,

second, ratably among the Revolver Lenders to reduce the outstanding Committed Loans to zero,

third, if the Liquidity Account has been established in accordance with the terms of Section 2.16, deposited into the Liquidity Account to replenish the Liquidity Account up to the Liquidity Account Maximum, and

fourth, used by the Administrative Agent to reduce the outstanding Term Loans;

(D) From and at all times after the date that the amount of the Aggregate Commitments is equal to or less than the Aggregate Commitment Minimum, proceeds of Dispositions allocated to the Committed Loans pursuant to this Section 2.04(b)(iii) shall be applied by the Administrative Agent in the following order (in each case subject to the Defaulting Lender provisions):

first, to reduce the L/C Borrowings to zero,

second, ratably among the Revolver Lenders to reduce the outstanding Committed Loans to zero,

third, to Cash Collateralize the Revolver Credit Facility in an amount up to the Aggregate Commitment Minimum,

fourth, if the Liquidity Account has been established in accordance with the terms of Section 2.16, deposited into the Liquidity Account to replenish the Liquidity Account up to the Liquidity Account Maximum, and

fifth, used by the Administrative Agent to reduce the outstanding Term Loans.

(E) Any prepayment of a Loan under this Section 2.04(b)(iii) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(iv) Upon the incurrence or issuance by the Borrower or any other Loan Party of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03(a), (b), (c), (d), (e), (f) and (g)), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such other Loan Party or such Subsidiary.

1. Except for the Net Cash Proceeds from the issuance of the New Notes (if any) which such Net Cash Proceeds will instead be applied as set forth immediately following this provision, the Borrower shall prepay immediately upon receipt of Net Cash Proceeds from the issuance of Indebtedness as follows:

(A) to the amounts owing to the Collateral Agent in its capacity as such;

(B) 100% of the remaining aggregate Net Cash Proceeds (in excess of the amounts paid pursuant to Section 2.04(b)(iv)(A) above) from all such issuances of Indebtedness shall be allocated between the outstanding Term Loans and the outstanding Committed Loans (with amounts allocated to the Committed Loans resulting in a corresponding reduction in the Aggregate Commitments, regardless of whether there exist Revolver Outstandings at such time but in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any such issuances of Indebtedness unless there exists an Event of Default) pro rata in accordance with the applicable Sharing Percentage. Amounts allocated to the Term Loan will reduce the Outstanding Amount of the Term Loans, and amounts allocated to the Committed Loans will be applied as set forth in subclauses 1.(C) and 1.(D) immediately following (as applicable)

(C) So long as the Aggregate Commitments exceed the Aggregate Commitment Minimum Amount, proceeds of issuances of Indebtedness (other than proceeds from the issuance of the New Notes) allocated to the Committed Loans pursuant to this Section 2.04(b)(iv)(1.) shall be applied by the Administrative Agent in the following order (in each case subject to the Defaulting Lender provisions):

first, to reduce the L/C Borrowings to zero,

second, ratably among the Revolver Lenders to reduce the outstanding Committed Loans to zero,

third, if the Liquidity Account has been established in accordance with the terms of Section 2.16, deposited into the Liquidity Account to replenish the Liquidity Account up to the Liquidity Account Maximum, and

fourth, used by the Administrative Agent to reduce the outstanding Term Loans;

(D) From and at all times after the date that the amount of the Aggregate Commitments is equal to or less than the Aggregate Commitment Minimum, proceeds of the issuance of Indebtedness (except proceeds from the issuance of the New Notes) allocated to the Committed Loans pursuant to this Section 2.04(b)(iv)(1.) shall be applied by the Administrative Agent in the following order (in each case subject to the Defaulting Lender provisions):

first, to reduce the L/C Borrowings to zero,

second, ratably among the Revolver Lenders to reduce the outstanding Committed Loans to zero,

third, to Cash Collateralize the Revolver Credit Facility in an amount up to the Aggregate Commitment Minimum,

fourth, if the Liquidity Account has been established in accordance with the terms of Section 2.16, deposited into the Liquidity Account to replenish the Liquidity Account up to the Liquidity Account Maximum, and

fifth, used by the Administrative Agent to reduce the outstanding Term Loans.

2. Net Cash Proceeds from the issuance of the New Notes will be applied as follows: The Borrower shall prepay immediately upon receipt of Net Cash Proceeds from the issuance of the New Notes as follows:

(I) Notwithstanding any other provision in this Agreement, the first $145,000,000 of Net Cash Proceeds from the issuance of the New Notes shall be required to prepay (or secure, to the extent deposited in the Liquidity Account pursuant to clause (bb) below) the Loans and be applied as follows:

(aa) The first $130,000,000 shall be applied to prepay the Outstanding Amount of Term Loans on such date; and

(bb) The next $15,000,000 shall be deposited in the Liquidity Account; and

(II) the remaining amounts of Net Cash Proceeds from the issuance of the New Notes shall be allocated between the outstanding Term Loans and the outstanding Committed Loans (with amounts allocated to the Committed Loans resulting in a corresponding reduction in the Aggregate Commitments, regardless of whether there exist Revolver Outstandings at such time but in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any such issuances of the New Notes unless there exists an Event of Default) pro rata in accordance with the applicable Sharing Percentage. Amounts allocated to the Term Loan will reduce the Outstanding Amount of the Term Loans, amounts allocated to the Committed Loans will be applied as follows, and amounts allocated to the Committed Loans will be applied as set forth in subclauses 2.(III) and 2.(IV) immediately following (as applicable):

(III) So long as the Aggregate Commitments exceed the Aggregate Commitment Minimum Amount, proceeds of issuances of New Notes allocated to the Committed Loans pursuant to this Section 2.04(b)(iv)(2.) shall be applied by the Administrative Agent in the following order (in each case subject to the Defaulting Lender provisions):

first, to reduce the L/C Borrowings to zero,

second, ratably among the Revolver Lenders to reduce the outstanding Committed Loans to zero,

third, if the Liquidity Account has been established in accordance with the terms of Section 2.16, deposited into the Liquidity Account to replenish the Liquidity Account up to the Liquidity Account Maximum, and

fourth, used by the Administrative Agent to reduce the outstanding Term Loans;

(IV) From and at all times after the date that the amount of the Aggregate Commitments is equal to or less than the Aggregate Commitment Minimum, proceeds of the issuance of the New Notes allocated to the Committed Loans pursuant to this Section 2.04(b)(iv)(2.) shall be applied by the Administrative Agent in the following order (in each case subject to the Defaulting Lender provisions):

first, to reduce the L/C Borrowings to zero,

second, ratably among the Revolver Lenders to reduce the outstanding Committed Loans to zero,

third, to Cash Collateralize the Revolver Credit Facility in an amount up to the Aggregate Commitment Minimum,

fourth, if the Liquidity Account has been established in accordance with the terms of Section 2.16, deposited into the Liquidity Account to replenish the Liquidity Account up to the Liquidity Account Maximum, and

fifth, used by the Administrative Agent to reduce the outstanding Term Loans.

3. Any prepayment of a Loan under this Section 2.04(b)(iv) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(v) Upon any Extraordinary Receipt (excluding a portion of any cash tax refund received by the Borrower in 2010 in an amount up to $28,500,000, but including all amounts of any such cash tax refund in excess of $28,500,000) received by or paid to or for the account of the Borrower or any other Loan Party, and not otherwise included in clause (ii), (iii) or (iv) of this Section 2.04(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such other Loan Party (such prepayments to be applied as set forth in clauses (vii) and (ix) below); provided, however, that with respect to any proceeds of casualty insurance or indemnity payments made to reimburse a Loan Party for the cost of property damage, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such casualty insurance proceeds), and so long as no Default shall have occurred and be continuing then the Borrower or such other Loan Party may, within 180 days after the receipt of such Net Cash Proceeds, use such Net Cash Proceeds to replace or repair the equipment, fixed assets or real property, or to remedy the indemnified loss in respect of which such Net Cash Proceeds were received; and provided, further, however, that any Net Cash Proceeds not so used shall be immediately applied to prepay the Loans as set forth in this Section 2.04(b)(v).

(vi) If on any day the sum of cash (other than cash in the form of uncollected funds) and Cash Equivalents of the Loan Parties, disregarding permitted amounts in the Liquidity Account on such day, is in the aggregate in excess of $15,000,000, then not more than three Business Days thereafter, the Borrower shall apply such amounts in excess of $15,000,000 to prepay the outstanding principal of Committed Loans, such that the aggregate cash (other than cash in the form of uncollected funds) and Cash Equivalents of the Loan Parties shall not exceed $15,000,000 as of the date of such payment. Each such mandatory prepayment shall be applied to Committed Loans (without reduction of the Aggregate Commitment). For the avoidance of doubt, if there are no Committed Loans outstanding on the applicable payment date, the Borrower may retain such excess cash and Cash Equivalents until such time as this clause (vi) requires a prepayment and there are Committed Loans outstanding.

(vii) Each prepayment of Loans pursuant to clauses (i) and (v) preceding shall be applied (I) prior to the occurrence of a HY Trigger Event, to the outstanding Term Loans and (II) on and after the occurrence of a HY Trigger Event, ratably to the Term Loans and the Committed Loans (with amounts required to be applied to reduce the Committed Loans resulting in a corresponding reduction in the Aggregate Commitments, regardless of whether there exist Revolver Outstandings at such time, but in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any such prepayment unless there exists an Event of Default) pro rata based on the respective amounts of (x) the Outstanding Amount of Term Loans as of the date such prepayment is made and (y) the greater of (A) the Aggregate Commitments and (B) the Outstanding Amount of the Committed Loans, as of the date such prepayment is made. All application of payments to the Committed Loans shall be applied in the manner set forth in clause (ix) of this Section 2.04(b). Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(viii) Notwithstanding any of the other provisions of clause (ii), (iii), (iv) or (v) of this Section 2.04(b), so long as no Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to clause (ii), (iii), (iv) or (v) of this Section 2.04(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Loans on such date is less than or equal to $1,000,000, the Borrower may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under clause (ii), (iii), (iv) or (v) of this Section 2.04(b) to be applied to prepay Loans (but which have not previously been so applied) exceeds $1,000,000. During such deferral period the Borrower may apply all or any part of such aggregate amount to prepay Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.04(b). Upon the occurrence of a Default during any such deferral period, the Borrower shall immediately prepay the Loans in the amount of all Net Cash Proceeds received by the Borrower and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.04(b) (without giving effect to the first and second sentences of this clause (viii)) but which have not previously been so applied.

(ix) Prepayments of the Committed Loans made pursuant to Sections 2.04(b)(i), (v) and (vi), first, shall be applied to reduce the L/C Borrowings, second, shall be applied ratably to the outstanding Committed Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Committed Loans required pursuant to clause (i) or (v) of this Section 2.04(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business, and the Committed Loans shall be automatically and permanently reduced by the Reduction Amount as set forth in Section 2.05(b). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as L/C Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolver Lenders, as applicable.

(x) Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, the provisions of Section 2.04(b)(ii) shall be subject, so long as there are any Senior Secured Notes or New Notes (if any) outstanding, to the terms of the Intercreditor Agreement.

(c) Outstandings in Excess of Commitments. If for any reason the Revolver Outstandings at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Committed Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower will first repay Committed Loans and is not required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(c) unless the Committed Loans have been repaid in full and the Revolver Outstandings still exceed the Aggregate Commitments then in effect.

(d) Anything contained in Section 2.04(b) to the contrary notwithstanding, (i) if, following the occurrence of any “Asset Sale” (as such term is defined in the Indenture Documentation or the New Notes Indenture Documentation, as applicable, or any other term used in the Indenture Documentation or the New Notes Indenture Documentation, as applicable, having the same or similar meaning) by any Loan Party or any of its Subsidiaries, any Loan Party is required to commit by a particular date (a “Commitment Date”) to apply or cause its Subsidiaries to apply an amount equal to any of the “Net Proceeds” (as defined in the Indenture Documentation or the New Notes Indenture Documentation, as applicable, or any other term used in the Indenture Documentation or the New Notes Indenture Documentation, as applicable, having the same or similar meaning) thereof in a particular manner, or to apply by a particular date (an “Application Date”) an amount equal to any such “Net Proceeds” in a particular manner, in either case in order to excuse such Loan Party from being required to make an “Asset Sale

Offer” or “Collateral Asset Sale Offer” (as each such term is defined in the Indenture Documentation or the New Notes Indenture Documentation, as applicable, or any other terms used in the Indenture Documentation or the New Notes Indenture Documentation, as applicable, having the same or similar meaning) in connection with such “Asset Sale”, and such Loan Party shall have failed to so commit or to so apply an amount equal to such “Net Proceeds” at least 60 days before the applicable Commitment Date or Application Date, as the case may be, or (ii) if such Loan Party at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such “Net Proceeds”, and, within 60 days thereafter assuming no further application or commitment of an amount equal to such “Net Proceeds” such Loan Party would otherwise be required to make an “Asset Sale Offer” or “Collateral Asset Sale Offer” in respect thereof, then in either such case the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such “Net Proceeds” to be applied to the payment of the Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations in the manner set forth in Section 2.04(b) in such amounts as shall excuse such Loan Party from making any such “Asset Sale Offer” or “Collateral Asset Sale Offer”, as applicable.

2.05 Termination or Reduction of Commitments.

(a) Voluntary; In General. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolver Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Revolver Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Revolver Lender according to its Revolver Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(b) Mandatory.

(i) The Aggregate Commitments shall be automatically and permanently reduced on each date on which Net Cash Proceeds from the issuance of Indebtedness are allocated to the Committed Loans pursuant to Section 2.04(b)(iv)(1.)(B) and Section 2.04(b)(iv)(2.)(II) by the amount of each such allocation. Notwithstanding the foregoing, in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any issuance of Indebtedness unless there exists an Event of Default.

(ii) The Aggregate Commitments shall be automatically and permanently reduced on each date on which Net Cash Proceeds of Dispositions are allocated to the Committed Loans pursuant to Sections 2.04(b)(ii)(B) and (C) by the amount of each such allocation. Notwithstanding the foregoing, in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any Disposition unless there exists an Event of Default.

(iii) The Aggregate Commitments shall be automatically and permanently reduced on each date on which Net Cash Proceeds of issuances of Equity Interests are allocated to the Committed Loans pursuant to Section 2.04(b)(iii)(B) by the amount of each such allocation. Notwithstanding the foregoing, in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any issuance of Equity Interests unless there exists an Event of Default.

(iv) The Aggregate Commitments shall be automatically and permanently reduced on each date on which the prepayment of Committed Loans is required to be made pursuant to Section 2.04(b)(i) or Section 2.04(b)(v) by an amount equal to the applicable Reduction Amount. Notwithstanding the foregoing, in no event shall the Aggregate Commitments be reduced below the Aggregate Commitment Minimum from any such reduction unless there exists an Event of Default.

(v) If after giving effect to any reduction or termination of the Aggregate Commitments under this Section 2.05, the Letter of Credit Sublimit exceeds the Aggregate Commitments at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Revolver Lenders of any termination or reduction of the Letter of Credit Sublimit or the Aggregate Commitments under this Section 2.05. Upon any reduction of the Aggregate Commitments, the Commitment of each Revolver Lender shall be reduced by such Revolver Lender’s Revolver Applicable Percentage of such reduction amount. All fees in respect of the Loans accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.06 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date together with all other outstanding Obligations.

2.07 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (after expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Total Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Total Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) In addition to the interest payable pursuant to the foregoing provisions of Section 2.07, the Term Loans shall bear interest on the unpaid principal amount thereof from the Second Amendment Effective Date through repayment (whether by acceleration or otherwise) thereof at a rate equal to the PIK Rate. Such interest shall be due and payable in arrears on each Interest Payment Date, by adding an amount equal to such unpaid interest to the principal amount of the Term Loans (interest so paid, “PIK Interest”). All PIK Interest shall be deemed added to the outstanding principal amount as of the applicable Interest Payment Date, and the Term Loans shall bear interest on such increased principal amount from and after such Interest Payment Date. Notwithstanding the foregoing, all applicable PIK Interest (not otherwise capitalized as provided above) shall be payable in cash immediately upon the repayment or prepayment in full of the Term Loans on or prior to the Maturity Date and at such other times as may be specified herein.

2.08 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolver Lender in accordance with its Revolver Applicable Percentage, a commitment fee equal to the Applicable Rate for the commitment fee times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of

Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate for the commitment fee during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as of any applicable date as calculated by the Borrower was improperly calculated and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.07(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.10 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Committed Loan Note and/or a Term Loan Note, as applicable, which shall evidence such Lender’s Committed Loans and Term Loans, respectively as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Revolver Applicable Percentage or Term Loan Applicable Percentage, as applicable, (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply) or (C) any payment obtained by the L/C Issuer in connection with L/C Cash Collateral, any other Cash Collateral or other arrangements made in respect of a Defaulting Lender.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13 Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of fees then due to such parties, (ii) second, toward payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties, and (iii) third, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.14 Cash Collateral and Other Credit Support.

(a) Certain Credit Support Events. If at any time there is a Defaulting Lender and the L/C Issuer has any amount of Fronting Exposure, the Borrower shall, promptly upon demand by the Administrative Agent, deliver to the Administrative Agent additional Cash Collateral in an amount sufficient to reduce Fronting Exposure to zero (determined after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender hereby grants to and subject to the control of the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, such Cash Collateral shall be deemed not to have been delivered as required hereby, and the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral provided pursuant to (1) clause (i) of the first sentence of Section 2.03(g) shall be released when no L/C Borrowings are outstanding, (2) clause (ii) of the first sentence of Section 2.03(g) or Section 8.02 shall be released when no L/C Obligations are outstanding and (3) reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations; provided further however Cash Collateral provided by or on behalf of a Loan Party shall not be released during the continuance of a Default.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the full extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), or received by the Administrative Agent from that Defaulting Lender pursuant to Section 10.08, shall be applied, subject to any applicable requirements of Law, at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, in respect of obligations under this Agreement, or the L/C Issuer as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender or such L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a prepayment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to prepay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the prepayment of any Loans, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied pursuant to this subsection 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolver Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Revolver Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolver Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) provided that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) in all cases, the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the sum of (x) the aggregate Outstanding Amount of the Committed Loans of that Lender, plus (y) such Lender’s Revolver Applicable Percentage of the Outstanding Amount of all other L/C Obligations (prior to giving effect to such reallocation). No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, and the L/C Issuer agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Revolver Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.16 Liquidity Account.

(a) Within 30 days after the Second Amendment Effective Date, the Borrower shall establish, and thereafter maintain, a segregated deposit account held at Bank of America that is (a) subject to an account control agreement in form and substance satisfactory to the Administrative Agent and (b) pledged to the Collateral Agent for the benefit of the Senior Secured Parties (as defined in the Intercreditor Agreement) (the “Liquidity Account”). The Liquidity Account may not be funded, capitalized or otherwise receive any monies or deposits except in accordance with this Section 2.16

(b) The Borrower may not draw or remove any funds from the Liquidity Account other than by submitting a Request for Liquidity Draw to the Administrative Agent in accordance with the terms and conditions set forth below and in Section 2.17.

(c) The Liquidity Account may only receive monies or deposits for its initial capitalization from the issuance of New Notes (if any) in an amount not less than $15,000,000 in accordance with the terms of Section 2.04(b)(iv). If the Liquidity Account has been established and funded with the proceeds of the issuance of the New Notes in an amount not less than $15,000,000 in accordance with the terms of Section 2.04(b)(iv), then, thereafter, the Borrower may deposit additional funds in the Liquidity Account to add to, or replenish funds withdrawn from the Liquidity Account provided that (i) no Default shall exist, or would result from such addition to, or replenishment of, the Liquidity Account, (ii) the funds on deposit in the Liquidity Account do not exceed the Liquidity Account Maximum both before and after giving effect to such addition to, or replenishment of, the Liquidity Account and (iii) no Committed Loans are outstanding at the time of such addition to, or replenishment of, the Liquidity Account. For the avoidance of doubt, if there is no issuance of New Notes, or if the proceeds of the issuance of the New Notes deposited into the Liquidity Account in accordance with the terms of Section 2.04(b)(iv) are less than $15,000,000, then the Liquidity Account may not be replenished or used.

(d) The Borrower shall use all funds in the Liquidity Account before borrowing any amounts under the Revolver Credit Facility.

(e) The Administrative Agent may withdraw funds from the Liquidity Account at any time to fully reimburse the L/C Issuer for any payment by the L/C Issuer under a Letter of Credit for which the Borrower has failed to reimburse the L/C Issuer prior to 11:00 a.m. on the Honor Date in respect of such Letter of Credit.

(f) In no event shall the funds in the Liquidity Account be commingled with other funds of the Borrower or its Subsidiaries, and the Borrower shall preserve, and install protocols to protect, the separateness of the Liquidity Account.

2.17 Conditions to Liquidity Account Drawing. The obligation of the Administrative Agent to honor any Request for Liquidity Account Draw is subject to the following conditions precedent:

(a) The Liquidity Account shall have been established in accordance with the terms of Section 2.16 and funded with the proceeds of the issuance of New Notes in an amount not less than $15,000,000 in accordance with the terms of Section 2.04(b)(iv).

(b) Each Liquidity Account Drawing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone and confirmed promptly by delivery to the Administrative Agent of a written Request for Liquidity Account Draw appropriately completed and signed by a Responsible Officer of the Borrower. Each such Request for Liquidity Account Draw must be received by the Administrative Agent not later than 11:00 a.m. on the requested date of any Liquidity Account Drawing. Each Liquidity Account Drawing shall be in a principal amount of $1,000,000 (or the remaining amount in the Liquidity Account) or a whole multiple of $500,000 in excess thereof.

(c) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Liquidity Account Drawing, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively and (iii) that for purposes of this Section 4.02(a), the representations and warranties contained in Sections 5.08(b), (c), (d), (e) and (f) and Section 5.13 shall be deemed to refer to the schedules referenced therein as updated according to the terms of this Agreement.

(d) No Default shall exist, or would result from such proposed Liquidity Account Drawing or from the application of the proceeds thereof.

(e) There shall not have occurred a material adverse change with respect to any of (a) the business, assets, operations or condition (financial or otherwise) of the Borrower, or of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Borrower or the Borrower and the other Loan Parties, taken as a whole, to perform its or their obligations under any material Loan Document or under the Loan Documents taken as a whole; or (c) the rights or remedies of the Administrative Agent or the Lenders (or any of their permitted agents or designees) under this Agreement or any of the other Loan Documents.

(f) The Administrative Agent shall have received a duly completed and executed Request for Liquidity Account Draw in accordance with the requirements hereof.

(g) Prior to such Liquidity Account Drawing, the Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer (i) demonstrating in detail acceptable to the Administrative Agent that after giving effect to the proposed Liquidity Account Drawing, the Borrower shall be in compliance with Section 7.11(a) (calculated using EBITDA from the most recently delivered Compliance Certificate but based on outstanding Indebtedness on the date of the proposed Liquidity Account Drawing, after giving effect to the proposed Liquidity Account Drawing and any borrowings on such date), (ii) certifying that there exists no Default on the date of the proposed Liquidity Account Drawing after giving effect to the proposed Liquidity Account Drawing and any borrowings on such date, (iii) certifying that after giving effect to such Liquidity Account Drawing and any good faith anticipated use of the proceeds of such Liquidity Account Drawing within three Business Days after such date, cash (other than cash in the form of uncollected funds) and Cash Equivalents of the Loan Parties (disregarding permitted amounts in the Liquidity Account) will not be greater than $15,000,000 and (iv) certifying that the conditions set forth in Sections 2.17(b), (c), and (d) are satisfied on the date of the proposed Liquidity Account Drawing after giving effect to the proposed Liquidity Account Drawing and any borrowings on such date.

Each Request for Liquidity Account Draw submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 2.17(b), (c), (d), and (f) have been satisfied on and as of the date of the applicable drawing.

2.18 Conditions to Occurrence of Extension Event. The Extension Event will become effective upon, and is subject to, satisfaction of each of the following conditions precedent:

(a) no Default or Event of Default has occurred and is continuing;

(b) the Administrative Agent has received at least 30 days prior written notice (or such lesser notice as the Administrative Agent shall agree in writing) of the closing date for (i) the issuance of the New Notes or (ii) the issuance of the Equity Interests of the Borrower;

(c) on or prior to May 25, 2012, (i) the Borrower shall have issued (A) not less than $225,000,000 in New Notes after the Second Amendment Effective Date or (B) not less than $225,000,000 of Equity Interests of the Borrower after the Second Amendment Effective Date and (ii) the Administrative Agent shall have received not less than $217,000,000 of Net Cash Proceeds from either or both of (x) the issuance of the New Notes after the Second Amendment Effective Date or (y) the issuance of Equity Interests of the Borrower after the Second Amendment Effective Date, in each case only to the extent that such Net Cash Proceeds (I) prepay the Loans and establish the Liquidity Account in accordance with the terms of Section 2.16 and Section 2.04(b)(iv) and (II) reduce the Aggregate Commitments to the extent required by the terms of Section 2.05(b)(i) and (iii);

(d) each of (i) the Equity Interests of the Borrower issued after the Second Amendment Effective Date and (ii) the New Notes, have been issued in accordance with the terms of this Agreement and 100% of the Net Cash Proceeds thereof have been applied in accordance with Section 2.04(b)(iii) or (iv), as applicable;

(e) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of the Extension Event signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the extension of the Maturity Date from March 29, 2013 to March 30, 2015 and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the date of the Extension Event, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists;

(f) an opinion of (i) Shearman & Sterling LLP or other large commercial law firm acceptable to the Administrative Agent that the respective Collateral Documents (other than the Mortgage Amendments required to be delivered by Section 6.23(a)) are effective to secure the Obligations as extended and (ii) FCC counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to FCC matters requested by the Administrative Agent;

(g) (i) the Administrative Agent shall have received updates to all Schedules to this Agreement and all other Loan Documents in form and substance satisfactory to the Administrative Agent and (ii) the Collateral Agent (on behalf of the Secured Parties) shall have received a grant of a Lien on any other assets disclosed in Schedule updates to the Loan Documents; and

(h) with respect to each of the real properties (i) owned by the Borrower and its Subsidiaries or (ii) leased by the Borrower and its Subsidiaries and subject to a Mortgage, a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Administrative Agent that none of the improvements located on such land is located in a flood hazard area.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall, or after notice from a Loan Party, such Loan Party shall, withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below and to the extent required by the Code, (B) the Administrative Agent shall, or after notice from a Loan Party, such Loan Party shall, timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Total Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Total Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Effectiveness and of Initial Credit Extension. This Agreement will become effective upon, and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to, satisfaction of (I) each of the conditions precedent in Sections 4.02 and 4.03 hereof and (II) each of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, pdfs or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) or as otherwise provided below and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement executed by the Borrower, each Lender and the other Loan Parties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) Committed Loan Notes and Term Loan Notes executed by the Borrower in favor of each Lender requesting any such Notes;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each other Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of (A) McGuireWoods LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to matters concerning the Loan Parties, the Loan Documents and the Indenture Documentation, in form and substance as the Required Total Lenders may reasonably request, and (B) Dow Lohnes, PLLC, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to FCC matters requested by the Administrative Agent;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, Licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and stating that such consents, Licenses and approvals shall be in full force and effect, or (B) stating that no such consents, Licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since September 27, 2009 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii) a duly executed and completed Compliance Certificate as of the Closing Date, signed by a Responsible Officer of the Borrower;

(ix) duly executed and completed amended and restated Collateral Documents in favor of the Collateral Agent for the benefit of the Secured Parties and Noteholders, except for those Collateral Documents that are required to be delivered in accordance with Section 6.12;

(x) a duly executed and completed Intercreditor Agreement;

(xi) duly executed and completed instruments and agreements granting a Lien securing the Secured Parties and the Noteholders with respect to the Borrower’s fractional ownership interest in its aircraft; and

(xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Total Lenders reasonably may require.

(b) The Administrative Agent shall have received (i) for the ratable account of the Lenders, an amendment and restatement fee in immediately available funds in an amount equal to the product of (x) 0.50% and (y) $470,000,000, (ii) for its own account, payment of all fees required by any Fee Letter to be paid to Bank of America or any Affiliate of Bank of America on or prior to the Closing Date, (iii) for the account of each Arranger, payment of all fees required by any Fee Letter to be paid to such Arranger on or prior to the Closing Date, and (iv) payment of any and all other fees required to be paid under a Fee Letter on or before the Closing Date.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute the Administrative Agent’s reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude additional settling of accounts between the Borrower and the Administrative Agent).

(d) There shall not have occurred a material adverse change since September 27, 2009 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or the facts and information regarding such entities as represented to date.

(e) The issuance of the Original Senior Secured Notes shall have been consummated, and the Indenture and the other Indenture Documentation shall have been entered into, in each case on terms and conditions as set forth on Schedule 1.01(a), and on such other terms and conditions, and pursuant to documentation, in each case acceptable to each of the Arrangers.

(f) The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch shall have resigned as administrative agent under the Existing Term Loan Agreement.

(g)

(i) An amount equal to all of the Net Cash Proceeds of the issuance of the Original Senior Secured Notes shall have been used to repay outstanding amounts under the Existing Agreements (with a corresponding reduction of the commitments under the Existing Credit Agreement with respect to prepayments applied to the outstanding revolving loans under the Existing Credit Agreement), and

(ii) to the extent requested by the Administrative Agent, Lenders shall have entered into agreements among the Lenders (including, without limitation, assignment and assumption agreements, and an appointment of, or assignment of, the administrative agent under the Existing Term Loan Agreement to Bank of America), in each case of (i) and (ii) preceding, in a manner such that after the application of prepayments and the effectiveness of the agreements (if any), (A) the Commitment of each Revolver Lender is not more than the Commitment of such Lender set forth on Schedule 2.01(a), and (B) the Term Loan Amount of each Term Lender is not more than the Term Loan Amount of such Lender as set forth on Schedule 2.01(a), and (C) the initial percentage of each Revolver Lender and each Term Loan Lender of the Revolver Credit Facility and the Term Loan Facility, respectively, is in each case that percentage set forth on Schedule 2.01(a).

(h) The Closing Date shall have occurred on or before March 1, 2010.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (except (1) a Committed Loan Notice requesting a continuation or conversion of Committed Loans which does not increase the outstanding amount of Committed Loans and (2) a Term Loan Notice requesting a continuation or conversion of Term Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively and (iii) that for purposes of this Section 4.02(a), the representations and warranties contained in Sections 5.08(b), (c), (d), (e) and (f) and Section 5.13 shall be deemed to refer to the schedules referenced therein as updated according to the terms of this Agreement.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) There shall not have occurred a material adverse change with respect to any of (a) the business, assets, operations or condition (financial or otherwise) of the Borrower, or of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Borrower or the Borrower and the other Loan Parties, taken as a whole, to perform its or their obligations under any material Loan Document or under the Loan Documents taken as a whole; or (c) the rights or remedies of the Administrative Agent or the Lenders (or any of their permitted agents or designees) under this Agreement or any of the other Loan Documents.

(d) The Administrative Agent and, if applicable, the L/C Issuer shall have received a duly completed and executed Committed Loan Notice and Term Loan Notice in accordance with the requirements hereof.

(e) Prior to such Credit Extension, the Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer (i) demonstrating in detail acceptable to the Administrative Agent that after giving effect to the proposed Credit Extension, the Borrower shall be in compliance with Section 7.11(a) (calculated using EBITDA from the most recently delivered Compliance Certificate but based on outstanding Indebtedness on the date of the proposed Credit Extension, after giving effect to the proposed Credit Extension and any other borrowings on such date), (ii) certifying that there exists no Default on the date of the proposed Credit Extension after giving effect to the proposed Credit Extension and any other borrowings on such date, (iii) certifying that after giving effect to such Credit Extension and any good faith anticipated use of the proceeds of such Credit Extension within three Business Days after such date, cash (other than cash in the form of uncollected funds) and Cash Equivalents of the Loan Parties will not be greater than $15,000,000 and (iv) certifying that the conditions set forth in Sections 4.02(a), (b) (c) and (f) are satisfied on the date of the proposed Credit Extension after giving effect to the proposed Credit Extension and any other borrowings on such date.

(f) There shall be no funds in the Liquidity Account.

Each Request for Credit Extension (except (1) a Committed Loan Notice requesting a continuation or conversion of Committed Loans which does not increase the outstanding amount of Committed Loans and (2) a Term Loan Notice requesting a continuation or conversion of Term Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b), (c), (e) and (f) have been satisfied on and as of the date of the applicable Credit Extension.

4.03 Conditions to Execution. The execution and delivery of this Agreement by each party hereto is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such execution, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) that for purposes of this Section 4.03, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively and (iii) that for purposes of this Section 4.03(a), the representations and warranties contained in Sections 5.08(b), (c), (d), (e) and (f) and Section 5.13 shall be deemed to refer to the schedules referenced therein as updated according to the terms of this Agreement.

(b) No Default shall exist as of such date of execution.

(c) There shall not have occurred a material adverse change since September 27, 2009 with respect to any of (a) the business, assets, operations or condition (financial or otherwise) of the Borrower, or of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Borrower or the Borrower and the other Loan Parties, taken as a whole, to perform its or their obligations under any material Loan Document or under the Loan Documents taken as a whole; or (c) the rights or remedies of the Administrative Agent or the Lenders (or any of their permitted agents or designees) under this Agreement or any of the other Loan Documents.

(d) Receipt by the Administrative Agent of

(i) duly executed copies of this Agreement by the Borrower; and

(ii) a duly executed and completed BANA Fee Letter, on terms, and in form and substance, acceptable to Bank of America.

(e) The Borrower shall be pursuing the issuance of the Senior Secured Notes in good faith.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires governmental qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Subsidiary is organized outside the United States or is a CFC.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to be so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to Liens permitted to exist under Section 7.01) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than consent of the FCC and such other approvals, consents, exemptions, authorizations, or other actions, notices or filings, as have been obtained or made and are in full force and effect or are being obtained concurrently herewith, except to the extent that enforceability hereof and thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally. Each Loan Party and each Subsidiary thereof has all requisite governmental licenses, authorizations, consents and approvals to (a) except with respect to FCC Cross Ownership Issues, own or lease its assets and carry on its business except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) execute, deliver and perform its obligations under the Loan Documents to which it is a party.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each

Loan Party that is party thereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally.

5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The most recent unaudited consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Other than draws on disclosed revolving credit facilities, there have been no material and adverse variations in the Indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries (including liabilities for taxes, material commitments and Indebtedness) as of the Closing Date from the Indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries (including liabilities for taxes, material commitments and Indebtedness) disclosed on the quarterly financial statements for the fiscal quarter ended September 27, 2009.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. Except with respect to FCC Cross Ownership Issues, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) expressly purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens.

(a) Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries other than real property, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property other than real property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and other Liens arising by operation of law or as otherwise permitted by Section 7.01.

(c) Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created by the Loan Documents or permitted by Section 7.01.

(d) Schedule 5.08(d) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual base rent thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(e) Schedule 5.08(e) sets forth a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessor, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual base rent thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

(f) Schedule 5.08(f) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

5.09 Environmental Compliance.

(a) The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as disclosed on Schedule 5.09(b), on the Closing Date: (i) none of the properties currently or, to the best knowledge of the Borrower, formerly, owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) all known or presumed asbestos containing material in any property owned or operated by any Loan Party or any of its subsidiaries is being managed in accordance with applicable laws and regulations, including the Occupational Safety and Act and 29 CFR Part 1910.1001, and to the knowledge of any Loan Party or any of its subsidiaries no asbestos abatement activities are required because of the damaged or degraded condition of any known or presumed friable asbestos containing materials; (iii) Hazardous Materials have not been released, discharged or disposed of on any property currently or to the best knowledge of the Borrower, formerly, owned or operated by any Loan Party or any of its Subsidiaries; and (iv) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries. After the Closing Date, except to the extent individually or in the aggregate a failure by any Loan Party or any of its Subsidiaries to comply with Environmental Law could not reasonably be expected to have a Material Adverse Effect, each Loan Party or any of its Subsidiaries shall cause its operations and all owned or operated property, whether now or hereafter owned and operated, to comply with any Environmental Law.

(c) Except as disclosed on Schedule 5.09(b), neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. Among other policies, the Borrower and its Subsidiaries maintain a storage tank liability policy providing bodily injury and property damage liability coverage with respect to storage tank incidents for its above ground and underground storage tanks.

5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the Borrower’s knowledge, there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement other than as set forth on Schedule 5.11.

5.12 ERISA Compliance.

(a) The Borrower and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA. Each Plan (i) is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, and (ii) that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, except in each case of (i) and (ii) preceding, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. Neither the Borrower nor any Subsidiary, taken individually or in the aggregate, is obligated to pay any material accumulated funding deficiency within the meaning of ERISA or Section 4971 of the Code, or is obligated to pay any material liability to the PBGC, or any successor thereto under ERISA (other than the payment of premiums to the PBGC as required by ERISA), in connection with any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

5.13 Subsidiaries; Equity Interests. As of the Closing Date, no Loan Party has any direct or indirect Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens (except those created by the Collateral Documents). As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Parts (a) and (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan

Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation or organization, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided in connection with the execution of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when read in conjunction with the Audited Financial Statements, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Except as could not reasonably be expected to result in a Material Adverse Effect and except with respect to FCC Cross Ownership Issues:

(a) The Borrower and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

(b) Neither the Borrower nor any of its Subsidiaries is in violation of any duty or obligation required by the Communications Act of 1934, as amended, or any FCC rule or regulation applicable to it.

(c) There is not pending or, to the knowledge of the Borrower, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License held by the Borrower or any of its Subsidiaries, provided that the ownership of any FCC licensed radio station or television station following public notice of an initial decision by the FCC (as opposed to a FCC final order) to grant all or part of an application or request (i) to consent to the transfer of control or assignment of any FCC License, (ii) to grant a temporary waiver of any applicable FCC rule or regulation, and/or (iii) otherwise to permit such ownership by valid temporary action, shall not be a breach of this representation.

(d) There is not pending or, to the knowledge of the Borrower, threatened, any action by the FCC to modify adversely, revoke, cancel, suspend or refuse to renew any other License.

(e) There is not issued or outstanding or, to the knowledge of the Borrower, threatened, any notice of any hearing, violation or complaint against the Borrower or any of its Subsidiaries with respect to the operation of their businesses.

5.17 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Solvency. As of the date on which this representation and warranty is made or deemed made, each of the Borrower and its Significant Subsidiaries is Solvent, before and after giving effect to the transactions contemplated hereby consummated on such date and to the incurrence of all Indebtedness and other obligations incurred on such date in connection herewith and therewith.

5.19 Labor Matters. There are no actual or, to the Borrower’s knowledge, overtly threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Loan Party which could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayment which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.

5.20 Collateral Documents. The provisions of the Collateral Documents are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date or as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect such Liens.

5.21 COLI Policies and COLI Loans. The Borrower is the sole owner and beneficiary of each of the COLI Policies. The Borrower and its Subsidiaries have no COLI Policies or COLI Loans except those listed on Schedule 1.01(b). To the best knowledge of the Borrower, Schedule 1.01(b) sets forth a complete and accurate list of all COLI Policies and COLI Loans of the Borrower and its Subsidiaries with detail thereof, including, without limitation, with respect to each COLI Policy and each COLI Loan, the name of the insurance company, the death benefit amount, the cash surrender value, the policy number, the outstanding amount of the COLI Loan associated therewith (if any) and the net cash value, in each case as they exist as of the First Amendment Effective Date (except the cash surrender value and the net cash value which will be as of December 31, 2011).

5.22 Proposed Dispositions. Schedule 1.01(c) sets forth a complete and accurate list of all Proposed Dispositions as of the First Amendment Effective Date.

5.23 Certain Representations.

(a) As of December 2011 fiscal year end, EBITDA was $89,384,474.01. As of December 25, 2011, Indebtedness of the Borrower and its Subsidiaries on a consolidated basis (as calculated in determining the Leverage Ratio) was $664,079,939.48. As of December 25, 2011, the Leverage Ratio was 7.43:1.00.

(b) As of March 20, 2012, the Borrower has received $1,885,123.00 in Net Cash Proceeds from Dispositions after the Closing Date. Prior to the Second Amendment Effective Date, the Borrower has applied $1,874,227.00 in Net Cash Proceeds to prepay the Obligations. Prior to the Second Amendment Effective Date and following the most recent prepayment of the Obligations made by the Borrower pursuant to Section 2.04(b), the Borrower has deferred prepayments of $10,896.00 pursuant to Section 2.04(b)(viii) (the “Deferred Prepayments”). As of the Second Amendment Effective Date, the outstanding amount of the Senior Secured Notes is $295,087,509.00 and the HY Trigger Event has not occurred.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Total Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Total Lenders, which report and opinion shall be prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States) and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) beginning with the fiscal year ended December 28, 2008, an attestation report of such Registered Public Accounting Firm as to the Borrower’s internal controls pursuant to Section 404 of Sarbanes-Oxley showing no Internal Control Event or Events, that, in the aggregate (1) could reasonably be expected to have a Material Adverse Effect, or (2) could reasonably be expected to permit the occurrence of a Material Adverse Effect if left unremedied; and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and (ii) the related consolidated cash flow statement for the portion of the Borrower’s fiscal year then ended, setting forth in comparative form the figures for the corresponding portion of the previous fiscal year and the corresponding portion of the previous fiscal year with the cumulative results for the most recent fiscal quarters, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(e), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Total Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and (ii) a schedule tracking and detailing the calculation of each exception to the covenants contained in Article VII that are limited to specific amounts or amounts determined by specific calculations;

(c) quarterly, not less than 45 days prior to the commencement of each new fiscal quarter of the Borrower: (i) financial statement projections of the Borrower showing major business lines, including without limitation, balance sheet, income statement and cash flows prepared on a quarterly basis for the first four fiscal quarters after the date thereof and on an annual basis for the remaining period, if any, through the Maturity Date, and (ii) a covenant calculation computed on a Pro Forma Basis based on the projections evidencing compliance with each provision of Section 7.11, computed and prepared on a quarterly basis for the first four fiscal quarters after the date thereof; provided, however, the Borrower and the Lenders acknowledge and agree that (x) such projections will be based upon Borrower’s good faith judgment and the information available to the Borrower at the time such projections are prepared and (y) all such projections shall be in a form reasonably satisfactory to the Administrative Agent;

(d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by its Registered Public Accounting Firm in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(g) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(i) as soon as available, but in any event within 45 days after the end of each fiscal year of the Borrower (beginning with the 2010 fiscal year), (i) a report supplementing Schedules 5.08(c), 5.08(d), 5.08(e) and 6.12, including an identification of all owned and leased real property disposed of by the Borrower or any Subsidiary thereof during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; (ii) a report supplementing information previously delivered to the Collateral Agent, setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to the Borrower or any Subsidiary thereof during such fiscal year and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by the Borrower or any Subsidiary thereof during such fiscal year and the status of each such application; and (iii) a report supplementing Schedules 5.08(f) and 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent; and

(j) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall, upon request, deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak or another similar electronic system (the

“Platform”) and (b) certain of the Lenders may be public-side Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that it in its discretion determine are to be made available to Public Lenders shall be clearly and conspicuously marked PUBLIC which, at a minimum, shall mean that the word PUBLIC shall appear prominently on the first page thereof (provided, however, that all Borrower Materials in the form of press releases and SEC filings shall be deemed to be PUBLIC information and shall not be required to be marked PUBLIC); (x) by marking Borrower Materials PUBLIC, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked PUBLIC or deemed to be PUBLIC pursuant to the proviso in clause (w) of this paragraph are permitted to be made available through a portion of the Platform designated Public Investor; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked PUBLIC or deemed to be PUBLIC pursuant to the proviso in clause (w) of this paragraph as being suitable only for posting on a portion of the Platform not designated Public Investor. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials PUBLIC.

6.03 Notices. Notify the Administrative Agent and each Lender:

(a) promptly of the occurrence of any Default;

(b) promptly of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect (other than an Internal Control Event which shall be reported in accordance with subparagraph (e) below), including any of the following if it could reasonably be expected to have a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) promptly of the occurrence of any ERISA Event;

(d) (i) promptly notify the Agents and (ii) within 30 Business Days notify the Lenders of the occurrence of any of the following events numbered (1) through (3) below; provided however, to the extent not previously disclosed to the Lenders, the Borrower shall notify the Agents and the Lenders of the occurrence of any of the following events numbered (1) through (3) below not less than one Business Day (or such lesser notice prior to public disclosure as is reasonable under the circumstances) prior to (A) the public announcement thereof by a representative of the Borrower, (B) the filing with the SEC or any other Governmental Authority of any report or communication related thereto or (C) the submission of a Request for Credit Extension:

(1) any Internal Control Event (I) which is required to be publicly disclosed of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge, (II) which the Borrower intends to disclose or (III) which has otherwise become known to the public (other than an Internal Control Event concerning allegations of fraud that involve an amount less than $500,000),

(2) any Internal Control Event of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge which could reasonably be expected to have a Material Adverse Effect, or

(3) any Internal Control Event of which a Responsible Officer (other than a Responsible Officer committing the fraud constituting such Internal Control Event) has knowledge which includes a fraud allegation that could reasonably be expected to involve an amount in excess of $15,000,000;

(e) promptly of any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) which could reasonably be expected to result in an adverse judgment of $15,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which in the case of this clause (ii) could reasonably be expected to materially interfere with the ordinary conduct of business of the Borrower or its Subsidiaries;

(f) promptly of any announcement by Moody’s or S&P of any change or possible change in a Senior Secured Debt Ratings; and

(h) promptly after the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(ii), (ii) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(iii), (iii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(iv), and (iv) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(v).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property which would not be permitted under Section 7.01; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) except with respect to FCC Cross Ownership Issues, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. (i) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, (A) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, and (B) environmental indemnity insurance of such type and in such amounts as in effect for the applicable Loan Parties on the Closing Date, including an above ground and underground storage tank liability insurance policy providing bodily injury and property damage liability coverage with respect to storage tank incidents and (ii) to the extent not already provided, no later than five Business Days after the Closing Date, provide the Administrative Agent with an endorsement of each of such policies evidencing the Collateral Agent’s interest in such policy, and with respect to the tank liability policy such endorsement shall name Administrative Agent in its capacity as Collateral Agent as an additional named insured.

6.08 Compliance with Laws. Except with respect to FCC Cross Ownership Issues, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender acting on behalf of the Administrative Agent and the Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, and its Registered Public Accounting Firm (provided that representatives of the Borrower designated by a Responsible Officer of the Borrower may be present at any such meeting with accountants), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and at the expense of the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors acting on behalf of the Administrative Agent and the Lenders) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions to refinance the indebtedness under the Existing Agreements and for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12 Post-Closing Date Collateral Requirements.

I. Owned Real Properties Currently Mortgaged. With respect to each of the real properties owned by the Borrower and its Subsidiaries listed in Part I of Schedule 6.12, to the extent not provided as of the Closing Date, deliver to the Administrative Agent within 60 days after the Closing Date (provided that, if the Borrower has been diligently exercising commercially reasonable efforts and submits a request in writing to the Administrative Agent, the Administrative Agent may in its sole discretion grant up to an aggregate of 60 days in extension periods), the following documents, in each case in form and substance satisfactory to the Administrative Agent:

(a) a Mortgage Amendment duly executed by the appropriate Loan Party which amends the Existing Mortgage covering such property to provide that the Existing Mortgage as so amended secures the Obligations and the Senior Secured Notes,

(b) evidence that counterparts of the Mortgage Amendment for such property have been duly executed, acknowledged and delivered and have been duly filed or recorded in all appropriate filing or recording offices in order to continue or create, as the case may be, a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(c) a down date endorsement to the Existing Mortgage Policy for such property disclosing no additional liens or title exceptions against such property unless approved by the Administrative Agent, and an ALTA Form 11 endorsement to such Existing Mortgage Policy insuring that coverage under such Existing Mortgage Policy has not been reduced or terminated by virtue of such Mortgage Amendment, and an endorsement to such Existing Mortgage Policy extending the date of such Existing Mortgage Policy to the date of recordation of such Mortgage Amendment,

(d) a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Administrative Agent that none of the improvements located on such land is located in a flood hazard area,

(e) a local counsel opinion from counsel in the applicable State addressed to the Secured Parties regarding the enforceability of such Mortgage Amendment (except to the extent that Rhode Island statutory law prohibits an enforceability opinion) and such other matters as reasonably requested by the Administrative Agent and its counsel, and

(f) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to continue or create, as the case may be, valid first and subsisting Liens on the properties described in such Mortgage Amendments and Mortgages has been taken.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Closing Date, Part I of Schedule 6.12 is a true, complete and correct list all of the real property owned by the Loan Parties (except the property located at Lark Drive, Dunlap, Tennessee and the co-owned properties located at 1501 Boyette Road, Tampa, Florida, Lafayette Road, Columbus, Georgia, and Pine Log Road, Beech Island, South Carolina).

II. Leased Real Properties (Loan Party as Lessee) to be Mortgaged. With respect to each of the real properties leased by the Borrower and its Subsidiaries listed in Part II of Schedule 6.12, within 60 days after the Closing Date (provided that, if the Borrower has been diligently exercising commercially reasonable efforts and submits a request in writing to the Administrative Agent, the Administrative Agent may in its sole discretion grant up to an aggregate of 60 days in extension periods), deliver to the Administrative Agent, a Mortgage duly executed by the appropriate Loan Party, together with:

(a) evidence that counterparts of the Mortgage for such property have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all appropriate filing or recording offices in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(b) a Mortgage Policy as to such Mortgage,

(c) unless waived by the Administrative Agent in writing, an estoppel and consent agreement executed by each of the lessors of such property, in each case in form and substance satisfactory to the Administrative Agent, along with (i) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (iii) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent (the Borrower shall use commercially reasonable efforts to obtain such items, but the Borrower’s failure to obtain such items after using commercially reasonable efforts shall not constitute an Event of Default),

(d) a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Administrative Agent that none of the improvements located on such land is located in a flood hazard area,

(e) evidence satisfactory to the Administrative Agent (i) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over such property or any portion thereof, and (ii) that all taxes, standby fees and any other similar charges have been paid,

(f) a local counsel opinion from counsel in the applicable State addressed to the Secured Parties regarding the enforceability of such Mortgage and such other matters as reasonably requested by the Administrative Agent and its counsel, and

(g) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to create valid first and subsisting Liens on the properties described in such Mortgages has been taken.

Notwithstanding the foregoing, as to each of the real properties listed in Part II of Schedule 6.12, the Borrower shall be required only to use commercially reasonable efforts to obtain a Mortgage as to such property, and the Borrower’s failure to obtain such Mortgage after using commercially reasonable efforts shall not constitute an Event of Default.

III. Other Property. With respect to Collateral other than real property:

(A) To the extent not provided as of the Closing Date, as to all motor vehicles and property subject to certificate of title in which any Loan Party has an interest which either (i) have an original cost of $30,000 or more per vehicle, or (ii) are a broadcast or remote production vehicle, or (iii) are in any other manner material to the operations of a Loan Party, within 60 days after the Closing Date (provided that, if the Borrower has been diligently exercising commercially reasonable efforts and submits a request in writing to the Administrative Agent, the Administrative Agent may in its sole discretion grant up to an aggregate of 60 days in extension periods), deliver to the Administrative Agent for delivery to the Collateral Agent, the original certificate of title of each such vehicle together with each document, executed by all necessary Persons, required by the Governmental Authority issuing such certificate of title to cause the reissuance of such certificate of title with the first priority lien in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders noted thereon; provided that, notwithstanding the foregoing, the Borrower shall not be required by this provision to deliver any certificate or document with respect to the three motor vehicles used by the Borrower’s Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer,

(B) To the extent not provided as of the Closing Date, as to the aircraft and helicopter interests owned by the Borrower and the other Loan Parties, the Borrower shall use commercially reasonable efforts to deliver within 60 days after the Closing Date (provided that, if the Borrower has been diligently exercising commercially reasonable efforts and submits a request in writing to the Administrative Agent, the Administrative Agent may in its sole discretion grant up to an aggregate of 60 days in extension periods) such consents and other items necessary in order to grant a first and prior Lien on all such interests in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders and an FAA counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to FAA matters requested by the Administrative Agent,

(C) To the extent not provided as of the Closing Date, as to any Equity Interests owned by the Borrower or any other Loan Party for which a (I) pledge of such Equity Interests would cause a default under any change-of-control provision or anti-assignment provision in a material contract of such Loan Party, the Borrower shall identify all such material contracts and disclose such material contracts to the Administrative Agent prior to the Closing Date, and (II) foreclosure in connection with any pledge of such Equity Interests would cause a default under any change-of-control provision or anti-assignment provision in a material contract of such Loan Party, the Borrower shall, within 60 days following the Closing Date (provided that, if the Borrower has been diligently exercising commercially reasonable efforts and submits a request in writing to the Administrative Agent, the Administrative Agent may in its sole discretion grant up to an aggregate of 60 days in extension periods) use commercially reasonable efforts to deliver such consents and other items necessary in order to not violate, breach or otherwise default under any such material contracts. Nothing in the foregoing sentence or any other provision of this Agreement or any other Loan Document will operate to relieve, eliminate or delay the Borrower’s obligation to pledge all of the Equity Interests in its Subsidiaries, and

(D) The Borrower agrees that within 45 days after the Closing Date, the Borrower shall, to the extent requested by the Administrative Agent, have either (1) provided the Collateral Agent with an executed restated account control agreement acceptable to the Collateral Agent for each deposit account of each Loan Party and each securities account of each Loan Party (except the Cafeteria Plan Flex Account) showing Bank of America, N.A. as Collateral Agent, which restated account control agreement shall be in form and substance substantially the same as the account control agreement executed pursuant to the Existing Agreements with respect to such account or (2) closed any and all such accounts for which no acceptable executed control agreement has been delivered to the Collateral Agent (except the Cafeteria Plan Flex Account), provided that, until such time as there has been an executed restated account control agreement acceptable to the Collateral Agent for any such account, if more than $15,000 shall be in such account for a period of two or more consecutive Business Days, there shall occur a Default under this Agreement.

6.13 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party, then the Borrower shall, at the Borrower’s expense:

(i) within 10 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) within 10 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail satisfactory to the Administrative Agent,

(iii) within 15 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent, Mortgages, Security Agreements, Security Agreement Joinders, Pledge Agreements, and Pledge Agreement Joinders (including delivery of all pledged interests in and of such Subsidiary, and other Equity Interests), securing payment of all the Secured Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties and assets,

(iv) within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Joinders, Pledge Agreement Joinders, Security Agreements and Pledge Agreements delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms, and

(v) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to any real property of such Subsidiary, deliver in form and substance acceptable to the Administrative Agent, Mortgages covering such properties, duly executed by the appropriate Loan Party, together with:

(A) evidence that counterparts of the Mortgages for such properties have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all appropriate filing or recording offices in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(B) unless waived by the Administrative Agent in writing, Mortgage Policies as to such Mortgages,

(C) if requested by the Administrative Agent as to one or more of such properties, Surveys for such properties,

(D) as to each such property, a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Administrative Agent Lender that none of the improvements located on such land is located in a flood hazard area,

(E) as to each such property, evidence satisfactory to the Administrative Agent of the insurance required by the terms of the applicable Mortgage,

(F) as to each such property, evidence satisfactory to the Administrative Agent (i) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over such property or any portion thereof, (ii) that all taxes, standby fees and any other similar charges have been paid, including copies of receipts or statements marked “paid” by the appropriate authority, and (iii) that the land is a separate tax lot or lots with separate assessment or assessments of the land and the improvements thereon, independent of any other land or improvements and that the land is a separate legally subdivided parcel,

(G) local counsel opinions from counsel in each State addressed to the Secured Parties regarding the enforceability of the Mortgages (except to the extent that Rhode Island statutory law prohibits an enforceability opinion) and such other matters as reasonably requested by the Administrative Agent and its counsel, and

(H) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to create valid first and subsisting Liens on the properties described in the Mortgages has been taken.

(b) Upon the acquisition of any property by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of Collateral Agent for the benefit of the Secured Parties and the Noteholders, then the Borrower shall, at the Borrower’s expense:

(i) within 10 days after such acquisition, furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

(ii) within 15 days after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent Mortgages, Security Agreements, Security Agreement Joinders, Pledge Agreements and Pledge Agreement Joinders, securing payment of all the Secured Obligations and constituting Liens on all such properties, including real estate, in each case to the extent necessary to perfect first priority Liens in favor of Collateral Agent for the benefit of the Secured Parties and the Noteholders on all such properties (or in any representative of the Administrative Agent designated by it), enforceable against all third parties, subject to the Liens permitted under Section 7.01,

(iii) within 30 days after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to perfect first priority Liens in favor of Collateral Agent for the benefit of the Secured Parties and the Noteholders on all such properties (or in any representative of the Administrative Agent designated by it), enforceable against all third parties,

(iv) unless waived by the Administrative Agent, within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, Collateral Agent, the other Secured Parties and the Noteholders, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

(v) as promptly as practicable after any acquisition of a real property, if requested by the Administrative Agent deliver to the Administrative Agent with respect to such real property a subordination, non-disturbance and attornment agreement and a tenant estoppel certificate executed by each of the lessees of such real property, in each case in form and substance acceptable to the Administrative Agent (the Borrower shall use commercially reasonable efforts to obtain such agreements and certificates, but the failure to obtain such agreements and certificates shall not constitute an Event of Default).

(c) Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, to the extent not already provided or completed, the Borrower shall, at the Borrower’s expense:

(i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent,

(ii) within 15 days after such request, duly execute and deliver, and cause each Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent the Mortgages, Security Agreement Joinders, Pledge Agreement Joinders, Security Agreements and Pledge Agreements, securing payment of all the Secured Obligations of the Borrower and the Subsidiaries under the Loan Documents and constituting Liens on all such properties,

(iii) within 30 days after such request, take, and cause each Subsidiary to take, whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Joinders, Pledge Agreement Joinders, Security Agreements and Pledge Agreements delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms, and

(iv) within 60 days after such request, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, Collateral Agent, the other Secured Parties and the Noteholders, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request, and

(d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Joinders, Pledge Agreement Joinders, Security Agreements and Pledge Agreements.

6.14 Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties and the Noteholders, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

6.15 Deposit, Securities and Investment Accounts, Cash Management and Swap Contracts. Maintain, and cause each of the other Loan Parties to maintain, all deposit accounts, securities accounts, investments accounts, Cash Management Agreements and Swap Contracts with Bank of America or another Lender for the benefit of the Secured Parties and the Noteholders, to the extent available in each existing market. For avoidance of doubt, the Borrower and the other Loan Parties may maintain accounts existing as of the date of this Agreement in areas with respect to which there is no Bank of America or other Lender office, so long as, in each case, such accounts are subject to a first and prior Lien in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders pursuant to a control agreement in form and substance satisfactory to the Administrative Agent, provided that, the Cafeteria Plan Flex Account shall not be subject to the requirements of this Section 6.15 so long as such account never has a balance of more than $25,000.

6.16 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties and the Noteholders the rights granted or now or hereafter intended to be granted to the Secured Parties and the Noteholders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.17 Compliance with Environmental Laws. Comply, and use its commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.18 Environmental Indemnity Agreements; Preparation of Environmental Reports and Appraisals.

(a) At the request of the Administrative Agent from time to time, provide to the Lenders within 60 days after such request, at the expense of the Borrower:

(i) an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and, if requested by the Administrative Agent, the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment, provided that, so long as there exists no Default, the Administrative Agent shall not make a request for an environmental site assessment report more than once in any fiscal year per each piece of real property of the Loan Parties; and

(ii) an appraisal report for any of its properties described in such request complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be from a Person acceptable to the Administrative Agent.

(b) Within 10 days after each request of the Administrative Agent from time to time and at the expense of the Borrower, deliver to the Administrative Agent a duly completed and executed State specific environmental indemnity agreement in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, with respect to each piece of real property owned by any Loan Party and mortgaged in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, in each case in form and substance acceptable to the Administrative Agent.

6.19 Taxpayer Identification Number. Each Loan Party shall have, in each case, taken all necessary action and executed all documents and instruments and made all necessary filings as may be required by applicable Governmental Authority, to obtain such U.S. taxpayer identification number, and shall thereafter (i) take all such further steps as may be required to obtain such identification number as soon as reasonably practicable and (ii) provide such identification number to the Administrative Agent in writing promptly after the receipt thereof.

6.20 Designation as Senior Debt. Designate all Obligations as “Senior Indebtedness” under, and defined in, all Senior Secured Notes, all New Notes (if any) and any other public indebtedness and all supplemental indentures thereto.

6.21 COLI Policies and COLI Assignments.

(a) From and after the First Amendment Effective Date, diligently and in good faith take all commercially reasonable action to provide to the Administrative Agent:

(i) as soon as possible (and only to the extent not previously provided to the Administrative Agent), a complete copy of each COLI Policy;

(ii) prior to March 14, 2012 (and only to the extent not previously provided to the Administrative Agent), the original of each COLI Policy;

(iii) on March 14, 2012, deliver a certificate of a Responsible Officer certifying that

(A) with respect to each COLI Policy the original of which has not been delivered to the Administrative Agent, the Borrower has made commercially reasonable efforts to locate such original or provide a replacement original of such COLI Policy and has not been able obtain either such original or provide such replacement;

(B) with respect to each COLI Policy and COLI Loan, to the best of its knowledge, all information previously provided to the Administrative Agent and/or disclosed on the Schedules to the Loan Documents or otherwise in connection with the First Amendment with respect to such COLI Policy and COLI Loan is true and accurate except as updated by information included in such certificate; and

(C) with respect to each COLI Policy a copy of which has not been delivered to the Administrative Agent, the Borrower has made commercially reasonable efforts to locate a copy of such COLI Policy and has not been able obtain a copy of such COLI Policy;

(b) Prior to March 14, 2012 (provided that, if the Borrower has been diligently exercising good faith efforts (as determined by the Administrative Agent in its sole discretion) and submits a request in writing to the Administrative Agent, the Administrative Agent may in its sole discretion grant an extension until a later date) deliver to the Collateral Agent assignments of each of the COLI Policies in favor of the Collateral Agent for the benefit of the Senior Secured Parties (as defined in the Intercreditor Agreement) in form and substance reasonably satisfactory to the Administrative Agent and acknowledged and agreed to by the insurance companies for each of the COLI Policies; and

(c) On March 14, 2012 and thereafter, continue to use commercially reasonable efforts (taking into account such actions taken prior to such date) to locate (or obtain, as applicable) and promptly thereafter provide to the Administrative Agent:

(i) with respect to each COLI Policy the original of which has not been delivered to the Administrative Agent, such original or a replacement original of such COLI Policy;

(ii) additional information supplementing or correcting information previously provided to the Administrative Agent and/or disclosed on the Schedules to the Loan Documents or otherwise in connection with the First Amendment with respect to such COLI Policy and COLI Loan; and

(iii) with respect to each COLI Policy a copy of which has not been delivered to the Administrative Agent, a copy of such COLI Policy.

6.22 Cash Flow Reporting. Deliver to the Administrative Agent and each Lender:

(a) on or prior to February 29, 2012, a 13-week cash flow forecast, in form and detail acceptable to the Administrative Agent and its advisors, and

(b) every two weeks thereafter on or before the third Business Day of that week, a 13-week cash flow forecast for the following 13-week period, together with a reconciliation of the forecasts delivered under this Section.6.22 to actual performance, in each case in form and detail acceptable to the Administrative Agent and its advisors.

6.23 Post-Second Amendment Effective Date Collateral Requirements.

I. Owned and Leased Real Properties Currently Mortgaged. With respect to each of the real properties (i) owned by the Borrower and its Subsidiaries and (ii) leased by the Borrower and its Subsidiaries, in each case listed in Schedule 6.23, deliver to the Administrative Agent within 60 days after the occurrence of the Extension Event (provided that, if the Borrower has been diligently exercising commercially reasonable efforts and submits a request in writing to the Administrative Agent, the Administrative Agent may in its sole discretion grant up to an aggregate of 60 days in extension periods), the following documents, in each case in form and substance satisfactory to the Administrative Agent:

(a) (i) to the extent necessary to preserve or continue the Lien granted by a Mortgage encumbering such real property or, (ii) to the extent the New Notes are pari passu in priority with the Obligations hereunder and such New Notes constitute Additional Senior Secured Obligations (as defined in the Intercreditor Agreement), a Mortgage Amendment duly executed by the appropriate Loan Party which amends the Mortgage covering such property to provide that the Mortgage as so amended secures the Obligations and the Senior Secured Notes, and, if clause (ii) applies, the New Notes,

(b) to the extent a Mortgage Amendment was required to be executed, evidence that counterparts of the Mortgage Amendment for such property have been duly executed, acknowledged and delivered and have been duly filed or recorded in all appropriate filing or recording offices in order to continue or create, as the case may be, a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and the Noteholders, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(c) to the extent a Mortgage Amendment was required to be executed, a down date endorsement to the Existing Mortgage Policy for such property disclosing no additional liens or title exceptions against such property unless approved by the Administrative Agent, and an ALTA Form 11 endorsement to such Existing Mortgage Policy insuring that coverage under such Existing Mortgage Policy has not been reduced or terminated by virtue of such Mortgage Amendment, and an endorsement to such Existing Mortgage Policy extending the date of such Existing Mortgage Policy to the date of recordation of such Mortgage Amendment,

(d) to the extent not previously delivered, a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Administrative Agent that none of the improvements located on such land is located in a flood hazard area,

(e) a local counsel opinion from counsel in the applicable State addressed to the Secured Parties regarding the enforceability of such Mortgage Amendment (except to the extent that Rhode Island statutory law prohibits an enforceability opinion) and such other matters as reasonably requested by the Administrative Agent and its counsel,

(f) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to continue or create, as the case may be, valid first and subsisting Liens on the properties described in such Mortgage Amendments and Mortgages has been taken,

(g) a certificate of a Responsible Officer of the Borrower certifying to the Administrative Agent and the Collateral Agent that such Mortgage Amendment (i) could not be reasonably expected to be material and adverse to the interests of the Noteholders, the Bank Lenders (as defined in the Intercreditor Agreement) or any Additional Senior Secured Parties (as defined in the Intercreditor Agreement) and (ii) does not treat any Senior Secured Party (as defined in the Intercreditor Agreement) in a disproportionate manner, and

(h) an opinion of Shearman & Sterling LLP or other large commercial law firm acceptable to the Administrative Agent regarding the terms and conditions of such Mortgage Amendments (i) not conflicting with the terms of the Senior Secured Notes, the Intercreditor Agreement, the New Notes (if any) and any intercreditor agreement executed in connection with such New Notes (if any) and (ii) as to the determination required by Section 5.6(a) of the Intercreditor Agreement.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Second Amendment Effective Date, Schedule 6.23 is a true, complete and correct list all of the real property (i) owned by the Loan Parties (except the property located at Lark Drive, Dunlap, Tennessee and the co-owned properties located at 1501 Boyette Road, Tampa, Florida, Lafayette Road, Columbus, Georgia, and Pine Log Road, Beech Island, South Carolina) and (ii) leased by the Loan Parties.

6.24 Retention of Financial Advisor. Maintain, at the Borrower’s expense, AlixPartners (or another nationally recognized advisor of similar capabilities engaged for a similar function) as a financial advisor for a period of not less than 18 months following the Second Amendment Effective Date.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following Liens (or financing statements relating thereto):

(a) Liens pursuant to any Loan Document, including without limitation, Liens on cash or other assets securing indebtedness or other obligations to the L/C Issuer in accordance with Section 2.03(a);

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and contractual, common law or statutory rights of set off against deposits or other amounts owing any depository institution, provided that such pledges or deposits made were not made in connection with the borrowing of money or the obtaining of advances or credit and do not, in the aggregate, materially detract from the value of the property or assets or impair the use thereof in the operation of the business of the Borrower or its Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts and leases (other than contracts for the payment of money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) (i) to the extent in existence on the Closing Date, easements, rights-of-way, servitudes, leases, restrictions and other similar encumbrances affecting real property and (ii) to the extent incurred, granted or otherwise created or arising after the Closing Date, easements, rights-of-way, servitudes, leases, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness of the Borrower permitted under Section 7.03(e) for (i) Capital Lease Obligations incurred after the Closing Date and created contemporaneously with such Capital Lease Obligations to secure the same and (ii) purchase money Indebtedness on property acquired after the Closing Date and created contemporaneously with the acquisition of such property to secure or provide for the payment or financing of the purchase price thereof; provided that (x) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (y) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) Liens (i) created by lease agreements, licenses or similar interests, or by statute or common law to secure the payments of rental, license amounts or similar amounts and other sums not yet due thereunder or (ii) on leasehold interests, licenses or similar interests created by the lessor, licensee or grantor thereunder in favor of any mortgagee of the leased premises;

(k) Liens on the Cafeteria Plan Flex Account;

(l) Liens on the COLI Policies to secure the COLI Loans made pursuant to such policy (to the extent such Liens exist), in each case (i) in favor of the insurance company issuing such COLI Policy for the amount of such COLI Loan made pursuant to such policy, (ii) only to the extent such Lien is in existence as of the First Amendment Effective Date, and (iii) securing only the COLI Loans in existence as of the First Amendment Effective Date in an amount not in excess of the amount of such COLI Loans as of the First Amendment Effective Date; and

(m) Liens on the assets of the Borrower and its Subsidiaries securing the New Notes to the extent such Indebtedness is incurred in accordance with Section 7.03(i), provided (i) such Liens are pari passu with, or subordinated to the Liens securing the Obligations and (ii) so long as each holder of such New Notes is (a) subject to the terms of the Intercreditor Agreement, if the New Notes are Additional Senior Secured Obligations (as defined in the Intercreditor Agreement) or (b) subject to such other New Notes Intercreditor Agreement, if the Liens securing the New Notes are Junior to the Liens securing the Obligations.

7.02 Investments. Make or hold any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

(b) Investments in existence on the Closing Date and listed on Schedule 5.08(f);

(c) so long as no Default exists before and/or after giving effect to any such Investment on a Pro Forma Basis, Investments not constituting Acquisitions of the Borrower or its Subsidiaries in any Wholly-Owned Subsidiary that is a Guarantor and Loan Party;

(d) in addition to other Investments permitted by this Section 7.02, Investments in any other any other Person,

(i) so long as (A) the Leverage Ratio is less than or equal to 6.00 to 1.00 but greater than 5.50 to 1.00 before and after giving effect to any such Investment and any related incurrence of Indebtedness computed on a Pro Forma Basis, (B) the Consolidated Fixed Charge Coverage Ratio is at least 1.25 to 1.00 before and after giving effect to any such Investment and any related incurrence of Indebtedness computed on a Pro Forma Basis, (C) no Default exists before and/or after giving effect to any such Investment on a Pro Forma Basis, (D) such Person is engaged in a Permitted Line of Business, and (E) the aggregate amount of all such Investments made after the Closing Date through any date of determination shall not exceed $5,000,000; or

(ii) so long as (A) the Leverage Ratio is less than or equal to 5.50 to 1.00 before and after giving effect to any such Investment and any related incurrence of

Indebtedness computed on a Pro Forma Basis, (B) the Consolidated Fixed Charge Coverage Ratio computed is at least 1.25 to 1.00 before and after giving effect to any such Investment and any related incurrence of Indebtedness computed on a Pro Forma Basis, (C) no Default exists before and/or after giving effect to any such Investment on a Pro Forma Basis, (D) such Person is engaged in a Permitted Line of Business, (E) the aggregate amount of any such Investment or series of related Investments shall not exceed $10,000,000, and (F) the aggregate amount of all such Investments made after the Closing Date through any date of determination shall not exceed $20,000,000;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 7.03;

(g) Investments by the Borrower or any Subsidiary in any Person to the extent that such investments are deemed to be investments under GAAP due to the reinvestment by such Person of existing funds or earnings in such Person (and not new value contributed by the Borrower or its Subsidiaries), provided that, if the Borrower or any Subsidiary of the Borrower makes any cash or other investment of value in such Person, such cash or other investment of value shall not be permitted by this subsection (g);

(h) Investments in the form of asset exchanges permitted by Section 7.05(c)(ii), provided that any cash Investment made as a part of such transaction must comply with subsection (d) of this Section; and

(i) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, relocation and analogous ordinary business purposes.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents and any refinancing, refunding, renewal or extension of such Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03;

(c) so long as there exists no Default before and/or after giving effect to each and every incurrence of such Indebtedness on a Pro Forma Basis, Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower, or any Loan Party that is a Wholly-Owned Subsidiary;

(d) so long as there exists no Default before and/or after giving effect to each and every incurrence of such Indebtedness on a Pro Forma Basis, obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a market view; (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party and (iii) such Swap Contract is unsecured;

(e) so long as there exists no Default before and/or after giving effect to each and every incurrence of such Indebtedness on a Pro Forma Basis, Indebtedness of the Borrower in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

(f) so long as there exists no Default before and/or after giving effect to each and every incurrence of such Indebtedness on a Pro Forma Basis, Indebtedness among the Borrower and its Wholly-Owned Subsidiaries that are Loan Parties;

(g) the Indebtedness under the Senior Secured Notes and the other Indenture Documentation incurred on or prior to the Closing Date up to a maximum principal amount of $300,000,000 (which such $300,000,000 maximum amount, for the avoidance of doubt, shall not include any additional Senior Secured Notes issued under the Indenture, or any supplement or amendment thereto, after the Closing Date);

(h) in addition to other Indebtedness permitted by this Section 7.03, so long as (1) there exists no Default before and/or after giving effect to each and every incurrence of such Indebtedness on a Pro Forma Basis, unsecured Indebtedness of the Borrower in an amount not exceed $15,000,000 in the aggregate for all such Indebtedness, which such Indebtedness (i) must be pari passu in priority with, or subordinated in priority to, the Obligations hereunder, (ii) shall have a stated maturity date after the date that is 180 days after the Maturity Date of the latest to mature of the Loans, and (iii) shall not have any scheduled payments, prepayments or redemptions of principal (or sinking funds or the other setting aside of funds) at any time prior to the date that is 180 days after the Maturity Date; and (2) the Leverage Ratio at the time such additional Indebtedness is incurred is no greater than 7.00 to 1.00, determined on a Pro Forma Basis; and

(i) the Indebtedness under the New Notes and the other New Notes Indenture Documentation, provided that

(i) the New Notes are issued after the Second Amendment Effective Date in one capital transaction occurring on or prior to May 25, 2012,

(ii) there exists no Default before and/or after giving effect to the incurrence of the New Notes,

(iii) the New Notes (A) are pari passu in priority with, or subordinated in priority to, the Obligations hereunder, (B) have a stated maturity date after March 30, 2016, and (C) do not have any scheduled payments, prepayments or redemptions of principal (or sinking funds or the other setting aside of funds) at any time prior to March 30, 2016, and (D) are issued on market terms and conditions, and pursuant to documentation (including without limitation, documentation with respect to the collateral to secure the New Notes) acceptable to the Administrative Agent in its reasonable discretion (provided further that, notwithstanding the foregoing, in no event shall such terms, conditions and documentation be less favorable in any material respect to the Borrower and its Subsidiaries and the Lenders than the Indenture Documentation and the Intercreditor Agreement, except with respect to pricing terms),

(iv) the trustee of the New Notes shall have entered into (A) to the extent required by the terms of the Intercreditor Agreement, a joinder to the Intercreditor Agreement in form and substance reasonably satisfactory to the parties thereto or (B) an intercreditor agreement regarding the priority of the Liens and security interests in the Collateral, among the Collateral Agent, the Bank Agent, (as defined in the Intercreditor Agreement), the Trustee and the trustee of the New Notes, and the attendant rights and obligations in connection therewith, on terms and conditions, and subject to documentation acceptable to the Administrative Agent in its reasonable discretion (provided further that, notwithstanding the foregoing, (i) in no event shall such terms, conditions and documentation be less favorable to the Lenders than the Intercreditor Agreement and (ii) if the Liens securing such New Notes are Junior to the Liens securing the Obligations, in no event shall such terms, conditions and documentation be less favorable to the Lenders than the terms and conditions of current market intercreditor arrangements between first-priority and second-priority secured parties) (the “New Notes Intercreditor Agreement”),

(v) the Borrower shall have obtained consent of the Noteholders to the issuance of the New Notes to the extent such consent is required pursuant to the terms of the Indenture Documentation or the Intercreditor Agreement,

(vi) the interest rate applicable to the New Notes is reasonable in light of prevailing market conditions at the time of issuance and supportable by the Borrower’s business plan delivered to the Lenders prior to the Second Amendment Effective Date,

(vii) the Net Cash Proceeds from the issuance of the New Notes are applied to prepay the Loans in accordance with the terms of Section 2.04(b)(iv)(2.) and reduce the Aggregate Commitments in accordance with the terms of Section 2.05(b)(i);

(viii) any amendment, waiver, consent or other modification to this Agreement or any other Loan Document necessary in order to effectuate the intent of this Section 7.03(i) and the issuance of the New Notes may be made by the Administrative Agent in its discretion, and the Lenders hereby authorize the Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders, but in no event shall any such amendment reflect any other change to this Agreement or any of the Loan Documents except those changes necessary to give effect to the provisions of this Section 7.03(i) unless such changes are agreed to by the Borrower and the requisite required Lenders as provided by the terms of Section 10.01, and

(ix) the Administrative Agent shall have received an opinion of Shearman & Sterling LLP or other large commercial law firm acceptable to the Administrative Agent, as counsel to the Loan Parties, in form and substance acceptable to the Administrative

Agent, regarding (A) the terms and conditions of such Indebtedness not conflicting with the terms or conditions of this Agreement, certain other Loan Documents, any Senior Secured Notes, and any other public Indebtedness of the Loan Parties, and the provisions thereof, (B) the granting of Liens and security interests in the Collateral to secure such Indebtedness (if any), (C) the enforceability of any joinder to the Intercreditor Agreement, any New Notes Intercreditor Agreement, any subordination agreement, subordination terms of such Indebtedness (if any) or any other agreement constituting an amendment, restatement or replacement of, or substitution to, any Loan Document entered into in connection with such Indebtedness, and (D) such other matters as reasonably requested by the Administrative Agent.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom, computed after giving effect to such action or event and on a Pro Forma Basis:

(a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Wholly-Owned Subsidiary or other non-Borrower Loan Party is merging with another Subsidiary, a Wholly-Owned Subsidiary and Loan Party shall be the continuing and surviving Person;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Wholly-Owned Subsidiary that is a Loan Party;

(c) the Borrower may merge with another Person, provided that; (i) such Person is organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger, (iii) both immediately before and after giving effect to such merger, no Material Adverse Effect shall have occurred or result therefrom, (iv) such merger is in connection with a transaction permitted by Section 7.02 hereof and (v) 60 days before such merger, the Borrower shall provide the Administrative Agent evidence of compliance with all of the terms of this Agreement after giving effect to such merger on a Pro Forma Basis, including, without limitation, each provision of Section 7.11; and

(d) Dispositions permitted by Section 7.05.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) so long as there exists no Default before and/or after giving effect to each and every such Disposition on a Pro Forma Basis, Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) (i) so long as there exists no Default before and/or after giving effect to each and every such Disposition on a Pro Forma Basis, Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property and (ii) so long as (x) there exists no Default before and/or after giving effect to each and every such Disposition and exchange on a Pro Forma Basis and (y) the Leverage Ratio is less than or equal to 3.50 to 1.00 on and prior to the date of any component of any such Disposition and exchange (after giving effect to such Disposition and exchange computed on a Pro Forma Basis), Dispositions of assets (including one or more Subsidiaries) to the extent exchanged for other like assets (including any Person that becomes a Subsidiary as a result of such exchange), so long as, after giving effect thereto, (A) the portion of EBITDA attributable to such Disposed assets, when added to that portion of EBITDA attributable to all other assets Disposed of in reliance on this subsection (c)(ii), does not exceed 20% of EBITDA as set forth in the most recent financial information delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), (B) any Investment in connection therewith is permitted by Section 7.02; (C) such exchange is for fair market value, (D) any consideration for any such exchange that does not constitute like assets is paid to the Borrower or such Subsidiary on the closing date of such Disposition in cash, and (E) the Borrower complies with Section 2.04(b) with respect to all such cash received;

(d) so long as there exists no Default before and/or after giving effect to each and every such Disposition on a Pro Forma Basis, Dispositions of property by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary that is a Loan Party;

(e) so long as there exists no Default before and/or after giving effect to each and every such Disposition on a Pro Forma Basis, Dispositions of assets with a book value of zero and a market value of less than $10,000 to be Disposed with no consideration or for non-cash consideration;

(f) so long as (i) there exists no Default before and/or after giving effect to each and every such Disposition on a Pro Forma Basis and (ii) not less than 80% of the aggregate purchase price for any such Disposition is paid in cash on the date of sale, Dispositions by the Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions permitted by Section 7.12;

(g) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice;

(h) Liens permitted under Section 7.01; and

(i) so long as (i) there exists no Default before and/or after giving effect to each and every such Disposition on a Pro Forma Basis, (ii) not less than 80% of the aggregate purchase price for any such Disposition is paid in cash on the date of sale, provided that all pension funding liabilities assumed by the buyer in connection with such Disposition shall be included as a non-cash item in any calculation of the aggregate purchase price for such Disposition (for the avoidance of doubt, all pension funding liabilities assumed by the buyer in connection with such Disposition shall be subject to the 20% non-cash limitation for Dispositions), (iii) no Material Adverse Effect exists or would result therefrom before and after giving effect to such Disposition, (iv) such Disposition shall be for fair market value, and (v) the Net Cash Proceeds of any such Disposition are immediately used to prepay the Obligations as set forth in Section 2.04(b), other Dispositions not constituting all or substantially all of the assets of the Borrower.

Upon any Disposition in accordance with this Section 7.05 and the payment of any related mandatory prepayment (if any) required in accordance with Section 2.04(b), (A) of any assets in accordance with the terms of this Section 7.05, the Administrative Agent will, if applicable, direct the Collateral Agent to terminate and release any and all Liens under the Collateral Documents on such assets being disposed (and direct the Collateral Agent to deliver to the applicable Loan Party any such Collateral being released that is held by the Collateral Agent) and (B) of a Subsidiary that is a Guarantor in accordance with the terms of clause (h) preceding, the Administrative Agent will, if applicable, direct the Collateral Agent to terminate and release such Guarantor Subsidiary from the Guaranty or Guaranty Joinder.

7.06 Restricted Payments; Equity Interests. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom computed on a Pro Forma Basis:

(a) each Subsidiary may make Restricted Payments to the Borrower, a Loan Party and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) each Subsidiary may declare and make dividend payments or other distributions to any Person holding an Equity Interest in such Subsidiary ratably according to their respective holdings of the type of Equity Interest and payable solely in the common stock or other common Equity Interests of such Subsidiary;

(c) subject to the Net Cash Proceeds thereof prepaying the Loans in accordance with the terms of Section 2.04(b)(iii), the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) so long as prior to and after giving effect to any such declaration and payment on a Pro Forma Basis there exists no Default, on or after January 1, 2012, the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash Equity Interests issued by it,

(i) in an amount not to exceed $7,500,000 in the aggregate for any fiscal year if, on the date of any such payment (A) the Leverage Ratio is greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00 after giving effect to such Restricted Payment computed on a Pro Forma Basis, and (B) the Consolidated Fixed Charge Coverage Ratio is not less than 1.00 to 1.00 after giving effect to such Restricted Payment computed on a Pro Forma Basis; or

(ii) in an amount not to exceed $10,000,000 in the aggregate for any fiscal year if, on the date of any such payment (A) the Leverage Ratio is less than 3.50 to 1.00 after giving effect to such Restricted Payment computed on a Pro Forma Basis, and (B) the Consolidated Fixed Charge Coverage Ratio is not less than 1.00 to 1.00 after giving effect to such Restricted Payment computed on a Pro Forma Basis; and

(e) the Borrower may issue and sell its common Equity Interests, so long as the Net Cash Proceeds thereof are applied to the repayment of Loans pursuant to Section 2.04(b)(iii).

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or any Permitted Line of Business.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not (a) permit any transaction to the extent it is prohibited or limited by any other provision of this Agreement or any other Loan Document or (b) apply to transactions between or among the Borrower and any of its Wholly-Owned Subsidiaries that are Loan Parties or between and among any Wholly-Owned Subsidiaries that are Loan Parties that are otherwise permitted by the terms of this Agreement and the Loan Parties.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document, and except as provided in the Indenture Documentation) that

(a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor (except any restriction that is not applicable where the Restricted Payment or transfer of property is for the benefit of any holder of all or any portion of the Obligations under this Agreement or any of the other Loan Documents), (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower (except any restriction that is not applicable where the Guarantee relates to all or any portion of the Obligations, this Agreement or any other Loan Document), (iii) of the Borrower or any Subsidiary to enter into an amendment of, or accept a waiver or consent with respect to, any term or provision of this Agreement or any of the Loan Documents or (iv) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iv) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (B) any restriction that is not applicable where the Lien in question is for the benefit of the holders of any part of the Obligations under this Agreement or any other Loan Document; or

(b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Maximum Leverage Ratio. Permit the Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Maximum Leverage Ratio

December 26, 2011 through March 23, 2012	7.60 to 1.00
March 24, 2012 through June 24, 2012	7.40 to 1.00
June 25, 2012 through September 23, 2012	7.50 to 1.00
September 24, 2012 through December 30, 2012	7.50 to 1.00
December 31, 2012 through March 31, 2013	7.10 to 1.00
April 1, 2013 through June 30, 2013	7.70 to 1.00
July 1, 2013 through September 29, 2013	8.20 to 1.00
September 30, 2013 through December 29, 2013	9.00 to 1.00
December 30, 2013 through March 30, 2014	9.50 to 1.00
March 31, 2014 through June 29, 2014	9.00 to 1.00
June 30, 2014 through September 28, 2014	8.10 to 1.00
September 29, 2014 through December 28, 2014	7.70 to 1.00
December 29, 2014 and thereafter	7.10 to 1.00

Notwithstanding any provision herein to the contrary, for purposes of calculating the Leverage Ratio at any time during the period of December 26, 2011 through March 23, 2012 only, (i) EBITDA used in such calculation shall be $89,384,474.01 and (ii) on each such date of determination, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be the sum of (A) Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such date as determined in accordance with clause (a) of the definition of “Leverage Ratio” in this Agreement plus (B) the aggregate amount of Disposition Repayments.

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower occurring during any period set forth below to be less than the ratio set forth below opposite such period:

Period	Minimum Consolidated Interest Coverage Ratio

December 26, 2011 through March 23, 2012	1.50 to 1.00
March 24, 2012 through June 23, 2012	1.50 to 1.00
June 24, 2012 through September 22, 2012	1.50 to 1.00
September 23, 2012 through December 29, 2012	1.50 to 1.00
December 30, 2012 through March 30, 2013	1.50 to 1.00
March 31, 2013 through June 29, 2013	1.30 to 1.00
June 30, 2013 through September 28, 2013	1.20 to 1.00
September 29, 2013 through December 28, 2013	1.10 to 1.00
December 29, 2013 through March 29, 2014	1.00 to 1.00
March 30, 2014 through June 28, 2014	1.00 to 1.00
June 29, 2014 through September 27, 2014	1.10 to 1.00
September 28, 2014 through December 27, 2014	1.20 to 1.00
December 28, 2014 and thereafter	1.30 to 1.00

(c) Capital Expenditures. Make any Capital Expenditure at any time after the Closing Date, except, so long as there exists no Default before and/or after giving effect to any such Capital Expenditure, Capital Expenditures incurred after January 1, 2009 in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during each fiscal year set forth below, the amount set forth below opposite such fiscal year:

Fiscal Year	Amount
2009	$25,000,000
2010	$35,000,000
2011	$35,000,000
2012	$20,000,000
2013	$25,000,000
2014	$25,000,000

provided, however, that commencing with fiscal year 2010 (with the first such carry-over being available in 2011), so long as no Default has occurred and is continuing or would result from such expenditure, 50% of any portion of any amount set forth above in the applicable column, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the first six months of the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the respective amounts set forth opposite such fiscal year above.

(d) Contribution to any Pension Plan. Make, or permit any of its Subsidiaries to make, any contribution to any Pension Plan in excess of the following amounts:

(i) for the Borrower’s fiscal year 2010 for all such payments in the aggregate, $20,000,000;

(ii) for the Borrower’s fiscal year 2011 for all such payments in the aggregate, the minimum contribution, if any, required to maintain such Pension Plan’s “adjusted funding target attainment percentage” (as such term is defined in Code Section 436(j)) at 80%; and

(iii) for the Borrower’s fiscal year 2012 and for each fiscal year thereafter, for all such payments in the aggregate, the minimum contribution, if any, required to maintain such Pension Plan’s “adjusted funding target attainment percentage” (as such term is defined in Code Section 436(j)) at 80%, provided that, if (A) there exists no Default before and/or after giving effect to any such contribution, and (B) the Consolidated Fixed Charge Coverage Ratio is greater than 1.60 to 1.00 for the most recently completed fiscal quarter for which financial statements have been delivered in accordance with the terms of Section 6.01(a) or Section 6.01(b), as applicable, such restriction shall be waived with respect to any such contribution for such fiscal year.

7.12 Sale and Leaseback. Enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets, provided that, (a) so long as there exists no Default before and/or after giving effect to any such sale and leaseback, (b) such Disposition entered into by the Borrower in connection with such sale leaseback is for 100% cash consideration and (c) the Borrower complies with Section 2.04(b), the Borrower and its Subsidiaries may Dispose of properties in connection with sale and leasebacks in an aggregate amount not to exceed 20% of Stockholders’ Equity during the term of this Agreement.

7.13 Subsidiaries. Create, acquire or otherwise permit to exist any Subsidiary of the Borrower or any other Loan Party that is a CFC or otherwise organized outside the United States.

7.14 Debt Repurchases. (a) Repurchase, buy, redeem, prepay, defease, receive an assignment of, issue any notice of redemption or defeasance with respect to, or otherwise cause the cancellation, forgiveness or purchase (including, without limitation, any setting aside of funds, or other provision for, or assurance of, payment), or enter into any other transaction which accomplishes a like result, or (b) permit any Loan Party or any Affiliate of the Borrower or any Loan Party to repurchase, buy, redeem, prepay, defease, receive an assignment of, issue any notice of redemption or defeasance with respect to, or otherwise cause the cancellation, forgiveness or purchase (including, without limitation, any setting aside of funds, or other provision for, or assurance of, payment), or enter into any other transaction which accomplishes a like result, in either case, of any of the Indebtedness of the Borrower or any Subsidiary, including without limitation, the Loans and Obligations, and the Senior Secured Notes, provided that, notwithstanding the preceding, (i) the Borrower may repay and prepay the Loans and other Obligations hereunder at par in accordance with the terms of Sections 2.04 and 2.06 of this Agreement and (ii) the Borrower may repurchase, redeem or prepay the Senior Secured Notes with Net Cash Proceeds of Dispositions so long as the Borrower is in full compliance with Section 2.04(b)(ii).

7.15 Senior Secured Notes and New Notes.

(a) Amend, revise, agree to any consent or waiver with respect to, permit any forbearance, or otherwise alter, modify or change (or take any action or inaction resulting in an alteration, modification or change) of any term or provision of the Senior Secured Notes, the Indenture or any of the Indenture Documentation, without the express prior written consent of the Required Total Lenders provided, that, amendments resulting in terms in the Senior Secured Notes, the Indenture or any of the Indenture Documentation that are no less favorable to the Lenders than the terms in such Senior Secured Notes, Indenture and Indenture Documentation on the Closing Date will be permitted without the consent of the Required Total Lenders.

(b) Amend, revise, agree to any consent or waiver with respect to, permit any forbearance, or otherwise alter, modify or change (or take any action or inaction resulting in an alteration, modification or change) of any term or provision of the New Notes, the New Notes Indenture or any of the New Notes Indenture Documentation, without the express prior written consent of the Required Total Lenders provided, that, amendments resulting in terms in the New Notes, the New Notes Indenture or any of the New Notes Indenture Documentation that are no less favorable to the Lenders than the terms in such New Notes, New Notes Indenture and the New Notes Indenture Documentation on the date of issuance of the New Notes (provided such New Notes were permitted by Sections 7.01 and 7.03 on the date of such issuance) will be permitted without the consent of the Required Total Lenders.

7.16 COLI Policies and COLI Loans.

(a) Repay or prepay any COLI Loans, or make or permit any other replenishment of cash in any of the COLI Policies, at any time for any reason until repayment in full of the Loans and termination of Commitments, provided that the Borrower may pay (in each case below, only as to the extent that the aggregate amount of such payments made after the First Amendment Effective Date but prior to March 23, 2012 do not exceed $1,500,000): (i) administrative fees for the administration of all of the COLI Policies, paid to a third-party administrator that is not an Affiliate of the Borrower or any of its Subsidiaries as required pursuant to agreements as they exist on January 1, 2012 (or pursuant to any successor agreement with a different third-party administrator that is not an Affiliate of the Borrower or any of its Subsidiaries on terms that are not materially different from the terms of such agreements existing on January 1, 2012), and (ii) interest payments on the COLI Loans and premium payments on the COLI Policies, but only to the extent that (x) such payments are (A) required to be made and (B) made no earlier than the last date such payment may be made, in each case of (A) and (B) preceding pursuant to the terms of the COLI Policies as they exist on January 1, 2012 and (y) there is no other provision for payment of such interest or premiums pursuant to the COLI Policies as they exist on January 1, 2012 (such as an increase of the principal amount of the policy loan, a netting provision against the cash value or death benefit, or self-funding premiums);

(b) Make or permit any change to

(i) any of the COLI Policies,

(ii) any of the COLI Loans,

(iii) any of the elections of the Borrower or any of its Subsidiaries under the COLI Policies with respect to either the COLI Policies or the COLI Loans, or

(iv) any documentation, terms or conditions related to either the COLI Policies or the COLI Loans;

provided that, so long as the Borrower notifies the Administrative Agent promptly thereafter, the Borrower may make immaterial administrative changes to the COLI Policies necessary for the continued administration of the COLI Policies; or

(c) Create, incur, purchase, assume, enter into or suffer to exist new company-owned life insurance policies, or other insurance products having similar or like features, of the Borrower or its Subsidiaries, that are not (i) in existence as of the First Amendment Effective Date and (ii) disclosed on Schedule 1.01(b).

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party (i) fails to pay when and as required to be paid herein, (A) any amount of principal of any Loan or any L/C Obligation, or (B) any interest on any Loan or on any L/C Obligation, or (ii) fails to pay within three Business Days after the same becomes due, (A) any fee due hereunder or in any Loan Document or, (B) any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.

(i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 2.04, 2.05, 2.16, 2.17, 2.18, 6.03(a), 6.05, 6.10, 6.11, 6.12, 6.13, 6.23, 6.24 or Article VII; or

(ii) The Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.15, except those terms, covenants and agreements with respect to the Exception Accounts; provided that the terms, covenants and agreements with respect to Exception Accounts shall be subject to the terms of subsection (c) below; or

(iii) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.21 or 6.22; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) actual knowledge thereof by a Responsible Officer of the Borrower and (ii) the date that the Administrative Agent shall have given the Borrower notice thereof; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be incorrect or misleading in any respect) when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event under clause (B) is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after the expiration of any applicable notice or cure period, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $5,000,000; or

(f) Insolvency Proceedings, Etc. The Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, stayed, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; and in each case in clauses (i) or (ii) above, such event or condition could reasonably be expected to have a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) FCC and Communications Act. The Borrower or any Subsidiary shall fail to comply with the Communications Act, or any rule or regulation promulgated by the FCC (except with respect to FCC Cross Ownership Issues), and such failure could reasonably be expected to have a Material Adverse Effect; or

(m) Collateral Documents. Any Collateral Document, whether (i) existing on the Closing Date, (ii) after delivery thereof pursuant to Section 4.01, Section 6.12, Section 6.13, or (iii) otherwise, shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or shall, at the request of, the Required Revolver Lenders or the Required Total Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

(d) exercise on behalf of itself, the Lenders and the L/C Issuer, all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents; and

(e) if applicable, direct the Collateral Agent pursuant to the terms of the Intercreditor Agreement to exercise on behalf of itself, the Secured Parties and the Noteholders, all rights and remedies available to it, and any Secured Party under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, except Obligations relating to Swap Contracts, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, Obligations in respect of Secured Hedge Agreements, and Obligations then owing under Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to payment of remaining portion of the Obligations, ratably among the Lenders and the Cash Management Banks in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(b), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as L/C Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding anything in the Loan Documents to the contrary and so long as the Intercreditor Agreement has not been terminated, (i) all mandatory prepayments made pursuant to Section 2.04(b) and payments and proceeds received from collateral securing the Obligations and the Senior Secured Notes, or pursuant to any Collateral Document shall first be distributed in accordance with the terms of the Intercreditor Agreement to the extent applicable and (ii) Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Fee Letters shall be excluded from the application described above if the Administrative Agent has not received written notice thereof at least five Business Days prior to any such distribution of proceeds, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender, Arranger, Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank, Hedge Bank or Arranger not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have (i) acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a Lender party hereto and (ii) accepted the terms of the Intercreditor Agreement and the appointment of Bank of America as the initial collateral agent under the Intercreditor Agreement.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the collateral agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto. For the avoidance of doubt, the Lenders hereby acknowledge and agree that Bank of America may continue to act as Administrative Agent hereunder although a successor collateral agent may have been appointed pursuant to the terms of the Intercreditor Agreement.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Total Lenders, Required Term Lenders or Required Revolver Lenders, as applicable (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Total Lenders, Required Term Lenders or Required Revolver Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV, in any amendment or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Total Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Total Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Total Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Total Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Total Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Total Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Total Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Sole Book Manager, Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.05, 2.08 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.05, 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01.

Upon request by the Administrative Agent at any time, the Required Total Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12 Intercreditor Agreement.

(a) Each Lender acknowledges that because (i) Collateral is being granted to secure both the Secured Parties and the Noteholders and (ii) there are mandatory prepayment provisions in both this Agreement and the Indenture, it is necessary for the Secured Parties under this Agreement and the Noteholders to enter into an intercreditor arrangement to provide that such Collateral is securing the Secured Obligations on a pari passu basis and that the mandatory prepayments from Dispositions will be shared among the Secured Parties and the Noteholders as provided in Section 2.04(b)(ii).

(b) Notwithstanding the provisions in this Agreement and/or any other Loan Document, each Lender and Secured Party agrees to each of the terms and provisions of the (i) Intercreditor Agreement, (ii) any amendment to the Intercreditor Agreement necessary to effectuate the New Notes being subject to the Intercreditor Agreement as Additional Senior Secured Obligations (as defined in the Intercreditor Agreement) and authorizes the Administrative Agent to enter into any such amendment on its behalf and (iii) any proposed New Notes Intercreditor Agreement from time to time and authorizes the Administrative Agent to enter into any such agreement on its behalf;

(c) Each Lender and Secured Party agrees to be bound by the terms and provisions of the Intercreditor Agreement, each amendment thereto and each such other New Notes Intercreditor Agreement;

(d) Each Lender and Secured Party agrees and acknowledges that each representation, warranty and covenant made by the Administrative Agent on its behalf in the Intercreditor Agreement, each amendment thereto and the New Notes Intercreditor Agreement is hereby made by each such Lender and Secured Party herein (and fully incorporated herein by reference) and each Lender and Secured Party acknowledges and agrees that the Administrative Agent was authorized to make each such representation, warranty and covenant in the Intercreditor Agreement, each amendment thereto and the New Notes Intercreditor Agreement on its behalf;

(e) Each Lender and Secured Party agrees to comply with, and perform its obligations under, the terms and provisions of the Intercreditor Agreement, each amendment thereto and New Notes Intercreditor Agreement; and

(f) Each Lender and Secured Party agrees and acknowledges that any authority, right or action granted to the Administrative Agent by the Lenders and/or the Secured Parties hereunder, or under any other Loan Document, may be exercised by the Collateral Agent as if such authority, right or action was granted to the Collateral Agent directly by each Lender hereunder.

Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement or any New Notes Intercreditor Agreement is in full force and effect:

(i) the Administrative Agent and each Lender hereby delegate to the Collateral Agent the power and authority in the Collateral Agent’s exclusive and sole discretion, to exercise any and all discretion granted herein and in the other Loan Documents to the Administrative Agent in connection with the Collateral and the Collateral Documents,

(ii) any item, document, certificate or monies delivered by the Borrower to the Collateral Agent in connection with the Collateral and as required by the Collateral Documents, shall, so long as the Collateral Agent and the Administrative Agent are both Bank of America, constitute delivery to the Administrative Agent.

Each Lender further acknowledges and agrees that the terms and provisions of the Intercreditor Agreement and the New Notes Intercreditor Agreement (when executed) govern and control over the terms and provisions of this Agreement and the other Loan Documents. Notwithstanding the foregoing or anything herein, any other Loan Document or in the Intercreditor Agreement or New Notes Intercreditor Agreement to the contrary, the Borrower may not rely on this provision or on the terms of the Intercreditor Agreement or any New Notes Intercreditor Agreement.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Total Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, in addition to the consent of the Required Total Lenders, no such amendment, waiver or consent shall (or shall effectively):

(a) waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such payment; provided, however, that (i) only the consent of the Required Total Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate and (ii) the consent of the Required Revolver Lenders and Required Total Lenders (and not the consent of each Lender entitled to such payment) shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.11(a), Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) (i) change the definition of “Required Total Lenders” without the written consent of each Lender; or (ii) make any material change to any provision of this Section without the written consent of each Lender; or (iii) change any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in the following clause (iv)), without the written consent of each Lender; or (iv) change the definition of “Required Revolver Lenders” without the written consent of each Revolver Lender or change the definition of “Required Term Lenders,” without the written consent of each Term Loan Lender;

(g) release all or substantially all of the value of the Guaranty without the written consent of each Lender;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;

(i) release (i) or impair any portion of the Collateral or any Lien thereon or (ii) any Loan Party from the Guaranty or impair the value of the Guaranty, in each case of (i) and (ii) preceding, in any transaction or series of related transactions in a manner that is not on a pari passu basis among all Secured Parties, without the written consent of the Required Revolver Lenders and the Required Term Lenders;

(j) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Loan Facility, the Required Term Lenders, and (iii) if such Facility is the Revolving Credit Facility, the Required Revolver Lenders;

(k) waive any condition set forth in Section 4.02 without the consent of the Required Revolver Lenders, or, in the case of the initial Credit Extension, without the written consent of each Lender;

(l) (i) change or amend any of Sections 2.01(a), 2.03, or 2.05, or take any action or amend any definition that has the effect of changing or amending such Sections, (ii) waive compliance with or amend or modify any financial covenant hereunder (or defined term used therein) or take any action or amend any definition that has the effect of waiving compliance with or amending or modifying any financial covenant hereunder (or any defined term used therein), or (iii) change, amend or waive any Default or Event of Default under Section 8.01(a) (or take any action or amend any definition or provision that has the effect of changing, amending or waiving such Default or Event of Default), in each case, without the written consent of the Required Revolver Lenders; or

(m) change or amend any of Sections 2.02, 2.04, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.13, 2.16, or 2.17 or Article III, or take any action or amend any definition that has the effect of changing or amending such Sections or Article, in each case to the extent that any such change or amendment would effect any Committed Loan or any Revolver Lender, without the written consent of the Required Revolver Lenders and the Required Total Lenders; provided further, that notwithstanding anything in this Agreement or in any other Loan Document to the contrary, the provisions of Section 2.04(b) may not be waived or amended in any manner that affects any Lender under a Facility without the written consent of (A) if such Facility is the Term Facility, the Required Term Lenders, and (B) if such Facility is the Revolver Credit Facility, the Required Revolver Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless consented to in writing and signed by the L/C Issuer in addition to the Lenders required above, (A) change or amend the definition of “Defaulting Lenders” or any of Sections 2.14, 2.15, 10.04 or Article IX, or (B) otherwise affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless consented to in writing and signed by the Administrative Agent in addition to the Lenders required above, (A) change or amend the definition of “Defaulting Lenders” or any of Sections 2.14, 2.15, 10.04 or Article IX, (B) change or amend the Intercreditor Agreement, or (C) otherwise affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iv) notwithstanding anything to the contrary herein, Secured Cash Management Agreements may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) notwithstanding anything to the contrary herein, Letter of Credit Applications may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (vi) notwithstanding anything to the contrary herein, the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) no amendment, waiver or consent which would otherwise require the consent of such Lender under any of subsections (b), (c) or (d) of this Section 10.01 may be given without the consent of such Lender if such amendment, waiver or consent would, upon its consummation, result in the disproportionate treatment of such Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY

OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Term Loan Notices or any conversion or continuation) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies.

(a) No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent (and, if applicable, the Collateral Agent) in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), (d) any Lender from demanding or bringing an action to collect any amount due and payable to such Lender, or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Total Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Total Lenders, enforce any rights and remedies available to it and as authorized by the Required Total Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including without limitation the reasonable fees, charges and disbursements of (A) counsel for the Administrative Agent other than fees for in-house counsel and (B) advisors for the Administrative Agent, provided that, so long as there exists no Default, the Borrower shall not be required to pay costs associated with more than one advisor engaged on behalf of the Administrative Agent in addition to legal advisors), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The Administrative Agent and the Lenders reserve the right, at any time at their sole option and in their sole discretion, to engage advisors, including without limitation, financial advisors, to advise and consult with the Administrative Agent and the Lenders on behalf of the Administrative Agent and the Lenders only, with a scope determined by the Administrative Agent and the Required Total Lenders in their sole discretion, all at the sole expense of the Borrower (all costs and expenses of which are to be promptly reimbursed by the Borrower); provided that, so long as there exists no Default, only one advisor in addition to legal counsel shall be engaged on behalf of the Administrative Agent at the expense of the Borrower. The Borrower covenants and agrees to promptly pay any required retainer and invoice, and to promptly cooperate and cause the advisors to promptly cooperate with the Administrative Agent, the Lenders and any advisor or consultant to the Administrative Agent and the Lenders, including without limitation, providing full access to all requested information, management and advisors (together with copies of all requested information).

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and Collateral Agent (and any sub-agents of either thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, a percentage of such unpaid amount equal to the sum of such Lender’s Revolver Applicable Percentage or Term Loan Applicable Percentage, or both as applicable (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Loan Party or Subsidiary shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Non-Defaulting Lender, an Affiliate of a Non-Defaulting Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of (I) the Commitment (which for this purpose includes Committed Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Committed Loans of the assigning Lender subject to each such assignment and (II) Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Non-Defaulting Lender, an Affiliate of a Non-Defaulting Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Revolving Lender; provided that, if any Revolving Lender is a Defaulting Lender, the consent of the Administrative Agent will be required for assignments to such Revolving Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the

Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolver Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Committed Loan Note and/or a Term Loan Note, as applicable, to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any of its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Non-Defaulting Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to Section 10.06(b), Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required by or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent and subject to the Intercreditor Agreement, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Administrative Agent or the L/C Issuer may, at the sole expense of the Borrower, or the Borrower may, at its sole expense and effort, in each case upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON SCHEDULE 10.02 OR ON ITS ADMINISTRATIVE QUESTIONNAIRE, AS APPLICABLE, OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Arrangers has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any of the Arrangers has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

10.18 Amendment, Restatement, Extension, Renewal and Consolidation of Existing Agreements. Upon the first date of satisfaction of each of the conditions set forth in Sections 4.01, and 4.03 this Agreement shall be deemed to amend and restate, extend, renew and consolidate in their entirety the Existing Credit Agreement and the Existing Term Loan Agreement, at which time the Administrative Agent, each Lender and the Borrower hereby agree that (a) the Commitment of each Lender shall be as set forth in the definition of such term in this Agreement, and (b) the Loans outstanding under the Existing Credit Agreement and the Existing Term Loan Agreement, and all accrued and unpaid interest thereon, and all accrued and unpaid fees and expenses under the Existing Agreements, shall be extended, renewed, and deemed to be outstanding and owed (not extinguished or novated) by the Borrower and shall be governed by this Agreement; provided, however, that, except as otherwise provided in the Loan Documents, in no event shall the Liens or Guaranties securing the Existing Agreements or the obligations thereunder be deemed affected hereby, it being the intent and agreement of the Loan Parties that the Guaranties and the Liens on the Collateral granted to secure the obligations of the Loan Parties in connection with each of the Existing Agreements, shall not be extinguished and shall remain valid, binding and enforceable securing the obligations under each of the Existing Agreements as amended and restated hereby. Notwithstanding anything herein or in any Loan Document to the contrary, the Existing Agreements shall remain in effect until the Closing Date. If the Closing Date has not occurred on or before March 1, 2010, this Agreement shall be of no further force and effect.

10.19 Release of Collateral.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall release all or substantially all of the Collateral, and this provision may not be waived or amended without the consent of each Lender.

(b) The Borrower covenants and agrees that each reference herein to the Administrative Agent relating to (i) the Collateral, the Guaranty or any other Collateral Document, or any of the rights and remedies of the Administrative Agent in connection therewith, (ii) any mandatory prepayment under Section 2.04(b) or (iii) any other matter or provision subject to the Intercreditor Agreement, shall be a reference to the Collateral Agent to the extent the Intercreditor Agreement is in full force and effect.

10.20 Release. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower and each other Loan Party acknowledges and agrees that: (i) none of the Loan Parties or any of their Affiliates have any claim or cause of action against the Administrative Agent, any Lender or any Affiliate of any Lender (or any of their respective directors, officers, employees or agents); (ii) none of the Loan Parties or any of their Affiliates have any offset right, counterclaim, right of recoupment or any defense of any kind against the Loan Parties’ or any of their Affiliates’ obligations, indebtedness or liabilities to the Administrative Agent, any Lender or any Affiliate of any Lender; and (iii) each of the Administrative Agent, the Lenders and their Affiliates has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and any of their Affiliates. Each of the Loan Parties and their Affiliates wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Lenders’ and their Affiliates’ rights, interests, contracts, collateral security or remedies. Therefore, each of the Loan Parties and each of their Affiliates unconditionally and irrevocably remises, acquits, waives and fully and forever releases and discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Lenders, the L/C Issuer, all respective Affiliates and subsidiaries of the Administrative Agent, the Lenders, and the L/C Issuer, their respective officers, servants, employees, agents, attorneys, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Lender Parties”), except the obligations to be performed by the Administrative Agent or any Lender on or after the date hereof as expressly stated in this Agreement and the other Loan Documents, and (B) all claims, demands, obligations, remedies, suits, damages, liabilities, offsets, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, suspected or claimed, whether arising under common law, in equity or under statute, which the Borrower ever had or now has against the Released Lender Parties, or which any Loan Party or any of their Affiliates might otherwise have against any of the Released Lender Parties, in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind. Each of the Loan Parties and each of their Affiliates agree not to sue any of the Released Lender Parties or prosecute or cause to be commenced or prosecuted, or in any way assist any other person or entity in suing, prosecuting or causing to be commenced any suit or prosecution of any of the Released Lender Parties. This release provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein. The agreements of the Borrower and the Loan Parties set forth in this Section 10.20 shall survive termination of this Agreement and the Loan Documents.

10.21 Time of the Essence. Time is of the essence of the Loan Documents.

10.22 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.